UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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LAM RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 21, 2015

Dear Lam Research Stockholders,

We cordially invite you to attend, in person or by proxy, the Lam Research Corporation 2015 Annual Meeting of Stockholders. The annual meeting will be held on Wednesday, November 4, 2015, at 9:30 a.m. Pacific Standard Time in the Building CA1 Auditorium at the principal executive offices of Lam Research Corporation, which is located at 4650 Cushing Parkway, Fremont, California 94538.

At this year’s annual meeting, stockholders will be asked to elect the nine nominees named in the attached proxy statement as directors to serve for the ensuing year, and until their respective successors are elected and qualified; to cast an advisory vote to approve the compensation of our named executive officers, or “Say on Pay”; to approve the Lam 2004 Executive Incentive Plan, as amended and restated; to approve the adoption of the Lam 2015 Stock Incentive Plan; and to ratify the appointment of the independent registered public accounting firm for fiscal year 2016. The Board of Directors recommends that you vote in favor of all five proposals. Management will not provide a business update during this meeting; please refer to our latest quarterly earnings report for our current outlook.

Please refer to the proxy statement for detailed information about the annual meeting and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote by the internet, phone or mail even if you plan to attend the meeting in person.

Sincerely yours,

Lam Research Corporation

Stephen G. Newberry

Chairman of the Board

Notice of 2015 Annual Meeting of Stockholders

4650 Cushing Parkway

Fremont, California 94538

Telephone: 510-572-0200

Date and Time	Wednesday, November 4, 2015
9:30 a.m. Pacific Standard Time

Place	Lam Research Corporation
Building CA1 Auditorium
4650 Cushing Parkway
Fremont, California 94538

Items of Business

1.	Election of nine directors to serve for the ensuing year, and until their respective successors are elected and qualified
2.	Advisory vote to approve the compensation of our named executive officers, or “Say on Pay”
3.	Approval of the Lam 2004 Executive Incentive Plan, as amended and restated
4.	Approval of the adoption of the Lam 2015 Stock Incentive Plan
5.	Ratification of the appointment of independent registered public accounting firm for fiscal year 2016
6.	Transact such other business that may properly come before the annual meeting (including any adjournment or postponement thereof)

Record Date

Only stockholders of record at the close of business on September 8, 2015, the “Record Date,” are entitled to notice of and to vote at the annual meeting.

Voting

Please vote as soon as possible, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: by the internet, phone or mail. The proxy statement and the accompanying proxy card provide detailed voting instructions.

Internet Availability of Proxy Materials

Our Notice of 2015 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available on the Lam Research website at http://investor.lamresearch.com and at www.proxyvote.com.

By Order of the Board of Directors

Sarah A. O’Dowd

Secretary

This proxy statement is first being made available and/or mailed to our stockholders on or about September 21, 2015.

LAM RESEARCH CORPORATION

Proxy Statement for 2015 Annual Meeting of Stockholders

TABLE OF CONTENTS

Proxy Statement Summary	1
Figure 1. Proposals and Voting Recommendations	1
Figure 2. Summary Information Regarding Director Nominees	1
Figure 3. Corporate Governance Highlights	2
Figure 4. Executive Compensation Highlights	3
Figure 5. 2015 Stock Incentive Plan Highlights	4

Stock Ownership	5
Security Ownership of Certain Beneficial Owners and Management	5
Section 16(a) Beneficial Ownership Reporting Compliance	7

Governance Matters	8
Corporate Governance	8
Corporate Governance Policies	8
Board Nomination Policies and Procedures	8
Director Independence Policies	9
Leadership Structure of the Board	10
Other Governance Practices	10
Meeting Attendance	10
Board Committees	11
Board’s Role in Risk Oversight	12
Director Compensation	12

Compensation Matters	15
Executive Compensation and Other Information	15
Compensation Discussion and Analysis	15
I. Overview of Executive Compensation	15
II. Executive Compensation Governance and Procedures	19
III. Primary Components of Named Executive Officer Compensation; Calendar Year 2014 Compensation Payouts; Calendar Year 2015 Compensation Targets and Metrics	21
IV. Tax and Accounting Considerations	29
Compensation Committee Report	30
Compensation Committee Interlocks and Insider Participation	30
Executive Compensation Tables	31
Securities Authorized for Issuance under Equity Compensation Plans	40

Audit Matters	42
Audit Committee Report	42
Relationship with Independent Registered Public Accounting Firm	42
Annual Evaluation and Selection of Independent Registered Public Accounting Firm	42
Fees Billed by EY	43
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	44
Certain Relationships and Related Party Transactions	44

Voting Proposals	45
Proposal No. 1: Election of Directors	45
2015 Nominees for Director	46
Proposal No. 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers, or “Say on Pay”	52
Proposal No. 3: Approval of the Lam 2004 Executive Incentive Plan, as Amended and Restated	52
Proposal No. 4: Approval of the Adoption of the Lam 2015 Stock Incentive Plan	55
Proposal No. 5: Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2016	62
Other Voting Matters	62

Voting and Meeting Information	63
Information Concerning Solicitation and Voting	63
Other Meeting Information	64

Appendices
Appendix A – Lam 2004 Executive Incentive Plan, as Amended and Restated	A-1
Appendix B – Lam 2015 Stock Incentive Plan	B-1

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at the annual meeting we call your attention to the following information about the proposals and voting recommendations, the Company’s director nominees and highlights of the Company’s corporate governance, executive compensation and 2015 Stock Incentive Plan. The following description is only a summary. For more complete information about these topics, please review the complete proxy statement.

We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation.

Figure 1. Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation
Proposal 1 – Election of Nine Nominees Named Herein as Directors	FOR each nominee
Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers, or “Say on Pay”	FOR
Proposal 3 – Approval of the Lam 2004 Executive Incentive Plan, as Amended and Restated	FOR
Proposal 4 – Approval of the Adoption of the Lam 2015 Stock Incentive Plan	FOR
Proposal 5 – Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2016	FOR

Figure 2. Summary Information Regarding Director Nominees

You are being asked to vote on the election of these nine directors. The following table provides summary information about each director nominee as of September 2015, and their biographical information is contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2015 Nominees for Director” section below.

	Director			Committee Membership			Other Current Public Boards
Name	Age	Since	Independent (1)	AC	CC	NGC
Martin B. Anstice	48	2012	No
Eric K. Brandt	53	2010	Yes	C/FE			Dentsply International
Michael R. Cannon	62	2011	Yes	M		M	Adobe Systems, Seagate Technology, Dialog Semiconductor
Youssef A. El-Mansy	70	2012	Yes		M
Christine A. Heckart	49	2011	Yes	M
Catherine P. Lego	58	2006	Yes		C	M	SanDisk, Fairchild Semiconductor International
Stephen G. Newberry	61	2005	No				Splunk
Krishna C. Saraswat	68	2012	Yes
Abhijit Y. Talwalkar	51	2011	Yes (Lead Independent Director)		M	C

(1) Independence determined based on NASDAQ rules.
AC – Audit committee	C – Chairperson
CC – Compensation committee	M – Member
NGC – Nominating and governance committee	FE – Audit committee financial expert (as determined based on SEC rules)

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Lam Research Corporation 2015 Proxy Statement	1

Figure 3. Corporate Governance Highlights

Board and Other Governance Information (1)	As of September 2015
Size of Board as Nominated	9
Average Age of Director Nominees	57.8
Average Tenure of Director Nominees	5.4
Number of Independent Nominated Directors	7
Number of Nominated Directors Who Attended ≥75% of Meetings	8	(2)
Number of Nominated Directors on More Than Four Public Company Boards	0
Directors Subject to Stock Ownership Guidelines	Yes
Annual Election of Directors	Yes
Voting Standard	Majority
Plurality Voting Carveout for Contested Elections	Yes
Separate Chairman and CEO	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Board (Including Individual Director) and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of CEO	Yes
Risk Oversight by Full Board and Committees	Yes
Commitment to Board Refreshment and Diversity	Yes
Robust Director Nomination Process	Yes
Board Orientation/Education Program	Yes
Code of Ethics Applicable to Directors	Yes
Stockholder Ability to Act by Written Consent	Yes
Poison Pill	No
Publication of Corporate Social Responsibility Report on Our Website	Yes

(1)	The nine directors to be elected is fewer than the eleven members as of the proxy statement filing date, and the board has reduced the size of the board to nine, effective immediately prior to the time of this year’s annual meeting of stockholders.

(2)	For additional information regarding meeting attendance see “Governance Matters – Corporate Governance – Meeting Attendance” below.

Figure 4. Executive Compensation Highlights

What We Do
Pay for Performance (Pages 15-18, 21, 24-25) – Our executive compensation program is designed to pay for performance with 100% of the short-term incentive program tied to company financial, strategic and operational performance metrics, 50% of the long-term incentive program tied to total shareholder return, or “TSR,” performance, and 50% of the long-term incentive program awarded in stock options and restricted stock units, or “RSUs.”
Three-Year Performance Period for Our 2015 Long-Term Incentive Program (Pages 24-26) – Our current long-term incentive program is designed to pay for performance over a period of three years.
Absolute and Relative Performance Metrics (Pages 21-23, 24-26) – Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors.
Balance of Annual and Long-Term Incentives – Our incentive programs provide a balance of annual and longer-term incentives.
Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 21-23, 24-26) – Our annual and long-term incentive programs use different performance metrics.
Capped Amounts (Pages 21-22, 25-26) – Amounts that can be earned under the annual and long-term incentive programs are capped.
Compensation Recovery/Clawback Policy (Page 18) – We have a policy in which we can recover the excess amount of cash incentive-based compensation granted and paid to our officers who are covered by Section 16 of the Exchange Act.
Prohibit Option Repricing – Our stock incentive plans prohibit option repricing without stockholder approval (excluding adjustments due to specified corporate transactions and changes in capitalization).
Hedging and Pledging Policy (Page 8) – We have a policy applicable to our Named Executive Officers, or “NEOs,” and directors that prohibits pledging and hedging.
Stock Ownership Guidelines (Page 18) – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our NEOs has met his or her individual ownership level under the current program or has a period of time remaining under the guidelines to do so.
Independent Compensation Advisor (Page 19) – The compensation committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company.
Stockholder Engagement – We engage with stockholders and stockholder advisory firms to obtain feedback concerning our compensation program.
What We Don’t Do
Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control (Pages 29-32, 36-38) – Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits or upon a change in control.(1)
Single-Trigger Change in Control Provisions (Pages 28, 36-38) – None of our executive officers have single-trigger change in control agreements.

(1)	Our executive officers may receive tax gross-ups in connection with relocation benefits that are widely available to all of our employees.

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Lam Research Corporation 2015 Proxy Statement	3

Figure 5. 2015 Stock Incentive Plan Highlights

What The Plan Includes
Share Reserve (Page 58) – 18 million shares shall be available for issuance under the 2015 Stock Incentive Plan, or the “2015 Plan.” In addition, the shares that remain available for grants under the 2007 Stock Incentive Plan, or the “2007 Plan,” as of the date of the 2015 Annual Meeting of Stockholders and any shares that would otherwise return to the 2007 Plan as a result of the forfeiture, termination or expiration of awards previously granted under the 2007 Plan shall also be available for issuance under the 2015 Plan in addition to the 18 million shares.
Award Type Flexibility (Page 57) – The 2015 Plan provides for incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, or “SARs,” and other awards (including, but not limited to, purchase rights for shares, bonus shares, deferred shares, performance shares and phantom shares).
Fungible Share Ratio (Page 58) – Awards other than stock options and SARs count against the share reserve at a 2:1 ratio (i.e., will count as two shares against the share reserve for every one share subject to such award).
Grant Limits (Page 58) – Grantees may not be granted more than 1,000,000 stock options and SARs during a fiscal year (2,000,000 for new hires). Restricted stock, restricted stock units and other awards intended to be performance-based compensation are limited at 600,000 shares during a fiscal year. Non-employee director awards are limited to 80,000 shares regardless of award type.
Minimum Vesting Periods (Page 59) – Awards may not vest sooner than the one year anniversary of the date of grant (except with respect to 5% of the maximum number of shares that may be issued under the 2015 Plan). Awards may provide for earlier vesting in certain circumstances (e.g., death, disability and in certain corporate transactions).
Recoupment/Clawback (Page 60) – Awards under the 2015 Plan are subject to any applicable recoupment provision that we may adopt with respect to equity awards made after such adoption.
Plan Term (Page 59) – The 2015 Plan terminates 10 years from its effective date, though awards granted before termination will survive in accordance with their terms.

Shares Available for Awards Provisions (Page 59) –

• Shares covered by an award which is forfeited, canceled or which expires before the shares are issued shall be available for future issuance under the 2015 Plan.

• Shares that have been issued (e.g., restricted stock) shall not be returned to the 2015 Plan except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value.

• Shares tendered or withheld in payment of an option or SAR exercise price or withheld to pay any option or SAR tax withholding obligation shall not be returned to the 2015 Plan.

• Shares tendered or withheld in payment of any tax withholding obligation for an award other than an option or SAR shall be returned to the 2015 Plan and available for future issuance.

What The Plan Does Not Include
Repricing Without Stockholder Approval (Page 59) – Stockholder approval must be obtained prior to the reduction of the exercise price of any option or SAR or the cancellation of an option or SAR when its exercise price exceeds the fair market value of the shares in exchange for cash, another award, or an option or SAR with a lower exercise price (excluding adjustments due to specified corporate transactions and changes in capitalization).

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of shares of Lam common stock by: (i) each person or entity who we believe based on our review of filings made with the United States Securities and Exchange Commission, or the “SEC,” beneficially owned as of September 8, 2015, more than 5% of Lam’s common stock on the date set forth below; (ii) each current director of the Company; (iii) each NEO identified below in the “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” section; and (iv) all current directors and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 8, 2015, which is the Record Date for the 2015 annual meeting and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 158,498,813 as the number of shares of Lam common stock outstanding on September 8, 2015.

Figure 6. Beneficial Ownership Table

Name of Person or Identity of Group	Shares Beneficially Owned (#) (1)		Percentage of Class
5% Stockholders
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	20,041,020	(2)	12.6%
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474 Columbia Management Investment Advisers, LLC 225 Franklin St. Boston, MA 02110	14,784,854	(3)	9.3%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	12,200,295	(4)	7.7%
BlackRock Inc. 55 East 52nd Street New York, NY 10022	9,099,499	(5)	5.7%
Directors
Martin B. Anstice (also a Named Executive Officer)	53,261		*
Eric K. Brandt	24,230		*
Michael R. Cannon	20,530		*
Youssef A. El-Mansy	22,133		*
Christine A. Heckart	15,030		*
Grant M. Inman	90,038		*
Catherine P. Lego	46,038		*
Stephen G. Newberry	32,640		*
Krishna C. Saraswat	23,696		*
William R. Spivey	62,416		*
Abhijit Y. Talwalkar	21,130		*
Named Executive Officers (“NEOs”)
Timothy M. Archer	139,556	(6)	*
Douglas R. Bettinger	10,811		*
Richard A. Gottscho	67,191		*
Sarah A. O’Dowd	49,797		*
All current directors and executive officers as a group (15 people)	678,497	(6)	*

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Lam Research Corporation 2015 Proxy Statement	5

*	Less than 1%.

(1)	Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 8, 2015, as well as restricted stock units, or “RSUs,” that will vest within that time period, as follows:

Shares
Martin B. Anstice	—
Eric K. Brandt	2,400
Michael R. Cannon	2,400
Youssef A. El-Mansy	2,400
Christine A. Heckart	2,400
Grant M. Inman	2,400
Catherine P. Lego	2,400
Stephen G. Newberry	2,400
Krishna C. Saraswat	2,400
William R. Spivey	2,400
Abhijit Y. Talwalkar	2,400
Timothy M. Archer	—
Douglas R. Bettinger	—
Richard A. Gottscho	—
Sarah A. O’Dowd	—
All current directors and executive officers as a group (15 people)	24,000

As discussed in “Director Compensation” below, the non-employee directors receive an annual equity grant as part of their compensation. These grants generally vest on October 31, 2015, subject to continued service on the board as of that date, with immediate delivery of the shares upon vesting. For 2015, Drs. El-Mansy, Saraswat and Spivey; Messrs. Brandt, Cannon, Inman, Newberry and Talwalkar; and Mses. Heckart and Lego each received grants of 2,400 RSUs. These RSUs are included in the tables above.

(2)	All information regarding JPMorgan Chase & Co., or “JPMorgan Chase,” is based solely on information disclosed in amendment number six to Schedule 13G filed by JPMorgan Chase with the SEC on January 15, 2015 as a parent holding company on behalf of JPMorgan Chase and its wholly-owned subsidiaries: JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; JPMorgan Asset Management (UK) Ltd.; J.P. Morgan Trust Company of Delaware; and JPMorgan Asset Management (Canada) Inc. According to the Schedule 13G/A filing, of the 20,041,020 shares of Lam common stock reported as beneficially owned by JPMorgan Chase as of December 31, 2014, JPMorgan Chase had sole voting power with respect to 17,836,175 shares, had shared voting power with respect to 257,237 shares, had sole dispositive power with respect to 19,726,354 shares and shared dispositive power with respect to 313,701 shares of Lam common stock reported as beneficially owned by JPMorgan Chase as of that date.

(3)	All information regarding Ameriprise Financial, Inc., or “Ameriprise,” and Columbia Management Investment Advisers, LLC, or “Columbia,” is based solely on information disclosed in amendment number two to Schedule 13G filed by Ameriprise and Columbia with the SEC on February 17, 2015. According to the Schedule 13G filing, of the 14,784,854 shares of Lam common stock reported as beneficially owned by Ameriprise and Columbia as of December 31, 2014, Ameriprise and Columbia did not have sole voting power with respect to any shares, and had shared voting power with respect to 1,262,004 shares, did not have sole dispositive power with respect to any other shares and shared dispositive power with respect to 14,784,854 shares of Lam common stock reported as beneficially owned by Ameriprise and Columbia as of that date. According to the Schedule 13G filing, Ameriprise, as the parent company of Columbia, may be deemed to beneficially own the shares reported by Columbia in the Schedule 13G filing. Accordingly, the shares reported by Ameriprise in the Schedule 13G filing include those shares separately reported therein by Columbia.

(4)	All information regarding The Vanguard Group, Inc., or “Vanguard,” is based solely on information disclosed in amendment number two to Schedule 13G filed by Vanguard with the SEC on February 10, 2015. According to the Schedule 13G filing, of the 12,200,295 shares of Lam common stock reported as beneficially owned by Vanguard as of December 31, 2014, Vanguard had sole voting power with respect to 267,722 shares, did not have shared voting power with respect to any other shares, had sole dispositive power with respect to 11,938,873 shares and shared dispositive power with respect to 261,422 shares of Lam common stock reported as beneficially owned by Vanguard as of that date. The 12,200,295 shares of Lam common stock reported as beneficially owned by Vanguard include 217,422 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, as a result of it serving as investment manager of collective trust accounts, and 103,300 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly–owned subsidiary of Vanguard, as a result of it serving as investment manager of Australian investment offerings.

(5)

All information regarding BlackRock Inc., or “BlackRock,” is based solely on information disclosed in amendment number seven to Schedule 13G filed by BlackRock with the SEC on February 2, 2015 on behalf of BlackRock and its subsidiaries: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Financial Management, Inc.; BlackRock Fund Management Ireland Limited; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. According to the Schedule 13G filing, of the 9,099,499 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2014, BlackRock had sole voting power with respect to 7,649,071 shares, did not have shared voting power with respect to any other shares, had sole dispositive power with respect to 9,099,499 shares and did not have shared dispositive power with respect to any other shares of Lam common stock reported as beneficially owned by BlackRock as of that date.

(6)	Includes 4,284 shares of common stock held indirectly in a 401(k) plan and 506 shares of common stock held by Mr. Archer’s spouse in her 401(k) plan over which he may be deemed to have beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and people who own more than 10% of a registered class of our equity securities to file an initial report of ownership (on a Form 3) and reports on subsequent changes in ownership (on Forms 4 or 5) with the SEC by specified due dates. Our executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. We are required to disclose in this proxy statement any failure to file any of these reports on a timely basis. Based solely on our review of the copies of the forms that we received from the filers, and on written representations from certain reporting persons, we believe that all of these requirements were satisfied during fiscal year 2015.

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Lam Research Corporation 2015 Proxy Statement	7

Governance Matters

Corporate Governance

Our board of directors and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. As part of that process, the board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the NASDAQ Global Select Market, or “NASDAQ;” published guidelines and recommendations of proxy advisory firms; published guidelines of other selected public companies; and any feedback we receive from our stockholders. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.

Corporate Governance Policies

We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:

Board committee charters. Each of the board’s audit, compensation and nominating and governance committees has a written charter adopted by the board that establishes practices and procedures for the committee in accordance with applicable corporate governance rules and regulations. Each committee reviews its charter annually and recommends changes to the board, as appropriate. Each committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm. Also refer to “Board Committees” below, for additional information regarding these board committees.

Corporate governance guidelines. We adhere to written corporate governance guidelines, adopted by the board and reviewed annually by the nominating and governance committee and the board. Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies” and “Other Governance Practices” sections below. The corporate governance guidelines are available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

Corporate code of ethics. We maintain a code of ethics that applies to all employees, officers, and members of the board. The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our web site, to the extent permitted by applicable laws. A copy of the code of ethics is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

Global standards of business conduct policy. We maintain written standards of appropriate conduct in a variety of business situations that apply to our worldwide workforce. Among other things, these global standards of business conduct address relationships with one another, relationships with Lam (including conflicts of interest, safeguarding of Company assets and protection of confidential information) and relationships with other companies and stakeholders (including anti-corruption).

Insider trading policy. Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting hedges and pledges of Company stock.

Board Nomination Policies and Procedures

Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for assessing the appropriate balance of experience, skills and characteristics required for the board and for recommending director nominees to the independent directors.

The guidelines direct the committee to consider all factors it considers appropriate. The committee need not consider all of the same factors for every candidate. Factors to be considered may include, but are not limited to: experience; business acumen; wisdom; integrity; judgment; the ability to make independent analytical inquiries; the ability to understand the Company’s business environment; the candidate’s willingness and ability to devote adequate time to board duties; specific skills, background or experience considered necessary or desirable for board or committee service; specific experiences with other businesses or organizations that may be relevant to the Company or its industry; diversity with respect to any attribute(s) the board considers appropriate, including geographic, gender, age and ethnic diversity; and the interplay of a candidate’s experiences and skills with those of other board members.

The board and the nominating and governance committee regard board refreshment as important, and strive to maintain an appropriate balance of tenure, turnover, diversity and skills on the board. The board believes that new perspectives and ideas are important to a forward-looking and strategic board as is the ability to benefit from the valuable experience and familiarity of longer-serving directors.

Prior to recommending that an incumbent non-employee director be nominated for reelection to the board, the committee reviews the experiences, skills and qualifications of the directors to assess the continuing relevance of the directors’ experiences, skills and qualifications to those considered necessary or desirable for the board at that time. Board members may not serve on more than four boards of public companies (including service on the Company’s board).

To be nominated, a new or incumbent candidate must provide an irrevocable conditional resignation that will be effective upon (i) the director’s failure to receive the required majority vote at an annual meeting at which the nominee faces re-election and (ii) the board’s acceptance of such resignation. In addition, no director, after having attained the age of 75 years, may be nominated for re-election or reappointment to the board.

Nomination procedure. The nominating and governance committee identifies, screens, evaluates and recommends qualified candidates for appointment or election to the board based on the board’s needs and desires at that time as developed through their self-evaluation process. The committee considers recommendations from a variety of sources, including search firms, board members, executive officers and stockholders. Nominations for election by the stockholders are made by the independent members of the board.

Certain provisions of our bylaws apply to the nomination or recommendation of candidates by a stockholder. Information regarding the nomination procedure is provided in the “Voting and Meeting Information – Other Meeting Information – Stockholder-Initiated Proposals and Nominations for 2015 Annual Meeting” section below.

Director Independence Policies

Board independence requirements. Our corporate governance guidelines require that at least a majority of the board members be independent. No director will qualify as “independent” unless the board affirmatively determines that the director qualifies as independent under the NASDAQ rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full board following such approval).

Board member independence. The board has determined that all current directors, other than Messrs. Anstice and Newberry, are independent in accordance with NASDAQ criteria for director independence.

Board committee independence. All members of the board’s audit, compensation, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable NASDAQ criteria as well as, in the case of the compensation committee, applicable rules under section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” and Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” See “Board Committees” below for additional information regarding these board committees.

Lead independent director. Our corporate governance guidelines authorize the board to designate a lead independent director from among the independent board members. The lead independent director is responsible for coordinating the activities of the independent directors; consulting with the chairman regarding matters such as schedules of and agendas for board meetings; the quality, quantity and timeliness of the flow of information from management; the retention of consultants who report directly to the board; and developing the agenda for and moderating executive sessions of the board’s independent directors. Mr. Talwalkar was appointed the lead independent director, effective August 27, 2015, succeeding Mr. Inman, who is retiring effective as of November 2, 2015 and had served as the lead independent director from his reelection at the 2012 annual meeting through August 26, 2015.

Executive sessions of independent directors. The board and its audit, compensation, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the board or committee, as applicable.

Board access to independent advisors. The board as a whole, and each of the board standing committees separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.

Board education program. Our corporate governance guidelines provide that directors are expected to participate in educational activities sufficient to maintain their understanding of their duties as directors and to enhance their ability to fulfill their responsibilities. In addition to any external educations that the directors find useful, the Company and the board leadership are expected to facilitate such participation by arranging for appropriate educational content to be incorporated into regular meetings of the board and committees.

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Lam Research Corporation 2015 Proxy Statement	9

Leadership Structure of the Board

The current leadership structure of the board consists of a chairman and a lead independent director. The chairman, Mr. Newberry, served as chief executive officer of the Company from June 2005 to January 2012. The board believes that this is the appropriate board leadership structure at this time. Lam and its stockholders benefit from having Mr. Newberry as its chairman, as he brings to bear his experience as CEO as well as his other qualifications in carrying out his responsibilities as chairman, which include (i) preparing the agenda for the board meetings; (ii) upon invitation, attending meetings of any of the board committees on which he is not a member; (iii) if not also the CEO, conveying to the CEO, together with the chair of the compensation committee, the results of the CEO’s performance evaluation; (iv) reviewing proposals submitted by stockholders for action at meetings of stockholders and, depending on the subject matter, determining the appropriate body, among the board or any of the board committees, to evaluate each proposal and making recommendations to the board regarding action to be taken in response to such proposal; (v) performing such other duties as the board may reasonably request from time to time; and (vi) performing such duties as the CEO may reasonably request from time to time for the purpose of enhancing the chairman’s familiarity with the Company and its executives, such as attending the annual Executive Strategic Planning Conference as a representative of the board, and by meeting with the members of management at the request of the CEO or COO. The Company and its stockholders also benefit from having a lead independent director to provide independent board leadership. See “Director Independence Policies – Lead Independent Director” for additional information regarding the responsibilities of the lead independent director.

Other Governance Practices

In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:

Board and committee assessments. At least once every two years, the board conducts a self-evaluation of the board, its committees, and the individual directors, overseen by the nominating and governance committee.

Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit his or her resignation as a director to the board if the director ceases to be an executive officer of the Company. The board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from his or her executive position at another company. The nominating and governance committee reviews the appropriateness of the director’s continuing board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.

Director and executive stock ownership. Under the corporate governance guidelines, each director is expected to own at least the lesser of five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) or 5,000 shares of Lam common stock, by the fifth anniversary of his or her initial election to the board. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2015 or have a period of time remaining under the program to do so.

Communications with board members. Any stockholder who wishes to communicate directly with the board of directors, with any board committee or with any individual director regarding the Company may write to the board, the committee or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. The secretary will forward all such communications to the appropriate director(s).

Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by phone (855-208-8578) or internet (through the Company’s third party provider web site at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously and permitted under applicable law).

Meeting Attendance

All of the directors attended at least 75% of the aggregate number of board meetings and meetings of board committees on which they served during their board tenure in fiscal year 2015, with the exception of Dr. El-Mansy, who attended 100% of all such meetings in all prior years of service and 70% in fiscal year 2015. Dr. El-Mansy was unable to attend one board and two compensation committee meetings scheduled within a two week period in fiscal year 2015 due to a serious family medical situation. Our board of directors held a total of five meetings during fiscal year 2015.

We expect our directors to attend the annual meeting of stockholders each year. All individuals who were directors as of the 2014 annual meeting of stockholders attended the 2014 annual meeting of stockholders.

Board Committees

The board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The purpose, membership and charter of each are described below.

Figure 7. Committee Membership

Current Committee Memberships
Name	Audit	Compensation	Nominating and Governance
Eric K. Brandt	Chair
Michael R. Cannon	x		x
Youssef A. El-Mansy		x
Christine A. Heckart	x (1)
Grant M. Inman		x	x (2)
Catherine P. Lego		Chair (3)	x
William R. Spivey	x
Abhijit Y. Talwalkar		x (4)	Chair (5)
Total Number of Meetings Held in FY2015	8	5	4

(1)	Ms. Heckart was appointed as a member of the audit committee effective August 27, 2015. Until that time, she served as a member of the compensation committee.

(2)	Mr. Inman served as chair of the nominating and governance committee through August 26, 2015, remaining thereafter as a member of the committee.

(3)	Ms. Lego was appointed as chair of the compensation committee effective August 27, 2015. Until that time, she served as a member of the audit committee.

(4)	Mr. Talwalkar served as chair of the compensation committee through August 26, 2015, remaining thereafter as a member of the committee.

(5)	Mr. Talwalkar was appointed as a member of the nominating and governance committee effective May 14, 2015 and as chair of the nominating and governance committee effective August 27, 2015.

Audit committee. The purpose of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of our financial statements, including the system of internal controls. As part of its responsibilities, the audit committee reviews and oversees potential conflict of interest situations, transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC and any other transaction involving an executive or board member. A copy of the audit committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

The board concluded that all audit committee members are non-employee directors who are independent in accordance with the NASDAQ listing standards and SEC rules for audit committee member independence and that each audit committee member is able to read and understand fundamental financial statements as required by the NASDAQ listing standards. The board also determined that Mr. Brandt, the chair of the committee, is an “audit committee financial expert” as defined in the SEC rules.

Compensation committee. The purpose of the compensation committee is to discharge certain responsibilities of the board relating to executive compensation; to oversee incentive, equity-based plans and other compensatory plans in which the Company’s executive officers and/or directors participate; and to produce an annual report on executive compensation for inclusion as required in the Company’s annual proxy statement. The compensation committee is authorized to perform the responsibilities of the committee referenced above and described in the charter. A copy of the compensation committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

The board concluded that all members of the compensation committee are non-employee directors who are independent in accordance with Rule 16b-3 of the Exchange Act and the NASDAQ criteria for director and compensation committee member independence and who are outside directors for purposes of section 162(m) of the Code.

Nominating and governance committee. The purpose of the nominating and governance committee is to identify individuals qualified to serve as members of the board of the Company, to recommend nominees for election as directors of the Company, to oversee self-evaluations of the board’s performance, to develop and recommend corporate governance guidelines to the board, and to provide oversight with respect to corporate governance. A copy of the nominating and governance committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

The board concluded that all nominating and governance committee members are non-employee directors who are independent in accordance with the NASDAQ criteria for director independence.

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Lam Research Corporation 2015 Proxy Statement	11

The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and other procedures described in the “Voting and Meeting Information – Other Meeting Information – Stockholder-Initiated Proposals and Nominations for 2015 Annual Meeting” section below. Subject to then-applicable law, stockholder nominations for director will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as is applied to candidates identified by the nominating and governance committee or other sources.

Board’s Role in Risk Oversight

The board is actively engaged in risk oversight. Management regularly reports to the board on its risk assessments and risk mitigation strategies for the major risks of our business. Generally the board exercises its oversight responsibility directly; however, in specific cases, such responsibility has been delegated to board committees. Committees that have been charged with risk oversight regularly report to the board on those risk matters within their areas of responsibility. Risk oversight responsibility has been delegated to board committees as follows:

•	Our audit committee oversees risks related to the Company’s accounting and financial reporting, internal controls, and the auditing of our annual financial statements. The audit committee also oversees risks related to our independent registered public accounting firm and our internal audit function.
•	Our compensation committee oversees risks related to the Company’s equity, and executive compensation programs and plans.
•	Our nominating and governance committee oversees risks related to director independence, board and board committee composition and CEO succession planning.

Director Compensation

Our director compensation is designed to attract and retain high caliber directors and to align director interests with those of stockholders. Director compensation is reviewed and determined annually by the board (in the case of Messrs. Newberry and Anstice, by the independent members of the board), upon recommendation from the compensation committee. Non-employee director compensation (including the compensation of Mr. Newberry, who is currently our non-employee chairman and was previously an employee chairman for a portion of fiscal year 2015) is described below. Mr. Anstice, whose compensation as CEO is described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” does not receive additional compensation for his service on the board.

Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. The chairman of the board, committee chairs, the lead independent director and committee members receive additional cash retainers. Non-employee directors who join the board or a committee midyear receive prorated cash retainers and equity awards, as applicable. Our non-employee director compensation plans are based on service during the calendar year; however, SEC rules require us to report compensation in this proxy statement on a fiscal-year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 28, 2015 is shown in the table below, together with the annual cash compensation program components in effect for calendar years 2014 and 2015.

Figure 8. Director Annual Retainers

Annual Retainers	Calendar Year 2015 ($)	Calendar Year 2014 ($)	Fiscal Year 2015 ($)
Non-employee Director	60,000	60,000	60,000
Lead Independent Director	20,000	20,000	20,000
Chairman (1)	280,000	—	280,000
Audit Committee – Chair	25,000	25,000	25,000
Audit Committee – Member	12,500	12,500	12,500
Compensation Committee – Chair	20,000	20,000	20,000
Compensation Committee – Member	10,000	10,000	10,000
Nominating and Governance Committee – Chair	10,000	10,000	10,000
Nominating and Governance Committee – Member	5,000	5,000	5,000

(1)	The supplemental retainer for the chairman of the board became effective as of January 1, 2015 and was paid in its entirety in February 2015. The amount and timing of cash received by the chairman in calendar year 2014 to supplement the amount of his cash retainer paid on the same terms as the annual cash retainer for all non-employee directors is described below under “Chairman compensation.”

Each non-employee director also receives an annual equity grant on the first Friday following the annual meeting (or, if the designated date falls within a blackout window under applicable Company policies, on the first business day such grant is permissible under those policies) with a targeted grant date value equal to $190,000 (the number of RSUs subject to the award is determined by dividing $190,000 by the closing price of a share of Company common stock as of the date of grant, rounded down to the nearest 10 shares). These grants generally vest on October 31 in the year following the grant and are subject to the terms and conditions of the Company’s 2007 Stock Incentive Plan, as amended, or the “2007 Plan,” and the applicable award agreements. These grants immediately vest in full: (i) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the 2007 Plan), (ii) upon the occurrence of a “Change in Control” (as defined in the 2007 Plan), or (iii) on the date of the annual meeting if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual award has been granted receive a pro-rated grant based on the number of regular board meetings remaining in the year as of the date of the director’s election.

On November 7, 2014, each director other than Mr. Anstice received a grant of 2,400 RSUs for services during calendar year 2015. Unless there is an acceleration event, these RSUs will vest in full on October 31, 2015, subject to the director’s continued service on the board.

Chairman compensation. Mr. Newberry, who served as vice-chairman from December 7, 2010 until November 1, 2012 and since such date has served as chairman, has a chairman’s agreement documenting his responsibilities, described above under “Governance Matters – Corporate Governance – Leadership Structure of the Board,” and compensation. Mr. Newberry entered into a chairman’s agreement with the Company commencing on January 1, 2015 and expiring on December 31, 2015, subject to the right of earlier termination in certain circumstances and a one year extension upon mutual written agreement of the parties. The agreement provides that Mr. Newberry will serve as chairman (and not as an employee or officer) and in addition to his regular compensation as a non-employee director, he receives an additional cash retainer of $280,000.

Prior to January 1, 2015, Mr. Newberry had an employment agreement with the Company that commenced on January 1, 2012 and expired on December 31, 2014. The agreement provided for annual compensation of $500,000, subject to adjustment at the discretion of the independent members of the board. His annual compensation was adjusted to $530,000 effective March 31, 2014. His annual compensation for calendar year 2014 was paid partly in equity and partly in cash as follows: he received an RSU grant with a targeted grant date value of $190,000 and a $60,000 cash retainer on the same terms as non-employee directors’ annual equity grants and cash retainers, and he received the remaining $280,000 of his annual compensation in cash. Mr. Newberry was eligible to participate in 2014 in the Company’s Elective Deferred Compensation Plan that is generally applicable to executives of the Company, subject to the general terms and conditions of such plan. He continues to maintain a balance in the plan until he no longer performs service for the Company as a director but is no longer eligible to defer any compensation into the plan.

The following table shows compensation for fiscal year 2015 for directors other than Mr. Anstice:

Figure 9. FY2015 Director Compensation

Director Compensation for Fiscal Year 2015
	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)(2)	All Other Compen- sation ($) (3)	Total ($)
Stephen G. Newberry	483,231	(4)	187,728	11,487	682,446
Eric K. Brandt	85,000	(5)	187,728	—	272,728
Michael R. Cannon	77,500	(6)	187,728	—	265,228
Youssef A. El-Mansy	70,000	(7)	187,728	22,432	280,160
Christine A. Heckart	70,000	(8)	187,728	—	257,728
Grant M. Inman	100,000	(9)	187,728	22,432	310,160
Catherine P. Lego	77,500	(10)	187,728	21,279	286,507
Krishna C. Saraswat	60,000	(11)	187,728	—	247,728
William R. Spivey	72,500	(12)	187,728	22,432	282,660
Abhijit Y. Talwalkar	80,000	(13)	187,728	—	267,728

(1)	The amounts shown in this column represent the grant date fair value of unvested RSU awards granted during fiscal year 2015 in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation, or “ASC 718.” However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2015 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2015.

(2)	On November 7, 2014, each director who was on the board received an annual grant of 2,400 RSUs based on the $78.93 closing price of Lam’s common stock and the target value of $190,000, rounded down to the nearest 10 shares.

(3)	Represents the portion of medical, dental, and vision premiums paid by the Company.

(4)	Mr. Newberry received $483,231, representing his $280,000 chairman retainer and $60,000 annual retainer as a director and the remainder of his annual cash compensation under his employment agreement ended December 31, 2014.

(5)	Mr. Brandt received $85,000, representing his $60,000 annual retainer and $25,000 as the chair of the audit committee.

(6)	Mr. Cannon received $77,500, representing his $60,000 annual retainer, $12,500 as a member of the audit committee, and $5,000 as a member of the nominating and governance committee.

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Lam Research Corporation 2015 Proxy Statement	13

(7)	Dr. El-Mansy received $70,000, representing his $60,000 annual retainer and $10,000 as a member of the compensation committee.

(8)	Ms. Heckart received $70,000, representing her $60,000 annual retainer and $10,000 as a member of the compensation committee.

(9)	Mr. Inman received $100,000, representing his $60,000 annual retainer, $20,000 as lead independent director, $10,000 as the chair of the nominating and governance committee, and $10,000 as a member of the compensation committee.

(10)	Ms. Lego received $77,500, representing her $60,000 annual retainer, $12,500 as a member of the audit committee, and $5,000 as a member of the nominating and governance committee.

(11)	Dr. Saraswat received $60,000, representing his $60,000 annual retainer.

(12)	Dr. Spivey received $72,500, representing his $60,000 annual retainer and $12,500 as a member of the audit committee.

(13)	Mr. Talwalkar received $80,000, representing his $60,000 annual retainer and $20,000 as chair of the compensation committee.

Other benefits. Any members of the board enrolled in the Company’s health plans as of or prior to December 31, 2012 can participate after retirement from the board in the Company’s Retiree Health Plans. The board eliminated this benefit for any person who became a director after December 31, 2012. The most recent valuation of the Company’s accumulated post-retirement benefit obligation under Accounting Standards Codification 715, Compensation – Retirement Benefits, or “ASC 715,” as of

June 28, 2015, for eligible former directors and the current directors who may become eligible is shown below. Factors affecting the amount of post-retirement benefit obligation include age at enrollment, age at retirement, coverage tier (e.g., single, plus spouse, plus family), interest rate, and length of service.

Figure 10. FY2015 Accumulated Post-Retirement Benefit Obligations

Director Compensation for Fiscal Year 2015
Name	Accumulated Post-Retirement Benefit Obligation, as of June 28, 2015 ($)
Stephen G. Newberry	767,000
Eric K. Brandt	—
Michael R. Cannon	—
Youssef A. El-Mansy	500,000
Christine A. Heckart	—
Grant M. Inman	391,000
Catherine P. Lego	435,000
Krishna C. Saraswat	—
William R. Spivey	704,000
Abhijit Y. Talwalkar	—

Compensation Matters

Executive Compensation and Other Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program. It is organized into the following four sections:

I.	Overview of Executive Compensation (Including Our Philosophy and Program Design)
II.	Executive Compensation Governance and Procedures
III.	Primary Components of Named Executive Officer Compensation; Calendar Year 2014 Compensation Payouts; Calendar Year 2015 Compensation Targets and Metrics
IV.	Tax and Accounting Considerations

Our CD&A discusses compensation earned by our fiscal year 2015 “Named Executive Officers,” or “NEOs,” who are as follows:

Figure 11. FY2015 NEOs

Named Executive Officer	Position(s)
Martin B. Anstice	President and Chief Executive Officer
Timothy M. Archer	Executive Vice President and Chief Operating Officer
Douglas R. Bettinger	Executive Vice President and Chief Financial Officer
Richard A. Gottscho	Executive Vice President, Global Products
Sarah A. O’Dowd	Senior Vice President, Chief Legal Officer and Secretary

I. OVERVIEW OF EXECUTIVE COMPENSATION

To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives set forth in “Executive Compensation Philosophy and Program Design – Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Our CEO’s compensation in relation to our revenue and net income is shown in Figure 12 below.

Figure 12. FY2010-FY2015 CEO Pay for Performance

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Lam Research Corporation 2015 Proxy Statement	15

(1)	“CEO Total Compensation” consists of base salary, annual incentive payments, accrued values of the cash payments under the long-term incentive program and grant date fair values of equity-based awards under the long-term incentive program, and all other compensation as reported in the “Summary Compensation Table” below.

(2)	The CEO Total Compensation for fiscal year 2012 reflects Mr. Anstice’s succession of Mr. Newberry as our President and CEO as of January 1, 2012.

(3)	The CEO Total Compensation for fiscal years 2015 and 2014 reflects awards covering a three-year performance period as compared to the two-year period in all other prior fiscal years. The one-time 2014 Gap Year Award, with a value of $3,074,271 is reflected in the “Summary Compensation Table” below, is not included in fiscal year 2014 CEO Total Compensation in order to allow readers to more easily compare compensation in prior and subsequent periods and better reflect the compensation payable in any fiscal year following the transition. See “Long-Term Incentive Program – Design” for additional information regarding the impact of the Gap Year Award.

To understand our executive compensation program fully, we feel it is important to understand:

•	Our business, our industry environment and our financial performance; and
•	Our executive compensation philosophy and program design.

Our Business, Our Industry Environment and Our Financial Performance

Lam Research has been an innovative supplier of wafer fabrication equipment and services to the semiconductor industry for more than 35 years. Our customers include semiconductor manufacturers that make memory, microprocessors, and other logic integrated circuits for a wide range of electronics; including cell phones, computers, tablets, storage devices, and networking equipment.

Our market-leading products are designed to help our customers build the smaller, faster and more powerful devices that are necessary to power the capabilities required by end users. The process of integrated circuits fabrication consists of a complex series of process and preparation steps, and our product offerings in deposition, etch and clean address a number of the most critical steps in the fabrication process. We leverage our expertise in semiconductor processing to develop technology and/or productivity solutions that typically benefit our customers through lower defect rates, enhanced yields, faster processing time, and reduced cost as well as by facilitating their ability to meet more stringent performance and design standards.

The semiconductor capital equipment industry has been highly competitive and characterized by rapid changes in demand. Figure 13 below shows year-over-year changes in revenue growth for each of the electronics industry, the semiconductor industry, and the wafer fabrication equipment segment of the semiconductor equipment industry from 2001 to the present. The semiconductor industry has historically been a highly cyclical industry, with fluctuations responding to changes in the demand for semiconductor devices. The wafer fabrication equipment segment in which we participate has historically exhibited more extreme volatility during these demand cycles as illustrated by the graph below. More recently with consolidation in the customer base, the cyclical behavior in the industry appears to have diminished somewhat. With a reduced number of customers, the volatility in the industry has lessened but our results are more dependent on the spending of any individual customer over certain periods.

Figure 13. Revenue Growth by Industry

Sources: SEMI; World Semiconductor Trade Statistics, Inc. (WSTS); Gartner, Inc.; Lam Research Corporation

Although we have a June fiscal year end, our executive compensation program is generally designed and oriented on a calendar-year basis to correspond with our calendar-year-based business planning. This CD&A generally reflects a calendar-year orientation rather than a fiscal year orientation, as shown in Figure 14 below. The Executive Compensation Tables at the end of this CD&A are based on our fiscal year, as required by SEC regulations.

Figure 14. Executive Compensation Calendar-Year Orientation

In calendar year 2014, demand for semiconductor equipment improved relative to calendar year 2013, as device manufacturers invested in leading edge production capacity to support healthy demand for mobile electronics. Against this backdrop, Lam delivered record financial performance.

Highlights for calendar year 2014:

•	Achieved record revenues of approximately $4.9 billion for the calendar year, representing a 23% increase over calendar year 2013;
•	Generated operating cash flow of $838.5 million, which represents approximately 17% of revenues;
•	Repurchased approximately 6.2 million shares of common stock under the board of directors-approved $250 million and $850 million authorizations, returning approximately $427 million to stockholders; and
•	Paid approximately $58.6 million in dividends to stockholders.

Investments for wafer fabrication equipment spending have remained solid in the first half of calendar year 2015 as customers transition to next generation technology nodes, which are increasingly complex and more costly to produce.

Lam has continued to generate solid operating income and cash generation with revenues of $2.9 billion and cash flows from operations of $483 million earned from the March and June 2015 quarters combined. In May 2015, we announced an increase in our quarterly dividend to $0.30 per share (with future dividend payments subject to board review and approval), reflecting the Board’s confidence in future cash generation and Lam’s commitment to enhancing stockholder value.

Executive Compensation Philosophy and Program Design

Executive Compensation Philosophy

The philosophy of our compensation committee that guided this year’s awards and payout decisions is that our executive compensation program should:

•	provide competitive compensation to attract and retain top talent;
•	provide total compensation packages that are fair to employees and reward corporate, organizational and individual performance;
•	align pay with business objectives while driving exceptional performance throughout fluctuating business cycles;
•	optimize value to employees while maintaining cost-effectiveness to the Company;
•	create stockholder value over the long term;
•	align annual program to short-term performance and long-term program to longer-term performance;
•	recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/market share and, therefore, stockholder value; and
•	provide rewards when results have been demonstrated.

Our compensation committee’s executive compensation objectives are to motivate:

•	performance that creates long-term stockholder value;
•	outstanding performance at the corporate, organization and individual levels; and
•	retention of a long-term, high-quality management team.

Program Design

Our program design uses a mix of short- and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary, an annual incentive program, or “AIP,” and a long-term incentive program, or “LTIP,” as well as stock ownership guidelines and a compensation recovery policy. As illustrated in Figure 15 below, our program design is weighted towards performance and stockholder value. The performance-based program components include AIP cash payouts and market-based equity and stock option awards under the LTIP.

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Lam Research Corporation 2015 Proxy Statement	17

Figure 15. NEO Compensation Target Pay Mix Averages (1)

(1)	Data in Figure 15 for the calendar year 2015, 2014 and 2013 charts is for the then-applicable NEOs (i.e., fiscal year 2013 NEOs are represented in the calendar year 2013 chart, etc.).

(2)	In 2014, the Company issued one-time Gap Year Awards to bridge the transition from a two- to three-year LTIP design. The one-time 2014 Gap Year Awards are not included in 2014 target pay in order to allow readers to more easily compare pay mixes relative to prior periods. See “Long-Term Incentive Program – Design” below for additional information regarding the impact of the Gap Year Award.

(3)	For purposes of this illustration, we include performance-based RSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based.

Our stock ownership guidelines for our NEOs are shown in Figure 16 below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions or an increase in the ownership guideline must be achieved within five years of promotion or a change in the guidelines. At the end of fiscal year 2015, all of the then-employed NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to meet the required ownership level.

Figure 16. Executive Stock Ownership Guidelines

Position	Guidelines (lesser of)
Chief Executive Officer	5x base salary or 65,000 shares
Executive Vice Presidents	2x base salary or 20,000 shares
Senior Vice Presidents	1x base salary or 10,000 shares

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by Section 16 of the Exchange Act are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted in August 2014 and will enable us to recover the excess amount of cash incentive-based compensation issued starting in calendar year 2015 to covered individuals when a material restatement of financial results is required within 36 months of the issuance of the original financial statements. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered.

Highlights of Preferred Compensation-Related Policies, Practices and Provisions

We maintain preferred policies, practices and provisions related to or in our compensation program, which include those highlighted in “Proxy Statement Summary – Figure 4. Executive Compensation Highlights.”

II. EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES

Role of the Compensation Committee

Our board of directors has delegated certain responsibilities to the compensation committee, or the “committee,” through a formal charter. The committee (1) oversees the compensation programs in which our chief executive officer and his direct executive reports (including all other NEOs) participate. The independent members of our board of directors approve the compensation packages and payouts for our CEO. The CEO is not present for any decisions regarding his compensation packages and payouts.

Committee responsibilities include, but are not limited to: reviewing and approving the Company’s executive compensation philosophy, objectives and strategies; reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness; causing the board of directors to perform a periodic performance evaluation of the CEO; recommending to the independent members of the board of directors (as determined under both NASDAQ’s listing standards and Section 162(m) of the Internal Revenue Code of 1986, as amended) corporate goals and objectives under the Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) as applicable to the CEO and compensation payouts for the CEO; annually reviewing with the CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals; reviewing and recommending for appropriate board action all cash, equity-based and other compensation packages and compensation payouts applicable to the chairman, vice-chairman and other members of the board; and reviewing, and approving where appropriate, equity-based compensation plans.

The committee is authorized to delegate such of its authority and responsibilities as the committee deems proper and consistent with legal requirements to members of the committee, any other committee of the board and one or more officers of the Company in accordance with the provisions of the Delaware General Corporation Law. For additional information on the committee’s responsibilities and authorities, see “Governance Matters – Corporate Governance – Board Committees – Compensation Committee” above.

In order to carry out these responsibilities, the committee receives and reviews information, analysis and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).

Role of Committee Advisors

The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc., or “Compensia,” a national compensation consulting firm, as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chairman and executive officers and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, compensation of our independent directors, peer group composition and other matters as requested by the committee.

Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with the preparation of metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and NASDAQ listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2) the fees paid to it by the Company as a percentage of its total revenue; (3) its policies and procedures to prevent conflicts of interest; (4) the absence of any business or personal relationships with committee members; (5) the fact that it does not own any Lam common stock; and (6) the absence of any business or personal relationships with our executive officers. The committee assessed this information and concluded that the work of Compensia had not raised any conflict of interest.

(1)	For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our chairman and our president and chief executive officer, means an action or decision by the independent members of our board of directors upon the recommendation of the committee and, in the case of all other NEOs, an action or decision by the compensation committee.

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Lam Research Corporation 2015 Proxy Statement	19

Role of Management

Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under the annual and long-term incentive programs.

The committee considers the CEO’s recommendations within the context of competitive compensation data, the Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant. At the request of the committee, our chairman also provides input to the committee.

Our CEO attends committee meetings at the request of the committee, but leaves the meeting for any deliberations related to and decisions regarding his own compensation, when the committee meets in executive session, and at any other time requested by the committee.

Peer Group Practices and Survey Data

In establishing the total compensation levels of our executive officers as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry, or the “Peer Group,” which may differ from peer groups used by stockholder advisory firms. The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer Group is focused on U.S. based, public semiconductor, semiconductor equipment and materials companies, and similarly sized high-technology equipment and hardware companies with a global presence and a significant investment in research and development. Figure 17 below summarizes how the Peer Group companies compare to the Company:

Figure 17. 2015 Peer Group Revenue and Market Capitalization

Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)
Revenue (last completed four quarters as of June 5, 2014)	4,345	0.5 to 2 times Lam	4,780
Market Capitalization (30-day average as of June 5, 2014)	9,571	0.33 to 3 times Lam	11,775

Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in

August 2014 for calendar year 2015 compensation decisions and based on the criteria identified above, we added one new peer (Freescale Semiconductor, Inc.) and removed two former peers (LSI Corporation, which was acquired by Avago Technologies, and Micron Technology). Our Peer Group consists of the companies listed in Figure 18 below.

Figure 18. CY2015 Peer Group Companies

Advanced Micro Devices, Inc.	KLA-Tencor Corporation
Agilent Technologies, Inc.	Marvell Technology Group Ltd
Analog Devices, Inc.	Maxim Integrated Products, Inc.
Applied Materials, Inc.	NetApp, Inc.
Avago Technologies	NVIDIA Corporation
Broadcom Corporation	ON Semiconductor Corporation
Corning Incorporated	SanDisk Corporation
Freescale Semiconductor	Xilinx, Inc.
Juniper Networks, Inc.

We derive revenue, market capitalization and NEO compensation data from public filings made by our Peer Group companies with the SEC and other publicly available sources. Radford Technology Survey data may be used to supplement compensation data from public filings as needed. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies and/or Radford Technology Survey primarily as a reference to ensure compensation packages are consistent with market norms.

Base pay levels for each executive officer are generally set with reference to the middle of the market range (40th-60th percentile), variable pay target award opportunities and total direct compensation for each executive officer are generally designed to deliver at or above market median (50th-75th percentile) compensation for target performance. For those executive officers new to their roles, compensation arrangements may be designed to deliver below market compensation. However, the committee does not “target” pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance and general market conditions.

Assessment of Compensation Risk

Management, with the assistance of Compensia, the committee’s independent compensation consultant, conducted a compensation risk assessment in 2015 and concluded that the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company’s business.

2014 Say on Pay Voting Results; Company Response

We evaluate our executive compensation program annually. Among other things, we consider the outcome of our most recent Say on Pay vote and any input we receive from our stockholders. In 2014, the committee made changes to our executive compensation program to further strengthen our pay for performance alignment and to bring certain aspects of our long-term incentive program more in line with evolving market practices. In 2014, our stockholders approved our 2014 advisory vote on executive compensation, with 96.4% of the votes cast in favor of the advisory proposal. Our most recent Say on Pay vote signifies our stockholders’ approval of those changes. We have not made any material changes to our programs and practices in 2015. Additionally, we continue to further enhance our disclosure regarding our compensation program and practices.

III. PRIMARY COMPONENTS OF NAMED EXECUTIVE OFFICER COMPENSATION; CALENDAR YEAR 2014 COMPENSATION PAYOUTS; CALENDAR YEAR 2015 COMPENSATION TARGETS AND METRICS

This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year 2014 and the forward-looking actions taken with respect to our NEOs in calendar year 2015.

Base Salary

We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide compensation to employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to Peer Group practice and market survey data. Adjustments to base salary are generally considered by the committee each year in February.

For calendar years 2015 and 2014, base salaries for NEOs other than our CEO in 2014 were determined by the committee in February of each year and became effective on March 31 of that year, based on the factors described above. For 2015, the base salaries for all the NEOs, including Mr. Anstice, were increased by 3% in order to remain competitive against our Peer Group. The base salaries of the NEOs for calendar years 2015 and 2014 are as follows:

Figure 19. NEO Annual Base Salaries

Named Executive Officer	Annual Base Salary as of March 31, 2015 ($)	Annual Base Salary as of March 31, 2014 ($)
Martin B. Anstice	927,000	900,000
Timothy M. Archer	618,000	600,000
Douglas R. Bettinger	540,000	525,000
Richard A. Gottscho	540,000	525,000
Sarah A. O’Dowd	427,500	415,000

Annual Incentive Program

Design

Our annual incentive program is designed to provide short-term, performance-based compensation that: (i) is based on the achievement of pre-set annual financial, strategic and operational objectives aligned with outstanding performance throughout fluctuating business cycles, and (ii) will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company. The committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity. The maximum award for 2014 and 2015 was set at 2.25 times target, consistent with prior years.

Annual incentive program components

Annual incentive program components, each of which plays a role in determining actual payments made, include:

•	a Funding Factor,
•	a Corporate Performance Factor, and
•	various Individual Performance Factors (formerly known as Organization/Individual Performance Factors).

The Funding Factor is set by the committee to create a maximum payout amount from which annual incentive program payouts may be made. The committee may exercise negative (but not positive) discretion against the Funding Factor result, and generally the entire funded amount is not paid out. Achievement of a minimum level of performance against the Funding Factor goals is required to fund any program payments. In February 2014, for calendar year 2014, the committee set non-GAAP operating income as a percentage of revenue as the metric for the Funding Factor, with the following goals:

•	a minimum achievement of 5% non-GAAP operating income as a percentage of revenue was required to fund any program payments, and

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Lam Research Corporation 2015 Proxy Statement	21

•	achieving non-GAAP operating income (as a percentage of revenue) greater than or equal to 20% would result in the maximum payout potential of 225% of target, with actual funding levels interpolated between those points.

The committee selected non-GAAP operating income because it believes that operating income is the performance metric that best reflects core operating results.(2) Non-GAAP operating income is considered useful to investors for analyzing business trends and comparing performance to prior periods. By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods.

As a guide for using negative discretion against the Funding Factor results and for making payout decisions, the committee primarily tracks the results of the following two components that are weighted equally in making payout decisions, and against which discretion may be applied in a positive or negative direction, provided the Funding Factor result is not exceeded:

•	the Corporate Performance Factor, which is based on corporate-wide metrics and stretch goals that apply to all NEOs; and
•	the Individual Performance Factors, which are based on organization-specific metrics and stretch goals and individual performance that apply to each individual NEO.

The specific metrics and goals, and their relative weightings, for the Corporate Performance Factor are determined by the committee based upon the recommendation of our CEO, and the Individual Performance Factors are determined by our CEO, or in the case of the CEO, by the committee.

The metrics and goals for the Corporate and Individual Performance Factors are set annually. Goals are set depending on the business environment, to ensure that they are stretch goals regardless of changes in the business environment. Accordingly, as business conditions improve, goals are set to require better performance, and as business conditions deteriorate, goals are set to require stretch performance under more difficult conditions.

We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating income, product market share, and strategic operational and organizational metrics) are established for our NEOs as part of the Corporate and Individual Performance Factors.

We believe the metrics and goals set under this program, together with the exercise of discretion by the committee as described above, have been effective to motivate our NEOs and the organizations they lead and to achieve pay-for-performance results.

(2)	Non-GAAP results are designed to provide information about performance without the impact of certain non-recurring and other non-operating line items. Non-GAAP operating income is derived from GAAP results, with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2015 and 2014, restructuring charges, integration-related costs, costs associated with rationalization of certain product configurations, amortization related to intangible assets acquired in the Novellus transaction, acquisition-related inventory fair value impact, expenses associated with the synthetic lease impairment, impairment of a long-lived asset, costs associated with the disposition of business, and impairment of goodwill.

Figure 20. Annual Incentive Program Payouts

Calendar Year	Average NEO’s Annual Incentive Payout as % of Target Award Opportunity	Business Environment
2014	127	Strong operating performance supported by stable economic conditions and healthy demand for semiconductor equipment; Company growth in various growing industry technology inflections
2013	105	Healthy demand for semiconductor equipment with stable economic conditions and favorable supply demand conditions; delivered on annualized cost savings targets defined in integration plans
2012	93	Demand for semiconductor equipment declined slightly year-over-year as global economic conditions remained weak; positive execution against integration objectives

Calendar year 2014 annual incentive program parameters and payout decisions

In February 2014, the committee set the calendar year 2014 target award opportunity, the metrics and goals for the Funding Factor, the metrics and annual goals for the Corporate Performance Factor, and the metrics and goals for the Organization/Individual Performance Factors for each NEO were established. In February 2015, the committee considered the actual results under these factors and made payout decisions for the calendar year 2014 program, all as described below.

2014 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2014 for each NEO were as set forth in Figure 21 below in accordance with the principles set forth above under “Peer Group Practices and Survey Data.”

2014 Annual Incentive Program Corporate Performance Factor. In February 2014, the committee set non-GAAP operating income as a percentage of revenue as the metric for the calendar year 2014 Corporate Performance Factor, and set:

•	a goal of 18% of revenue for the year, which was designed to be a stretch goal, and which would result in a Corporate Performance Factor of 1.00;
•	a minimum Corporate Performance Factor of 0.20 for any payout; and
•	a maximum Corporate Performance Factor of 1.50 for the maximum payout.

These goals were designed to be stretch goals. Actual non-GAAP operating income percentage was 19.4% of revenue for calendar year 2014. This performance resulted in a total Corporate Performance Factor for calendar year 2014 of 1.14.

2014 Annual Incentive Program Organization/Individual Performance Factor. For 2014, the organization-specific performance metrics and goals for each NEO’s Organization/Individual Performance Factor were set on an annual basis, and were designed to be stretch goals. The Organization/Individual Performance Factor for Mr. Anstice for calendar year 2014 was based on the average of the Organization/Individual Performance Factors of all of the organizations reporting to him. For all other NEOs, their respective Organization/Individual Performance Factors were based on market share and/or strategic, operational and organizational performance goals specific to the organizations they managed, as described in more detail below.

The accomplishments of actual organizational/individual performance against the established goals described below during 2014 were considered.

•	Mr. Archer’s Organization/Individual Performance Factor for calendar year 2014 was based on the accomplishment of market share, strategic, operational and organizational development goals for the global sales organization, the customer support business group and global operations.
•	Mr. Bettinger’s Organization/Individual Performance Factor for calendar year 2014 was based on the accomplishment of strategic, operational and organizational development goals for finance, global information systems and investor relations.
•	Dr. Gottscho’s Organization/Individual Performance Factor for calendar year 2014 was based on the accomplishment of market share, strategic, operational and organizational development goals for the product groups for which he had responsibility, deposition, etch, and clean.
•	Ms. O’Dowd’s Organization/Individual Performance Factor for calendar year 2014 was based on the accomplishment of strategic, operational and organizational development goals for the legal department.

In consideration of the above accomplishments, as well as the teamwork demonstrated to deliver the overall strong company performance in 2014, the committee exercised discretion such that each NEO received an Organization/Individual Performance Factor of 1.11 for the 2014 calendar year.

2014 Annual Incentive Program Payout Decisions. In February 2015, in light of the Funding Factor results and based on the above results and decisions, the committee approved the following payouts for the calendar year 2014 annual incentive program for each NEO, which were substantially less than the maximum payout available under the Funding Factor:

Figure 21. CY2014 Annual Incentive Program Payouts

Named Executive Officer	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($) (1)	Maximum Payout under Funding Factor (219.6% of Target Award Opportunity) ($) (2)	Actual Payouts ($)
Martin B. Anstice	150	1,350,000	2,964,600	1,708,290
Timothy M. Archer	110	660,000	1,449,360	835,164
Douglas R. Bettinger	90	472,500	1,037,610	597,902
Richard A. Gottscho	90	472,500	1,037,610	597,902
Sarah A. O’Dowd	80	332,000	729,072	420,113

(1)	Calculated by multiplying each NEO’s annual base salary for the calendar year 2014 by his or her respective target award opportunity percentage.

(2)	The Funding Factor resulted in a potential payout of up to 219.6% of target award opportunity for the calendar year (based on the actual non-GAAP operating income percentage results detailed under “2014 Annual Incentive Program Corporate Performance Factor” above and the specific goals set forth in the second paragraph under “Annual incentive program components” above).

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Lam Research Corporation 2015 Proxy Statement	23

Calendar year 2015 annual incentive program parameters

In February 2015, the committee set the target award opportunity for each NEO as a percentage of base salary, and consistent with prior years set a cap on payments equal to 2.25 times the target award opportunity. The target award opportunity for each NEO is shown in Figure 22 below.

Figure 22. CY2015 Annual Incentive Program Target Award Opportunities

Named Executive Officer	Target Award Opportunity (% of Base Salary)
Martin B. Anstice	150
Timothy M. Archer	110
Douglas R. Bettinger	90
Richard A. Gottscho	90
Sarah A. O’Dowd	80

The committee also approved the annual metric for the Funding Factor and for the Corporate Performance Factor as non-GAAP operating income as a percentage of revenue, and set the annual goals for the Funding Factor and also the Corporate Performance Factor. Consistent with the program design, the Corporate Performance Factor goal is more difficult to achieve than the Funding Factor goal. Individual Performance Factor metrics and goals were also established for each NEO. These include strategic and operational performance goals specific to individuals and their business organization. As a result, each NEO has multiple performance metrics and goals under this program. All goals were designed to be stretch goals.

Long-Term Incentive Program

Design

Our long-term incentive program, or “LTIP,” is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and with stock performance over a multi-year period, reward our NEOs for outstanding Company performance and create stockholder value over the long term. Our LTIP was redesigned in February 2014 to further those objectives by: (i) establishing a program entirely composed of equity, (ii) introducing a new LTIP vehicle, a Market-Based PRSU, designed to reward eligible participants based on our stock price performance relative to the Philadelphia Semiconductor Sector Index (SOX), or “SOX index,” (iii) differentiating the metric in our LTIP from the absolute operational performance metrics used for the annual incentive program, and (iv) extending the performance period for the LTIP from two to three years.

As a result, the LTIP now operates on overlapping three-year cycles, whereas prior to 2014, it operated on overlapping two-

year cycles. In 2014, this change would have left participants with a gap in long-term incentive vesting opportunity in 2016. To ensure that participants received a long-term award that vests in 2016, the committee also awarded in 2014 a one-time gap year award with a two-year performance period, or the “Gap Year Award.” The target amount awarded under the Gap Year Award was equal to 50% of the target award opportunity under the regular three-year LTIP award. While the impact on the employee from the extended performance period and the Gap Year Award, assuming performance and target opportunities are the same year after year, was to normalize the received compensation in any year, the accounting impact on the Company from such normalization (visible in “Figure 32. Summary Compensation Table” and “Figure 35. FYE2015 Outstanding Equity Awards” below), was a higher grant-based compensation expense in fiscal year 2014. This is in addition to the continuing impact on the total compensation figures in the Company’s “Summary Compensation Table” in fiscal years 2014 and 2015 from the long-term cash awards, which ceased in fiscal year 2015, under the previously designed programs for our performance during the relevant periods.

As shown in the chart below, because each performance period for the Market-Based PRSUs and stock options during fiscal year 2015 covers performance in two or three years, three performance cycles affect compensation during each fiscal year (including the Gap Year Award).

Figure 23. FY2015 LTIP Programs

“$V” Reflects timing of cash payment and/or vesting of equity awards.

(1)	See Figure 26 below for additional information regarding the performance period for each program.

(2)	Gap-Year Awards with cliff vesting of equity awards as in 2014/2016 LTIP but over two-year performance periods are excluded.

(3)	Market-Based PRSUs cliff vest at the end of the performance periods.

(4)	RSUs and Stock Options vest on an annual basis over three years.

Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value) and performance metrics are established for the program. Of the total target award opportunity, 50% is awarded in Market-Based Performance Restricted Stock Units, or “Market-Based PRSUs,” and the remaining 50% is awarded in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. The specific percentage of service-based RSUs and stock options are reviewed annually to determine whether service-based RSUs or stock options are the more appropriate form for the major part of the award based on criteria such as the current business environment and the potential value to motivate and retain the executives. We consider performance-based RSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based. This means that if options constitute 10% of the total target award opportunity, the long-term incentive program will be 60% performance-based. If options constitute 40% of the total target award opportunity, the long-term incentive program will be 90% performance-based.

Equity Vehicles

The equity vehicles used in our 2015/2017 long-term incentive program are the following:

Figure 24. 2015/2017 LTIP Program Equity Vehicles

Equity Vehicles	% of Target Award Opportunity	Terms
Market-Based PRSUs	50

•  Awards cliff vest three years from the February 11, 2015 grant date, or “Grant Date,” subject to satisfaction of minimal performance requirement and continued employment. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.

•  The performance period for Market-Based PRSUs is three years from the first business day in February (February 2, 2015).

•  The number of shares represented by the Market-Based PRSUs that can be earned over the performance periods is based on our stock price performance compared to the market price performance of the Philadelphia Semiconductor Sector Index (SOX), subject to the below-referenced ceiling. The stock price performance or market price performance is measured using the closing price for the 50 trading days prior to the dates the performance period begins and ends. The target number of shares represented by the Market-Based PRSUs is increased by 2% of target for each 1% that Lam’s stock price performance exceeds the market price performance of the SOX index; similarly, the target number of shares represented by the Market-Based PRSUs is decreased by 2% of target for each 1% that Lam’s stock price performance trails the market price performance of the SOX index. The result of the vesting formula is rounded down to the nearest whole number. A table reflecting the potential payouts depending on various comparative results is reflected in Figure 25 below.

•  The final award cannot exceed 150% of target (requiring a percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or greater than positive 25 percentage points) and can be as little as 0% of target (requiring a percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or lesser than negative 50 points).

•  The number of Market-Based PRSUs granted was determined by dividing 50% of the target opportunity by the closing price of our common stock on the Grant Date, $80.60, rounded down to the nearest share.

•  Awards that vest at the end of the performance period are distributed in shares of our common stock.

Stock Options	10

•  Awards vest one-third on the first, second and third anniversaries of the February 11, 2015 grant date, or “Grant Date,” subject to continued employment.

•  The number of stock options granted is determined by dividing 10% of the target opportunity by the closing price of our common stock on the Grant Date, $80.60, rounded down to the nearest share and multiplying the result by three. The ratio of three options for every RSU is based on a Black Scholes fair value accounting analysis.

•  Awards are exercisable upon vesting.

•  Expiration is on the seventh anniversary of the Grant Date.

RSUs	40

•  Awards vest one-third on the first, second and third anniversaries of the February 11, 2015 grant date, or “Grant Date,” subject to continued employment.

•  The number of RSUs granted is determined by dividing 40% of the target opportunity by the closing price of our common stock on the Grant Date, $80.60, rounded down to the nearest share.

•  Awards are distributed in shares of our common stock upon vesting.

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Lam Research Corporation 2015 Proxy Statement	25

Figure 25. Market-Based PRSU Vesting Summary

% Change in Lam’s Stock Price Performance Compared to % Change in SOX Index Market Price Performance	Market-Based PRSUs That Can Be Earned (% of Target) (1)
+ 25% or more	150
10%	120
0% (equal to index)	100
- 10%	80
- 25%	50
- 50% or less	0

(1)	As set forth in the third bullet of the first row of Figure 24, the results of the vesting formula (reflecting the number of Market-Based PRSUs that can be earned) are linearly interpolated between the stated percentages using the described formula.

Target Award Opportunity

Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a U.S. dollar value. The target amounts for each NEO under the program cycles affecting fiscal year 2015 are as follows:

Figure 26. LTIP Target Award Opportunities

Named Executive Officer	Long- Term Incentive Program		Target Award Opportunity ($)
	2015/2017	(1)	6,750,000
Martin B. Anstice	2014/2016	(2)	6,500,000
	2013/2014	(3)	5,000,000
	2015/2017	(1)	3,500,000
Timothy M. Archer	2014/2016	(2)	3,000,000
	2013/2014	(3)	3,000,000
	2015/2017	(1)	2,500,000
Douglas R. Bettinger	2014/2016	(2)	2,500,000
	2013/2014	(3)	2,000,000
	2015/2017	(1)	3,000,000
Richard A. Gottscho	2014/2016	(2)	2,500,000
	2013/2014	(3)	2,075,000
	2015/2017	(1)	1,300,000
Sarah A. O’Dowd	2014/2016	(2)	1,300,000
	2013/2014	(3)	1,258,000

(1)	The three-year performance period for the 2015/2017 LTIP begins on February 2, 2015 and ends on February 1, 2018.

(2)	The three-year performance period for the 2014/2016 LTIP began on February 18, 2014 and ends on February 17, 2017. The 2014 Gap Year Award (with a performance period beginning on February 18, 2014 and ending on February 17, 2016, and target award opportunities for each participant of 50% of his or her 2014/2016 LTIP target award opportunity) is not included.

(3)	The 2013/2014 LTIP had a two calendar-year performance period.

CY2015 Awards

Calendar year 2015 decisions for the 2015/2017 long-term incentive program. On February 11, 2015, the committee made a grant under the 2015/2017 long-term incentive program, of Market-Based PRSUs, stock options and RSUs on the terms set forth in Figure 24 above with a combined value equal to the NEO’s total target award opportunity, as shown in Figure 27 below.

Figure 27. 2015/2017 LTIP Awards

Named Executive Officer	Target Award Opportunity ($)	Market- Based PRSUs Award (1) (#)	Stock Options Award (#)	Service- Based RSUs Award (#)
Martin B. Anstice	6,750,000	41,873	25,122	33,498
Timothy M. Archer	3,500,000	21,712	13,026	17,369
Douglas R. Bettinger	2,500,000	15,508	9,303	12,406
Richard A. Gottscho	3,000,000	18,610	11,166	14,888
Sarah A. O’Dowd	1,300,000	8,064	4,836	6,451

(1)	The number of Market-Based PRSUs awarded is reflected at target. The final number of shares that may be earned will be 0 to 150% of target.

2013/2014 LTIP Payouts

The 2013/2014 LTIP payouts were awarded, and the 2013/2014 grants were made, pursuant to the previous design of the long-term incentive program.

Historic LTIP Design

The long-term incentive programs prior to 2014 had two components:

•	Cash Incentive Component
•	Equity Incentive Component

Of such prior long-term incentive programs, 50% were expressed in performance-based cash awards and the other 50% were awarded in equity. Such programs were designed to be 75% performance-based and 25% service-based (i.e., 50% of the equity component was performance-based and 50% was service-based). The cash incentive component of the programs was entirely performance-based, and the equity incentive component had typically been half performance-based (including stock options) and half service-based. As referenced above, we consider goal-based RSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based.

Cash Incentive Component

The cash component of the prior programs was 100% performance-based and was designed to:

•	motivate outstanding performance at the corporate levels and to create long-term stockholder value,
•	attract and retain top talent, and
•	optimize value to employees while maintaining cost-effectiveness to the Company.

The committee set performance metrics under each two-year performance period on an annual basis. Goals against the metrics were set on a six month basis for 2013 and on an annual basis for 2014 to allow the committee to react to changes in the external business environment. When business conditions improved, goals were set to require stronger performance, and when business conditions deteriorated, goals were set to ensure stretch performance under more difficult conditions. We believed this flexibility motivated exceptional performance and delivered stockholder value throughout the applicable fluctuating business cycles we experienced.

Results determined based on performance against the pre-set goals were adjusted to reflect stock price appreciation occurring during the performance period, aligning results under the program with results realized by our stockholders. The adjustment was made quarterly referencing a ratio of (x) the market price of our common stock over a 50-trading-day period to (y) the market price of our common stock over a

200-trading-day period, if the ratio was greater than one. Thus the final payout amount was determined by achievement against the performance goals adjusted by this stock price appreciation metric, and subject to the cap the committee set and any negative discretion the committee chose to exercise.

For each two-year performance period, the awards were subject to cliff vesting and payouts were made following the end of the second year to those participants who remained employed on the award determination date. The cliff vesting, rather than annual vesting, assisted with both retention and aligning NEOs with longer-term stockholder interests.

We believed this program had been effective in achieving pay-for-performance results in the face of high volatility across business cycles (as shown in Figure 28 below); however, as noted above, the compensation committee made the decision to move to a long-term program entirely composed of equity effective with the 2014/2016 LTIP.

Figure 28. 2013/2014 Long-Term Cash Payouts

Long-Term Cash Cycle	Average Long- Term Cash Payout as % of Target Award Opportunity	Business Environment
2013/2014	231

2014: Strong operating performance supported by stable economic conditions and healthy demand for semiconductor equipment; Company growth in various growing industry technology inflections

2013: Healthy demand for semiconductor equipment with stable economic conditions and favorable supply demand discipline; delivered on annualized cost savings targets defined in integration plans

2012/2013	109

2013: Healthy demand for semiconductor equipment with stable economic conditions and favorable supply demand discipline; delivered on annualized cost savings targets defined in integration plans

2012: Demand for semiconductor equipment declined slightly year-over-year as global economic conditions remained weak; positive execution against integration objectives

2011/2012	84

2012: Demand for semiconductor equipment declined slightly year-over-year as global economic conditions remained weak; positive execution against integration objectives

2011: Healthy semiconductor demand under weakening economic conditions; business conditions deteriorated in the second half of calendar year 2011

Payout decisions under the 2013/2014 long-term cash program. In February 2015, the committee determined payouts for the 2013/2014 performance cycle. The starting price for determination of the stock price appreciation metric for 2013 and 2014 was $36.93, which was based on a 200-day moving average as of December 21, 2012. The performance metric for both years of the program was non-GAAP operating income as a percentage of revenue. Specific goals against the non-GAAP operating income metric were set in February 2013 for the first half of 2013, in August 2013 for the second half of 2013, and in February 2014 on an annual basis for 2014. During the performance period, the goal was

15% per quarter, reflecting the Company’s executive compensation program objective to motivate retention of a long-term, high quality management team under then-prevailing business conditions. Actual quarterly performance of non-GAAP operating income during all eight quarters ranged from 69% to 156% of target. Without regard to stock price appreciation, the resulting payout would have been 124% of target for the entire period. However, the stock price appreciation metric served to increase the payouts to 231% of target. Payouts for the eligible NEOs were awarded at 231% of target, as shown in Figure 29 below.

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Lam Research Corporation 2015 Proxy Statement	27

Figure 29. 2013/2014 Long-Term Cash Payouts

Named Executive Officer	Cash Target Award Opportunity ($)	Cash Payout ($)
Martin B. Anstice	2,500,000	5,772,974
Timothy M. Archer	1,500,000	3,463,784
Douglas R. Bettinger	1,000,000	2,309,190
Richard A. Gottscho	1,037,500	2,395,784
Sarah A. O’Dowd	629,000	1,452,480

Equity Incentive Component

Similar to the current program, the long-term equity incentive component was historically designed to attract and retain top talent, provide competitive levels of compensation and to reward our NEOs for outstanding Company performance and long-term stock price appreciation. Historically, half of the equity award (25% of the total long-term incentive award opportunity) had been performance-based, delivered in either performance-vested RSUs or stock options. The remaining half of the equity award (25% of the total long-term incentive award opportunity) had been delivered through service-vested RSUs. The performance-based equity component of the long-term program was reviewed annually to determine whether performance-based RSUs or stock options were the most appropriate form for the award based on criteria such as the current business environment and the perceived potential value to motivate and retain the NEOs. Awards cliff vested two years after the grant date, depending on continued employment and, in the case of performance-based RSUs, on performance against specified metrics and goals. The cliff vesting, rather than annual vesting, provided for both retention and for aligning NEOs with longer-term stockholder interests.

Vesting and performance results under the 2013/2014 long-term equity program. Under the 2013/2014 long-term equity program, the committee made a grant to each NEO with a grant date of February 8, 2013 (other than Mr. Bettinger, who was not then an employee of the Company) of stock options and service–based RSUs with a combined value equal to 50% of the NEO’s total target award opportunity. The committee made a comparable grant for Mr. Bettinger effective as of March 11, 2013, the date he joined the Company. The number of shares of our common stock into which the stock options were exercisable, determined based on a Black Scholes value analysis, was three times the number of the RSUs granted. The options had a term of seven years and cliff vested on February 8, 2015, subject to continued employment. To determine the number of RSUs, 50% of the NEO’s long-term equity target dollar amount was divided by $42.61, the closing price of our common stock on February 8, 2013, for all NEOs other than Mr. Bettinger, and $42.41, the closing price of our common stock on March 11, 2013, for Mr. Bettinger. The number of shares underlying the stock options issued for the other 50% of the target dollar amount was determined as described above. The RSUs also cliff vested on February 8, 2015, subject to continued employment. On the vest dates, the stock option and service-based RSUs vested due to the passage of time.

Figure 30. 2013/2014 Long-Term Equity Awards

Named Executive Officer	Equity Target Award Opportunity ($)	Service-Based Restricted Stock Units Award (#)	Stock Options Award (#)
Martin B. Anstice	2,500,000	29,335	88,005
Timothy M. Archer	1,500,000	17,601	52,803
Douglas R. Bettinger	1,000,000	11,789	35,367
Richard A. Gottscho	1,037,500	12,174	36,522
Sarah A. O’Dowd	629,000	7,380	22,140

Employment/Change in Control Arrangements

The Company enters into employment/change in control agreements to help attract and retain our NEOs and believes that these agreements facilitate a smooth transaction and transition planning in connection with change in control events. During the 2015 fiscal year, the Company entered into new employment agreements with Messrs. Anstice, Archer and Bettinger and Dr. Gottscho, and a new change in control agreement with Ms. O’Dowd, because Mr. Anstice’s prior agreement terminated in December 2014 and the committee decided to align the terms and dates of all of these agreements. The employment agreements generally provide for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the applicable agreements. The employment agreements, and also the change in control agreements, generally provide for designated payments in the case of a change in control when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control), as such terms are defined in the applicable agreements.

For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Potential Payments upon Termination or Change in Control” section below.

Other Benefits Not Available to All Employees

Elective Deferred Compensation Plan

The Company maintains an elective deferred compensation plan that allows eligible employees (including all of the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company provides a limited Company contribution to the plan for all eligible employees.

Supplemental Health and Welfare

We provide certain health and welfare benefits not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and Company-provided coverage in the amount of $1 million for both life and accidental death and dismemberment insurance for all NEOs. Until January 1, 2013, the Company also provided an executive medical, dental, and vision reimbursement program that reimbursed NEOs’ cost of medical, dental, and vision expenses in excess of the regular employee plans through the end of 2012.

We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to executive officers who joined the Company or became executive officers through promotion effective on or after January 1, 2013. We have an independent actuarial valuation of post-retirement benefits for eligible NEOs conducted annually in accordance with generally accepted accounting principles. The most recent valuation was conducted in June 2015 and reflected the following retirement benefit obligation for the NEOs:

Figure 31. NEO Post-Retirement Benefit Obligations

Named Executive Officer	As of June 28, 2015 ($)
Martin B. Anstice	383,000
Timothy M. Archer	431,000
Douglas R. Bettinger (1)	—
Richard A. Gottscho	533,000
Sarah A. O’Dowd	439,000

(1)	Mr. Bettinger was not eligible to participate because he was not an employee of the Company prior to the termination of the program.

IV. TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” imposes limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid to our chief executive officer, and any of our three other most highly compensated executive officers (other than our chief financial officer) in a single tax year. Generally, compensation in excess of $1 million may only be deducted if it is qualified as “performance-based compensation” within the meaning of the Code.

The committee monitors the application of section 162(m) and the associated Treasury regulations and considers the advisability of qualifying our executive compensation for deductibility of such compensation. The committee’s policy is to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable and where the committee believes it is in the best interests of the Company and the Company’s stockholders.

When we design our executive compensation programs, we take into account whether a particular form of compensation will qualify as “performance-based” for purposes of section 162(m).

To facilitate the deductibility of compensation payments under section 162(m), in fiscal year 2004, we initially adopted the Executive Incentive Plan, or “EIP,” and obtained stockholder approval for the EIP at that time. We most recently amended this plan (subject to stockholder approval) in fiscal year 2015 and are seeking stockholder approval for the amended plan at the 2015 annual meeting. Both the AIP and the LTIP are administered under the EIP. The annual program awards and the long-term cash awards to our NEOs generally qualify for deductibility under section 162(m) to the extent practicable.

Consistent with the EIP and the regulations under section 162(m), compensation income realized upon the exercise of stock options granted under our LTIP generally will be deductible because the awards are granted by a committee whose members are outside directors and the other conditions of the EIP are satisfied. However, compensation associated with RSUs granted under the LTIP may not be deductible unless vesting is based on specific performance goals and the other conditions of the EIP are satisfied. Therefore, compensation income realized upon the vesting of service-based RSUs or upon the vesting of equity awards not meeting the conditions required by the EIP is not deductible to the Company to the extent that the threshold is exceeded.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors and employees of the Company) may be subject to additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits. The Company or its successor may also forfeit a deduction on the amounts subject to this additional tax.

We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other

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Lam Research Corporation 2015 Proxy Statement	29

reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2015, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.

Internal Revenue Code Section 409A

Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to the cash awards under the LTIP, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.

To assist our employees in avoiding additional taxes under section 409A, we have structured the LTIP, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exclusion from, or compliance with, section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or “ASC 718,” for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.

This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE COMPENSATION COMMITTEE

Youssef A. El-Mansy

Christine A. Heckart

Grant M. Inman

Abhijit Y. Talwalkar (Chair)

Compensation Committee Interlocks and Insider Participation

None of the compensation committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2015 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Executive Compensation Tables

The following tables (Figures 32-37) show compensation information for our named executive officers:

Figure 32. Summary Compensation Table

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)		Options Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)	Total ($)
Martin B. Anstice President and Chief Executive Officer	2015	906,646		—		5,849,027		558,635	3,839,904	(12)	10,527	11,164,739
	2014	803,846		—		8,298,569		897,137	4,978,689	(13)	30,977	15,009,218
	2013	776,904	(6)	—		1,249,964		1,150,947	2,376,731	(14)	17,106	5,571,653
Timothy M. Archer Executive Vice President and Chief Operating Officer	2015	604,431		—		3,032,808		289,658	2,114,132	(15)	10,543	6,051,572
	2014	580,769		1,000,000	(7)	3,830,003		414,012	3,034,681	(16)	30,521	8,889,985
	2013	574,313	(6)	—		1,999,961	(10)	690,568	1,738,388	(17)	124,204	5,127,434
Douglas R. Bettinger Executive Vice President and Chief Financial Officer (5)	2015	528,692		—		2,166,214		206,870	1,450,547	(18)	8,017	4,360,340
	2014	494,231		—		3,191,636		344,994	1,484,487	(19)	22,961	5,538,309
	2013	149,231		—		2,499,942	(11)	459,159	272,269	(20)	2,529	3,383,130
Richard A. Gottscho Executive Vice President, Global Products	2015	528,692		5,867	(8)	2,599,550		312,531	1,482,521	(21)	9,398	4,938,559
	2014	475,000		—		3,191,636		441,128	2,109,623	(22)	23,059	6,240,446
	2013	487,735	(6)	500	(9)	518,734		613,299	1,098,839	(23)	15,786	2,734,893
Sarah A. O’Dowd Senior Vice President, Chief Legal Officer and Secretary	2015	418,077		—		1,126,410		135,357	956,427	(24)	7,551	2,643,822
	2014	408,077		—		1,659,629		229,365	1,371,075	(25)	26,364	3,694,509
	2013	432,782	(6)	—		314,462		371,788	808,050	(26)	12,427	1,939,509

(1)	The amounts shown in this column represent the value of RSU awards, under the LTIP (for fiscal year 2014, this includes the 2014/2016 LTIP award and the Gap Year Award (a one-time award discussed in further detail in the “Long-Term Incentive Program – Design” section above)) except as described in footnotes 10 and 11 below, granted in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2015 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2015. For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2015” table below.

(2)	The amounts shown in this column represent the value of the stock option awards granted, under the LTIP (for fiscal year 2014, this includes the 2014/2016 LTIP award and the Gap Year Award (a one-time award discussed in further detail in the “Long-Term Incentive Program – Design” section above)), in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumption used to calculate the fair value of stock options in fiscal year 2015 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2015. For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2015” table below.

(3)	Includes the long-term cash awards, which ceased in calendar year 2015 (as discussed in further detail in the “Long-Term Incentive Program – Design” section above), under the previously designed long-term incentive programs for our performance during the relevant periods.

(4)	Please refer to “All Other Compensation Table For Fiscal Year 2015” which immediately follows this table, for additional information.

(5)	Mr. Bettinger was appointed Executive Vice President and Chief Financial Officer on March 11, 2013.

(6)	Includes non-recurring, one-time vacation payouts at the end of the program, in which all vice presidents were entitled to accrue paid vacation time, of $71,615 for Mr. Anstice; $7,485 for Mr. Archer; $36,005 for Dr. Gottscho; and $34,167 for Ms. O’Dowd.

(7)	Represents a retention bonus pursuant to the terms of his employment agreement (effective June 4, 2012), or “Archer Employment Agreement,” entered into in connection with the acquisition of Novellus.

(8)	Represents patent awards.

(9)	Represents a patent award.

(10)	Represents grants of service-based RSUs: under the 2012/2013 equity portion of the Long-Term Incentive Program, or “LTIP-Equity,” granted August 3, 2012 in accordance with the terms of the Archer Employment Agreement; and under the 2013/2014 LTIP-Equity, granted February 8, 2013.

(11)	Represents a grant of service-based RSUs under the 2013/2014 LTIP-Equity and a new hire grant of service-based RSUs with a dollar value equal to $2,000,000 in accordance with the terms of his employment agreement.

(12)	Represents $1,708,290 earned by and subsequently paid to Mr. Anstice under the calendar year 2014 Annual Incentive Program, or “AIP,” and $2,131,614 accrued on his behalf for the performance during fiscal year 2015 under the 2013/2014 Long-Term Incentive Program, or “LTIP-Cash.” Mr. Anstice has received the amounts accrued under the 2013/2014 LTIP-Cash.

(13)	Represents $1,155,041 earned by and subsequently paid to Mr. Anstice under the calendar year 2013 AIP, $857,186 accrued on his behalf for the performance during fiscal year 2014 under the 2012/2013 LTIP-Cash, and $2,966,462 accrued on his behalf for the performance during fiscal year 2014 under the 2013/2014 LTIP-Cash. Mr. Anstice has received the amount accrued under the 2012/2013 and 2013/2014 LTIP-Cash programs.

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Lam Research Corporation 2015 Proxy Statement	31

(14)	Represents $771,640 earned by and subsequently paid to Mr. Anstice under the calendar year 2012 AIP, $183,446 accrued on his behalf for the performance during fiscal year 2013 under the 2011/2012 LTIP-Cash, $740,974 accrued on his behalf for the performance during fiscal year 2013 under the 2012/2013 LTIP-Cash, and $680,671 accrued on his behalf for the performance during fiscal year 2013 under the 2013/2014 LTIP-Cash. Mr. Anstice has received the amounts accrued under the 2011/2012, 2012/2013, and 2013/2014 LTIP-Cash programs.

(15)	Represents $835,164 earned by and subsequently paid to Mr. Archer under the calendar year 2014 AIP and $1,278,968 accrued on his behalf for the performance during fiscal year 2015 under the 2013/2014 LTIP-Cash. Mr. Archer has received the amount accrued under the 2013/2014 LTIP-Cash.

(16)	Represents $642,528 earned by and subsequently paid to Mr. Archer under the calendar year 2013 AIP, $612,276 accrued on his behalf for the performance during fiscal year 2014 under the 2012/2013 LTIP-Cash, and $1,779,877 accrued on his behalf for the performance during fiscal year 2014 under the 2013/2014 LTIP-Cash. Mr. Archer has received the amount accrued under the 2012/2013 and 2013/2014 LTIP-Cash programs.

(17)	Represents $263,492 earned by and subsequently paid to Mr. Archer under the calendar year 2012 AIP, $360,804 earned by and subsequently paid to him in accordance with the terms of his employment agreement under the 2012 Novellus Executive Bonus Program for performance during the second half of fiscal year 2012, $705,689 accrued on his behalf for the performance during fiscal year 2013 under the 2012/2013 LTIP-Cash, and $408,403 accrued on his behalf for the performance during fiscal year 2013 under the 2013/2014 LTIP-Cash. Mr. Archer has received the amount accrued under the 2012/2013 and 2013/2014 LTIP-Cash programs.

(18)	Represents $597,902 earned by and subsequently paid to Mr. Bettinger under the calendar year 2014 AIP and $852,645 accrued on his behalf for the performance during fiscal year 2015 under the 2013/2014 LTIP-Cash. Mr. Bettinger has received the amount accrued under the 2013/2014 LTIP-Cash.

(19)	Represents $297,902 earned by and subsequently paid to Mr. Bettinger under the calendar year 2013 AIP, and $1,186,585 accrued on his behalf for the performance during fiscal year 2014 under the 2013/2014 LTIP-Cash. Mr. Bettinger has received the amounts accrued under the 2013/2014 LTIP-Cash program.

(20)	Represents $272,269 accrued on Mr. Bettinger’s behalf for the performance during fiscal year 2013 under the 2013/2014 LTIP-Cash. Mr. Bettinger has received the amounts accrued under the 2013/2014 LTIP-Cash program.

(21)	Represents $597,902 earned by and subsequently paid to Dr. Gottscho under the calendar year 2014 AIP and $884,619 accrued on his behalf for the performance during fiscal year 2015 under the 2013/2014 LTIP-Cash. Dr. Gottscho has received the amount accrued under the 2013/2014 LTIP-Cash.

(22)	Represents $486,685 earned by and subsequently paid to Dr. Gottscho under the calendar year 2013 AIP, $391,857 accrued on his behalf for the performance during fiscal year 2014 under the 2012/2013 LTIP-Cash, and $1,231,082 accrued on his behalf for the performance during fiscal year 2014 under the 2013/2014 LTIP-Cash. Dr. Gottscho has received the amount accrued under the 2012/2013 and 2013/2014 LTIP-Cash programs.

(23)	Represents $355,332 earned by and subsequently paid to Dr. Gottscho under the calendar year 2012 AIP, $122,297 accrued on his behalf for the performance during fiscal year 2013 under the 2011/2012 LTIP-Cash, $338,731 accrued on his behalf for the performance during fiscal year 2013 under the 2012/2013 LTIP-Cash, and $282,479 accrued on his behalf for the performance during fiscal year 2013 under the 2013/2014 LTIP-Cash. Dr. Gottscho has received the amounts accrued under the 2011/2012, 2012/2013, and 2013/2014 LTIP-Cash programs.

(24)	Represents $420,113 earned by and subsequently paid to Ms. O’Dowd under the calendar year 2014 AIP and $536,314 accrued on her behalf for the performance during fiscal year 2015 under the 2013/2014 LTIP-Cash. Ms. O’Dowd has received the amount accrued under the 2013/2014 LTIP-Cash.

(25)	Represents $318,575 earned by and subsequently paid to Ms. O’Dowd under the calendar year 2013 AIP, $306,138 accrued on her behalf for the performance during fiscal year 2014 under the 2012/2013 LTIP-Cash, and $746,362 accrued on her behalf for the performance during fiscal year 2014 under the 2013/2014 LTIP-Cash. Ms. O’Dowd has received the amount accrued under the 2012/2013 and 2013/2014 LTIP-Cash programs.

(26)	Represents $276,615 earned by and subsequently paid to Ms. O’Dowd under the calendar year 2012 AIP, $95,545 accrued on her behalf for the performance during fiscal year 2013 under the 2011/2012 LTIP-Cash, $264,633 accrued on her behalf for the performance during fiscal year 2013 under the 2012/2013 LTIP-Cash, and $171,257 accrued on her behalf for the performance during fiscal year 2013 under the 2013/2014 LTIP-Cash. Ms. O’Dowd has received the amounts accrued under the 2011/2012, 2012/2013, and 2013/2014 LTIP-Cash programs.

Figure 33. FY2015 All Other Compensation Table

All Other Compensation Table for Fiscal Year 2015
	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company Paid Long-Term Disability Insurance Premiums (1) ($)	Company Paid Life Insurance Premiums (2) ($)	Company Contribution to the Elective Deferred Compensation Plan ($)	Total ($)
Martin B. Anstice	8,027	—	—	2,500	10,527
Timothy M. Archer	8,043	—	—	2,500	10,543
Douglas R. Bettinger	8,017	—	—	—	8,017
Richard A. Gottscho	8,224	1,174	—	—	9,398
Sarah A. O’Dowd	4,823	—	228	2,500	7,551

(1)	Represents the portion of supplemental long-term disability insurance premiums paid by Lam.

(2)	Represents the portion of life insurance premiums paid by Lam in excess of the non-discriminatory life insurance benefits provided to all Company employees.

Figure 34. FY2015 Grants of Plan-Based Awards

Grants of Plan-Based Awards for Fiscal Year 2015
				Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type	Grant Date	Approved Date	Target ($) (1)	Maximum ($) (1)	Target (#) (2)		Maximum (#) (2)		or Units (#)		Options (#)		Awards ($/sh)	Awards ($) (3)
Martin B. Anstice	Annual Incentive Program	N/A	2/10/15	1,390,500	3,128,625	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	2/11/15	2/10/15	—	—	41,873	(4)	62,809	(4)	—		—		—	3,219,196
	Service-Based RSUs	2/11/15	2/10/15	—	—	—		—		33,498	(5)	—		—	2,629,830
	Stock Options	2/11/15	2/10/15	—	—	—		—		—		25,122	(6)	80.60	558,635
Timothy M. Archer	Annual Incentive Program	N/A	2/9/15	679,800	1,529,550	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	2/11/15	2/9/15	—	—	21,712	(4)	32,568	(4)	—		—		—	1,669,219
	Service-Based RSUs	2/11/15	2/9/15	—	—	—		—		17,369	(5)	—		—	1,363,590
	Stock Options	2/11/15	2/9/15	—	—	—		—		—		13,026	(6)	80.60	289,658
Douglas R. Bettinger	Annual Incentive Program	N/A	2/9/15	486,000	1,093,500	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	2/11/15	2/9/15	—	—	15,508	(4)	23,262	(4)	—		—		—	1,192,255
	Service-Based RSUs	2/11/15	2/9/15	—	—	—		—		12,406	(5)	—		—	973,959
	Stock Options	2/11/15	2/9/15	—	—	—		—		—		9,303	(6)	80.60	206,870
Richard A. Gottscho	Annual Incentive Program	N/A	2/9/15	486,000	1,093,500	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	2/11/15	2/9/15	—	—	18,610	(4)	27,915	(4)	—		—		—	1,430,737
	Service-Based RSUs	2/11/15	2/9/15	—	—	—		—		14,888	(5)	—		—	1,168,813
	Stock Options	2/11/15	2/9/15	—	—	—		—		—		11,166	(6)	80.60	312,531
Sarah A. O’Dowd	Annual Incentive Program	N/A	2/9/15	342,000	769,500	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	2/11/15	2/9/15	—	—	8,064	(4)	12,096	(4)	—		—		—	619,960
	Service-Based RSUs	2/11/15	2/9/15	—	—	—		—		6,451	(5)	—		—	506,449
	Stock Options	2/11/15	2/9/15	—	—	—		—		—		4,836	(6)	80.60	135,357

(1)	The AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary approved in February 2015, effective as of April 2015.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the target and maximum number (150% of target) of Market-Based PRSUs that may be paid out to the NEOs on the terms described in the “Executive Compensation and Other Information – Compensation Discussion and Analysis” above.

(3)	The amounts shown in this column represent the value of service-based and market-based performance RSU and stock option awards granted during fiscal year 2015 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the service-based or market-based performance RSU in fiscal year 2015 are set forth in Note 5 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2015.

(4)	The Market-Based PRSUs vest on February 11, 2018, subject to continued employment.

(5)	The service-based RSUs vest 33.3% on February 11, 2016, 33.3% on February 11, 2017 and 33.3% on February 11, 2018, subject to continued employment.

(6)	Represents stock options with a seven-year term, of which 33.3% vest on February 11, 2016, 33.3% vest on February 11, 2017 and 33.3% vest on February 11, 2018, subject to continued employment.

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Lam Research Corporation 2015 Proxy Statement	33

Figure 35. FYE2015 Outstanding Equity Awards

Outstanding Equity Awards at 2015 Fiscal Year-End
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Martin B. Anstice										41,873	(2)	3,469,597
			25,122	(3)	80.60	2/11/22
							33,498	(4)	2,775,644
										62,789	(5)	5,202,697
			25,114	(6)	51.76	2/18/21
							33,488	(7)	2,774,816
										31,394	(8)	2,601,307
			18,834	(9)	51.76	2/18/21
							25,115	(10)	2,081,029
Timothy M. Archer										21,712	(2)	1,799,056
			13,026	(3)	80.60	2/11/22
							17,369	(4)	1,439,195
										28,979	(5)	2,401,200
	5,795	(6)	11,590	(6)	51.76	2/18/21
							15,456	(7)	1,280,684
										14,489	(8)	1,200,559
			8,691	(9)	51.76	2/18/21
							11,591	(10)	960,430
	52,803	(11)			42.61	2/8/20
	40,500	(12)			29.34	12/16/20
Douglas R. Bettinger										15,508	(2)	1,284,993
			9,303	(3)	80.60	2/11/22
							12,406	(4)	1,027,961
										24,149	(5)	2,000,986
			9,658	(6)	51.76	2/18/21
							12,880	(7)	1,067,237
										12,074	(8)	1,000,452
			7,242	(9)	51.76	2/18/21
							9,659	(10)	800,345
Richard A. Gottscho										18,610	(2)	1,542,025
			11,166	(3)	80.60	2/11/22
							14,888	(4)	1,233,620
										24,149	(5)	2,000,986
	4,829	(6)	9,658	(6)	51.76	2/18/21
							12,880	(7)	1,067,237
										12,074	(8)	1,000,452
			7,242	(9)	51.76	2/18/21
							9,659	(10)	800,345
	36,522	(11)			42.61	2/8/20
Sarah A. O’Dowd										8,064	(2)	668,183
			4,836	(3)	80.60	2/11/22
							6,451	(4)	534,530
										12,557	(5)	1,040,473
	2,511	(6)	5,022	(6)	51.76	2/18/21
							6,698	(7)	554,996
										6,278	(8)	520,195
			3,765	(9)	51.76	2/18/21
							5,023	(10)	416,206
	22,140	(11)			42.61	2/8/20

(1)	Calculated by multiplying the number of unvested shares by $82.86, the closing price per share of our common stock on June 26, 2015.

(2)	Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period. The Market-Based PRSUs were granted on February 11, 2015. On February 11, 2018, the Market-Based PRSUs will vest, subject to continued employment.

(3)	Stock options were granted on February 11, 2015. On February 11, 2016, February 11, 2017 and February 11, 2018, 33.3% of the stock options will become exercisable, subject to continued employment.

(4)	RSUs were granted on February 11, 2015. On February 11, 2016, February 11, 2017 and February 11, 2018, the RSUs (33.3% on each date) will vest, subject to continued employment.

(5)	Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period. The Market-Based PRSUs were granted on February 18, 2014. On February 18, 2017, the Market-Based PRSUs will vest, subject to continued employment.

(6)	Stock options were granted on February 18 2014. As of the 2015 fiscal year-end, 33% of the stock options granted on February 18, 2014 had become exercisable. On February 18, 2016 and February 18, 2017, the remaining unvested stock options (33% on each date) will become exercisable, subject to continued employment.

(7)	RSUs were granted on February 18, 2014. As of the 2015 fiscal year-end, 33.3% of the RSUs granted on February 18, 2014 had vested. On February 18, 2016 and February 18, 2017, the remaining RSUs (33.3% on each date) will vest, subject to continued employment.

(8)	Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the two-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable two-year performance period. The Market-Based PRSUs were granted as part of the Gap Year Award on February 18, 2014. On February 18, 2016, the Market-Based PRSUs will vest, subject to continued employment.

(9)	Stock options were granted as part of the Gap Year Award on February 18, 2014. On February 18, 2016, 100% of the stock options will become exercisable, subject to continued employment.

(10)	RSUs were granted as part of the Gap Year Award on February 18, 2014. On February 18, 2016, 100% of the RSUs will vest, subject to continued employment.

(11)	Stock options were granted on February 8, 2013. As of the 2015 fiscal year-end, 100% of the stock options granted on February 8, 2013 had become exercisable.

(12)	Stock options were granted on December 16, 2010. As of the 2015 fiscal year-end, 100% of the stock options granted on December 16, 2010 had become exercisable.

Figure 36. FY2015 Option Exercises and Stock Vested

Option Exercises and Stock Vested for Fiscal Year 2015 (1)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin B. Anstice	100,562	3,830,053	46,078	3,663,823
Timothy M. Archer	—	—	25,328	2,008,338
Douglas R. Bettinger	40,196	1,536,950	18,228	1,448,675
Richard A. Gottscho	—	—	18,613	1,478,759
Sarah A. O’Dowd	—	—	10,728	850,941

(1)	The table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal year 2015, which ended on June 28, 2015.

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Lam Research Corporation 2015 Proxy Statement	35

Figure 37. FY2015 Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation for Fiscal Year 2015
Name	Executive Contributions in FY 2015 ($) (1)	Registrant Contributions in FY 2015 ($) (2)	Aggregate Earnings in FY 2015 ($) (3)	Aggregate Balance at FYE 2015 ($) (4)
Martin B. Anstice	85,925	2,500	115,966	4,618,543
Timothy M. Archer	2,091,607	2,500	123,128	3,642,690
Douglas R. Bettinger	1,403,284	—	38,401	1,544,768
Richard A. Gottscho	—	—	100,969	1,901,479
Sarah A. O’Dowd	2,079,073	2,500	165,249	5,977,247

(1)	The entire amount of each executive’s contributions in fiscal year 2015 is reported in each respective NEO’s compensation in our fiscal year 2015 “Summary Compensation Table.”

(2)	Represents the amount that Lam credited to the Elective Deferred Compensation Plan, the “EDCP,” which is 3% of Executive Salary Contribution during calendar year 2014, to a maximum benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “All Other Compensation Table For Fiscal Year 2015.”

(3)	The NEOs did not receive above-market or preferential earnings in fiscal year 2015.

(4)	The fiscal year-end balance includes $4,414,152 for Mr. Anstice, $1,425,455 for Mr. Archer, $103,083 for Mr. Bettinger, $1,800,510 for Dr. Gottscho, and $3,730,425 for Ms. O’Dowd that were previously reported in our “Summary Compensation Table” in prior years’ proxy statements.

Potential Payments upon Termination or Change in Control

The following is a summary of the employment agreements of our named executive officers.

Executive Employment Agreements

Martin B. Anstice. The Company and Mr. Anstice entered into an employment agreement, or the “new agreement,” effective January 1, 2015, for a term ending on December 31, 2017, subject to the right of the Company or Mr. Anstice, under certain circumstances, to terminate the new agreement prior to such time. This new agreement replaced the prior agreement, effective January 1, 2012 and amended on January 30, 2014, whose term ended on December 31, 2014.

Under the terms of the new agreement, Mr. Anstice receives a base salary, which is reviewed annually and potentially adjusted. It was initially set at the beginning of the term of the agreement at $900,000. Mr. Anstice is also entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally, subject to the applicable terms and conditions of those programs and the approval of the independent members of the board, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Anstice receives other benefits, such as health insurance, paid time off (as his schedule permits), and benefits under other plans and programs generally applicable to executive officers of the Company.

If an Involuntary Termination (as defined in Mr. Anstice’s new agreement) of Mr. Anstice’s employment occurs, other than in connection with a Change in Control (as defined in

Mr. Anstice’s new agreement), Mr. Anstice will be entitled to: (1) a lump-sum cash payment equal to 18 months of his then-current base salary, plus an amount equal to the average of the last five annual payments made to Mr. Anstice under the short term variable compensation or any predecessor or successor programs (the “Short Term Program,” and such average, the “Five Year Average Amount”), plus an amount equal to the pro-rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short Term program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any long-term, cash-based variable-compensation programs of the Company (the “Long Term Cash Programs”); (3) certain medical benefits; (4) a cash payment equal to a product of (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-Based PRSU/performance-based RSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the closing stock price on the date of termination; and (5) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are not performance based granted to Mr. Anstice at least 12 months prior to the termination date.

If a Change in Control of the Company (as defined in Mr. Anstice’s new agreement) occurs during the period of Mr. Anstice’s employment, and if there is an Involuntary Termination of Mr. Anstice’s employment either in contemplation of or within the 18 months following the Change in Control, Mr. Anstice will be entitled to: a lump-sum cash payment equal to 24 months of Mr. Anstice’s then-current base salary, plus an amount equal to two times the Five Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked during the calendar year during which the termination occurs) of the Five Year Average Amount; certain medical benefits; conversion of any Market-Based PRSUs/performance-based RSUs outstanding as of the Change in Control into a cash award payable at time of termination equal to the sum of: (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-Based PRSU/performance-based RSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the remainder of the pro-rata portion of unvested Market-Based PRSU/performance-based RSU awards at target; vesting, as of the date of termination, of the unvested stock option or RSU awards that are not performance-based granted to Mr. Anstice prior to the Change in Control; and payment of any amounts accrued as of the Change in Control under the Long Term Cash Programs, plus an amount equal to the remaining target amount under the Long Term Cash Programs.

If Mr. Anstice’s employment is terminated due to disability or in the event of his death, Mr. Anstice (or his estate) will be entitled to: (1) the pro rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under the Long Term Cash Programs; (3) certain medical benefits; (4) vesting, as of the date of termination, of 50% of the unvested stock option, and RSU awards, which are not performance based, granted to Mr. Anstice prior to the date of termination (or a pro rata amount, based on period of service, if greater than 50%); and (5) vesting, as of the date of termination, of 50% of the Market-Based PRSU/performance-based RSU awards (or a pro rata amount, based on period of service, if greater than 50%) as adjusted for the Company’s performance during the service period (in either case) granted to Mr. Anstice prior to the date of termination.

If Mr. Anstice voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Company’s Retiree Health Plans); stock options, RSUs and Market-Based PRSUs/performance-based RSUs will cease to vest on the termination date; and stock options will be cancelled unless they are exercised within 90 days after the termination date. All RSUs and Market-Based PRSUs/performance-based RSUs will be cancelled on the termination date.

Mr. Anstice’s new agreement also subjects Mr. Anstice to customary confidentiality and non-competition obligations during the term of the agreement, the application of the Company’s compensation recovery or clawback policy to any compensation, and non-solicitation obligations for a period of six months following the termination of his employment. The new agreement also requires Mr. Anstice to execute a release in favor of the Company to receive the payments described above.

Timothy M. Archer. The Company and Mr. Archer entered into a new employment agreement, or the “new agreement,” effective January 1, 2015, for a term ending on December 31, 2017, subject to the right of the Company or Mr. Archer, under certain circumstances, to terminate the new agreement prior to such time. The new agreement replaced the employment agreement between the parties that was effective on June 4, 2012 and amended on January 30, 2014. The terms of Mr. Archer’s new agreement are substantively similar to those of Mr. Anstice’s new agreement, except that Mr. Archer’s initial base salary at the beginning of the term of the new agreement was set at $600,000.

The severance terms of Mr. Archer’s new agreement are generally similar to those of Mr. Anstice’s new agreement, provided that (1) Mr. Archer will receive 12-months base salary instead of 18 months in the event of his Involuntary Termination; and (2) instead of a payment of the Five Year Average Amount, he will receive a payment of 50% of the Five Year Average Amount. The Change in Control terms of Mr. Archer’s new agreement are generally similar to those of Mr. Anstice’s new agreement, provided that Mr. Archer will receive 18-months base salary instead of 24 months in the event of his Involuntary Termination.

Douglas R. Bettinger. The Company and Mr. Bettinger entered into a new employment agreement, or the “new agreement,” with a term commencing on January 1, 2015 and ending on December 31, 2017, subject to the right of the Company or Mr. Bettinger, under certain circumstances, to terminate the agreement prior to such time. The new agreement replaced the employment agreement between the parties that was effective on March 11, 2013 and amended on January 30, 2014. The terms of Mr. Bettinger’s new agreement are substantively similar to those of Mr. Archer’s new agreement, with the following material differences: Mr. Bettinger’s initial base salary at the beginning of the term of the new agreement was set at $525,000 and his new agreement references the previously received special bonus grant of RSUs with a dollar value (as of such date) equal to $2,000,000 that vested in equal tranches on a quarterly basis over the year following the effective date of the immediately preceding agreement.

Had Mr. Bettinger’s employment terminated due to a “voluntary resignation” (as defined in his new agreement) prior to March 11, 2015, he would have been required to repay to

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Lam Research Corporation 2015 Proxy Statement	37

the Company (in cash or vested RSU shares) a pro rata portion of the shares granted as part of the special bonus.

The severance terms of Mr. Bettinger’s new agreement are generally similar to those of Mr. Archer’s new agreement, provided that in computing the Five Year Average Amount any partial year short-term plan payments in any year shall be annualized, and if employed for less than five years, then computed based on such fewer number of years. The Change in Control terms of Mr. Bettinger’s new agreement are generally similar to those of Mr. Archer’s new agreement.

Richard A. Gottscho. The Company and Dr. Gottscho entered into an employment agreement, or the “new agreement,” effective January 1, 2015, for a term ending on December 31, 2017, subject to the right of the Company or Dr. Gottscho, under certain circumstances, to terminate the new agreement prior to such time. The new agreement replaced the employment agreement between the parties that was effective on July 18, 2012 and amended on January 30, 2014. The terms of Dr. Gottscho’s new agreement are substantively similar to those of Mr. Archer’s new agreement with the following material difference: under Dr. Gottscho’s new agreement, his initial base salary at the beginning of the term of the new agreement was set at $525,000. The severance and Change in Control terms of Dr. Gottscho’s new agreement are also generally similar to those of Mr. Archer’s new agreement.

Other Executive Agreements

The Company entered into a new change in control agreement with Ms. O’Dowd effective January 1, 2015, or the “new agreement,” for a term ending on December 31, 2017, subject to the right of the Company or Ms. O’Dowd, under certain circumstances, to terminate the agreement prior to such time. The new agreement replaced a change in control agreement between the parties that was effective on July 18, 2012 and amended on January 30, 2014. The new agreement provides that if a change in control (as defined in Ms. O’Dowd’s new agreement) of the Company occurs during the period of her employment under the new agreement, and there is an Involuntary Termination (as defined in her new agreement) of her employment, Ms. O’Dowd will be entitled to payments and benefits substantively similar to those contained in the change in control provisions of Mr. Archer’s new agreement.

The change in control agreements contain confidentiality, non-competition, and non-solicitation terms that are substantively similar to those of Mr. Anstice’s, Mr. Archer’s, Mr. Bettinger’s and Dr. Gottscho’s new agreements, and require Ms. O’Dowd to execute a release in favor of the Company to receive the payments described in the previous paragraph.

Equity Plans

In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (i) a merger or consolidation in which the Company is not the surviving entity, (ii) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (iii) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the board and/or the terms of the applicable transaction documents.

Potential Payments to Named Executive Officers upon Termination or Change in Control

The tables below summarize the potential payments to our NEOs, assuming a change in control of the Company as of the end of fiscal year 2015. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2015, June 28, 2015. The closing price per share of our common stock on June 26, 2015, which was the last trading day of fiscal year 2015, was $82.86. The short-term incentive program pro-rata amounts are calculated by multiplying the applicable pro-rata percentage by the target. Actual performance will not be known until the end of calendar year 2015.

Figures 38 – 42. Potential Payments to NEOs upon Termination or Change in Control as of FYE2015

Potential Payments to Mr. Anstice upon Termination or Change in Control as of June 28, 2015
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	1,390,500	1,854,000
Short-term Incentive (5-year average)	—	—	—	957,076	1,914,152
Short-term Incentive (pro rata)	—	695,250	—	695,250	478,538
Stock Options (Unvested and Accelerated)	—	809,402	—	737,623	1,423,559
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	4,162,583	—	2,620,604	7,631,489
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	7,311,359	—	5,823,381	12,549,624
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	24,071	—	24,071	24,071
Total	—	13,002,665	—	12,248,505	25,875,433

Potential Payments to Mr. Archer upon Termination or Change in Control as of June 28, 2015
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	618,000	927,000
Short-term Incentive (5-year average)	—	—	—	358,402	1,075,207
Short-term Incentive (pro rata)	—	339,900	—	339,900	358,402
Stock Options (Unvested and Accelerated)	—	375,137	—	340,393	660,178
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	2,000,227	—	1,209,480	3,680,310
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	3,462,184	—	2,709,593	5,986,965
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	36,107	—	36,107	36,107
Total	—	6,213,555	—	5,611,875	12,724,169

Potential Payments to Mr. Bettinger upon Termination or Change in Control as of June 28, 2015
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	540,000	810,000
Short-term Incentive (5-year average)	—	—	—	234,468	703,404
Short-term Incentive (pro rata)	—	243,000	—	243,000	234,468
Stock Options (Unvested and Accelerated)	—	310,845	—	283,646	546,615
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	1,581,162	—	1,007,891	2,895,543
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	2,790,018	—	2,234,195	4,777,883
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	24,071	—	24,071	24,071
Total	—	4,949,096	—	4,567,271	9,991,984

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Lam Research Corporation 2015 Proxy Statement	39

Potential Payments to Dr. Gottscho upon Termination or Change in Control as of June 28, 2015
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	540,000	810,000
Short-term Incentive (5-year average)	—	—	—	228,710	686,129
Short-term Incentive (pro rata)	—	243,000	—	243,000	228,710
Stock Options (Unvested and Accelerated)	—	312,950	—	283,646	550,825
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	1,683,991	—	1,007,891	3,101,201
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	2,904,140	—	2,262,725	5,031,316
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	533,000	533,000	533,000	533,000	533,000
Total	533,000	5,677,081	533,000	5,098,972	10,941,181

Potential Payments to Ms. O’Dowd upon Termination or Change in Control as of June 28, 2015
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	—	641,250
Short-term Incentive (5-year average)	—	—	—	—	527,901
Short-term Incentive (pro rata)	—	—	—	—	175,967
Stock Options (Unvested and Accelerated)	—	—	—	—	284,205
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	1,505,732
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	2,484,392
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	439,000	439,000	439,000	439,000	439,000
Total	439,000	439,000	439,000	439,000	6,058,447

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of June 28, 2015, regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the 1999 Employee Stock Purchase Plan, the 2007 Stock Incentive Plan, and the 2011 Stock Incentive Plan, each as amended and as may be amended.

Figure 43. FYE2015 Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (1) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,453,709	(2)	51.92	8,719,394	(3)
Equity compensation plans not approved by security holders	2,336,211	(4)	28.19	5,287,479	(5)
Total	5,789,920		37.44	14,006,873

(1)	Does not include RSUs.

(2)

Includes 3,453,709 shares issuable upon RSU vesting or stock option exercises under the Company’s 2007 Stock Incentive Plan, as amended, or the “2007 Plan.” The 2007 Plan was adopted by the board in August 2006, approved by Lam’s stockholders in November 2006, and amended by the board in November 2006 and May 2013. The term of the 2007 Plan is 10 years from the last date of any approval, amendment, or restatement of the Plan by the Company’s stockholders. The 2007 Plan reserves for issuance up to 15,000,000 shares of the Company’s common stock.

(3)	Includes 1,284,871 shares available for future issuance under the 2007 Plan and 7,434,523 shares available for future issuance under the 1999 Employee Stock Purchase Plan, as amended, or the “1999 ESPP.” The 1999 ESPP was adopted by the board in September 1998, approved by Lam’s stockholders in November 1998, amended by stockholder approval in November 2003, and most recently amended by the board in November 2012. The term of the 1999 ESPP is 20 years from its effective date of September 30, 1998, unless otherwise terminated or extended in accordance with its terms.

(4)	Includes 2,336,211 shares issuable upon RSU vesting or stock option exercises under the Company’s 2011 Stock Incentive Plan, as amended, or the “2011 Plan.” As part of the acquisition of Novellus, Lam assumed the Novellus Systems, Inc. 2011 Stock Incentive Plan. The 2011 Plan was approved by Novellus shareholders before the merger but has not been approved by a separate vote of Lam stockholders. The 2011 Plan was amended by the board in July 2012. The term of the 2011 Plan is 10 years from its effective date of May 10, 2011, unless otherwise terminated or extended in accordance with its terms.

(5)	Includes 5,287,479 shares available for future issuance under the 2011 Plan.

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Lam Research Corporation 2015 Proxy Statement	41

Audit Matters

Audit Committee Report

The Company’s management, audit committee and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP, or “EY,” has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The audit committee is responsible for monitoring and overseeing these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2015, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements with Company management.
•	Discussed with EY the matters required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board, or the “PCAOB.”
•	Reviewed the written disclosures and the letter from EY, required by Rule 3526 of the PCAOB, “Communication with Audit Committees Concerning Independence,” and discussed with EY its independence.
•	Based on the foregoing reviews and discussions, recommended to the board of directors that the audited financial statements be included in the Company’s 2015 Annual Report on Form 10-K for the fiscal year ended June 28, 2015 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE AUDIT COMMITTEE

Eric K. Brandt (Chair)

Michael R. Cannon

Catherine P. Lego

William R. Spivey

Relationship with Independent Registered Public Accounting Firm

EY has audited the Company’s consolidated financial statements since the Company’s inception.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The audit committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. Factors considered by the audit committee in deciding whether to retain EY include: (i) EY’s global capabilities to handle the breadth and complexity of the

Company’s global operations; (ii) EY’s technical expertise and knowledge of the Company’s industry and global operations; (iii) the quality and candor of EY’s communications with the audit committee and management; (iv) EY’s independence; (v) the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism; (vi) the appropriateness of EY’s fees; and (vii) EY’s tenure as our independent auditor, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners) that help ensure EY’s continued independence in the face of such tenure.

Figure 44. Independent Registered Public Accounting Firm Evaluation and Selection Highlights

Independence Controls
Audit Committee Oversight – Oversight includes regular private sessions with EY, discussion with EY about the scope of its audit and business imperatives, a comprehensive annual evaluation when determining whether to engage EY, and direct involvement by the audit committee and its chair in the selection of the new lead assurance engagement partner and new global coordinating partner in connection with the mandated rotation of these positions.

Limits on Non-Audit Services – The audit committee preapproves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
EY’s Internal Independence Process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence and rotation requirements established by the PCAOB and SEC.
Strong Regulatory Framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Benefits of Longer Tenure
Enhanced Audit Quality – EY’s significant institutional knowledge and deep expertise of the Company’s semiconductor equipment industry and global business, accounting policies and practices and internal control over financial reporting enhances audit quality.
Competitive Fees – Because of EY’s familiarity with the Company and the industry, audit and other fees are competitive with peer independent registered public accounting firms.
Avoid Costs Associated with New Auditor – Bringing on a new independent registered public accounting firm would be costly and require a significant time commitment, which could lead to management distractions.

Fees Billed by EY

The table below shows the fees billed by EY for audit and other services provided to the Company in fiscal years 2015 and 2014.

Figure 45. FY2015/2014 EY Fees Billed

	Fiscal Year 2015 ($)	Fiscal Year 2014 ($)
Audit Fees (1)	4,736,008	4,584,117
Audit-Related Fees (2)	—	8,975
Tax Fees (3)	82,634	119,055
All Other Fees (4)	—	1,535
TOTAL	4,818,642	4,713,682

(1)	Audit Fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit Fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to EY’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)	Audit-Related Fees represent fees for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees” and include fees related to services provided to support the Company’s disposition of the Peter Wolters industrial applications group.

(3)	Tax Fees represent fees for professional services for tax compliance and review services related to foreign tax compliance and assistance with tax audits and appeals.

(4)	All other fees represent subscription fees to EY’s accounting research service.

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Lam Research Corporation 2015 Proxy Statement	43

The audit committee reviewed summaries of the services provided by EY and the related fees during fiscal year 2015 and has determined that the provision of non-audit services was compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm. The audit committee approved 100% of the services and related fee amounts for services provided by EY during fiscal year 2015.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the audit committee to approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services, to be provided to us by our independent registered public accounting firm, provided that the audit committee shall not approve any non-audit services proscribed by

Section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The committee has delegated to the chair of the committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.

Certain Relationships and Related Party Transactions

No family relationships exist as of the date of this proxy statement or existed during fiscal year 2015 among any of our directors and executive officers. There was only one related party transaction that occurred during fiscal year 2015. The son of Stephen G. Newberry, the chairman of our board of directors, Ryan Newberry, is employed by the Company as a manager of security. In fiscal year 2015, the aggregate compensation paid to Ryan Newberry, including salary, incentive compensation, the grant date value of long-term incentive awards and the value of any other health and benefits contributed to or paid for by the Company, was less than $150,000. The aggregate compensation is similar to the aggregate compensation of other employees holding equivalent positions.

Voting Proposals

Proposal No. 1: Election of Directors

A board of nine directors is to be elected at the 2015 annual meeting. In general, the nine nominees who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the board, even if he or she is among the top nine nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be for the ensuing year, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise instructed, the Proxy Holders (as defined in “Voting and Meeting Information – Information Concerning Solicitation and Voting – Voting Instructions” below) will vote the proxies received by them for the nine nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than nine nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, and unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the present board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.

The below nominees for reelection have been nominated for election to the board of directors in accordance with the criteria and procedures discussed above in “Governance Matters – Corporate Governance.” The nine directors to be elected is fewer than the eleven members of the board as of the date of mailing. As previously disclosed in a current report on Form 8-K, Mr. Inman and Dr. Spivey are retiring from the board effective as of November 2, 2015, just before the date of the 2015 annual meeting. The board has reduced the size of the board to nine, effective immediately prior to the time of the 2015 annual meeting.

In addition to the below biographical information concerning each board nominee’s specific experience, attributes, positions and qualifications and age as of September 1, 2015, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the board of directors and performed his or her duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have an appropriate diversity and interplay of viewpoints, skills, backgrounds and experiences that will encourage a robust decision-making process for the board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH BELOW.

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Lam Research Corporation 2015 Proxy Statement	45

2015 Nominees for Director

Martin B. Anstice Director since 2012 Age 48

Martin B. Anstice has served as the Company’s President and Chief Executive Officer since January 2012. Mr. Anstice joined the Company in April 2001 as Senior Director, Operations Controller; was promoted to the position of Managing Director and Corporate Controller in May 2002; and was promoted to Group Vice President, Chief Financial Officer, and Chief Accounting Officer in June 2004. He was appointed Executive Vice President and Chief Operating Officer in September 2008 and President in December 2010. Prior to joining the Company, Mr. Anstice held various finance positions from 1988 to 1999 at Raychem Corporation, a global materials science company. Subsequent to the acquisition of Raychem by Tyco International, a global provider of engineered electronic components, network solutions and wireless systems, he assumed responsibilities supporting mergers and acquisition activities of Tyco Electronics. Mr. Anstice is an Associate member of the Institute of Chartered Management Accountants in the United Kingdom.

The board has concluded that Mr. Anstice is qualified to serve as a director of the Company because of his knowledge of and experience in the semiconductor equipment industry and markets including as current President, Chief Executive Officer and a director of the Company, past President and Chief Operating Officer, and past Chief Financial Officer of the Company; his international business experience; and his strong leadership and experience as a corporate executive.

Eric K. Brandt Director since 2010 Age 53 Board Committees: • Audit ° Chair since 2014 ° Member since 2010 Public company directorships in last five years: • Dentsply International Inc.

Eric K. Brandt serves as Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a role in which he has served since joining Broadcom in March 2007. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.

Mr. Brandt has served as a member of the board of directors and a member of the committee responsible for compensation of Dentsply International, Inc., a manufacturer and distributor of dental product solutions, since 2004.

He previously served on the board of directors of Vertex Pharmaceuticals, Inc., a pharmaceutical company, where he was chair of the audit committee, from 2002 to 2009; and Avanir Pharmaceuticals from 2005 to 2007.

Mr. Brandt received a B.S. degree in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Harvard Graduate School of Business.

The board has concluded that Mr. Brandt is qualified to serve as a director of the Company because of his financial expertise including as an active chief financial officer of a publicly traded company that is a customer of our customers; his knowledge of and experience in the semiconductor industry; his mergers and acquisitions experience; and his board/governance experience on other boards of directors of public companies, including as an audit committee chair.

Michael R. Cannon

Director since 2011

Age 62

Board Committees:

• Audit

°    Member since 2011

• Compensation

°    Member: 2011-2013

• Nominating and Governance

°    Member since 2011

Public company directorships in last five years:

• Adobe Systems Inc.

• Seagate Technology Public Limited

• Dialog Semiconductor

• Elster Group SE (former)

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.

Mr. Cannon has served as a member of the board of directors of Adobe Systems Inc., a diversified software company, since 2003, where he has been a member of the audit committee and was the chair of the compensation committee; Seagate Technology Public Limited, a disk drive and storage solutions company, since February 2011, where he has been a chair of the nominations and governance committee and a member of the audit committee and was a member of the finance committee; and Dialog Semiconductor, a mixed signal integrated circuits company, since February 2013, where he has been a chair of the remuneration committee and a member of the nomination committee.

Mr. Cannon previously served on the board of directors of Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.

He studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.

The board has concluded that Mr. Cannon is qualified to serve as a director of the Company because of his extensive board and governance experience as a director on other public company boards, including on an audit committee, compensation or remuneration committees and nominations and governance committees; his experience in leadership roles at a public corporation that is a customer of our customers; his 20 years of international business experience; his experience with marketing, mergers and acquisitions and related transactions; and his industry knowledge.

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Lam Research Corporation 2015 Proxy Statement	47

Youssef A. El-Mansy Director since 2012 Age 70 Board Committees: • Compensation ° Member since 2012 Public company directorships in last five years: • Novellus Systems, Inc. (former)

Youssef A. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Dr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years.

Dr. El-Mansy previously served on the board of directors of Novellus Systems, Inc., from April 2004 until the company was acquired by Lam Research in June 2012; and Zygo Corporation, an optical system designer and manufacturer, from July 2004 to June 2009.

Dr. El-Mansy is a Fellow of the Institute of Electrical and Electronics Engineers, or “IEEE,” and has been awarded the 2004 IEEE Frederik Philips Award for leadership in developing state-of-the-art logic technologies and the 2013 IEEE Robert Noyce Medal for establishing a highly effective Research-Development-Manufacturing methodology that led to industry leadership in logic technology.

Dr. El-Mansy holds B.S. and M.S. degrees in electronics and communications from Alexandria University in Egypt and a Ph.D. degree in electronics from Carleton University in Ottawa, Canada.

The board has concluded that Dr. El-Mansy is qualified to serve as a director of the Company because of his more than 30 years of industry knowledge and experience as an executive focused on the manufacturing of technological devices and components for a major semiconductor manufacturer; his understanding of the Company’s technologies; and his past board/governance experience at other public companies as a director and member and chair of a compensation committee.

Christine A. Heckart Director since 2011 Age 49 Board Committees: • Audit ° Recently appointed member • Compensation ° Member: 2011 – recent appointment to audit committee

Christine A. Heckart has served as the Chief Marketing Officer of Brocade Communications Systems, Inc., a networking solution company, since March 2014. Immediately prior to joining Brocade, she was the Executive Vice President, Strategy, Marketing, People and Systems since May 2013 and the Chief Marketing Officer from July 2012 until May 2013 at ServiceSource International Inc., a service revenue management company. From February 2010 to May 2012, she was the Chief Marketing Officer at NetApp, Inc., a data storage and management solutions provider. Ms. Heckart served as General Manager for the TV, video and music business of Microsoft Corporation, a developer of software, services, and hardware, from 2005 to 2010; and led global marketing at Juniper Networks, Inc., a provider of network infrastructure solutions, from 2002 to 2005. She was President at TeleChoice, Inc., a consulting firm specializing in business and marketing strategies, from 1995 to 2002.

Ms. Heckart holds a B.A. degree in economics from the University of Colorado at Boulder.

The board has concluded that Ms. Heckart is qualified to serve as a director of the Company because of her experience in leadership roles at public corporations; her knowledge of the electronics industry, including networks and big data; and her strong marketing background and experience.

Catherine P. Lego

Director since 2006

Age 58

Board Committees:

• Audit

°    Chair: 2009 – 2014

°   Member: 2006 – recent appointment to compensation committee

• Compensation

°    Recently appointed chair

• Nominating and Governance

°    Member since 2014

Public company directorships in last five years:

• SanDisk Corporation

• Fairchild Semiconductor International Inc.

Catherine P. Lego is the founder of Lego Ventures LLC, a consulting services firm for early stage electronics companies, formed in 1992. From December 1999 to December 2009, she was the General Partner of The Photonics Fund, LLP, an early stage venture capital investment firm focused on investing in components, modules and systems companies for the fiber optics telecommunications market, which she founded. Ms. Lego was a general partner at Oak Investment Partners, a venture capital firm, from 1981 to 1992. Prior to Oak Investment Partners, she practiced as a Certified Public Accountant with Coopers & Lybrand, an accounting firm.

Ms. Lego has served as a member of the board of directors and as the chair of the audit committee of SanDisk Corporation, a global developer of flash memory storage solutions, since May 2004 and as a director from 1989 to 2002. She has also served as a member of the board of directors, the nominating and governance committee and the compensation committee of Fairchild Semiconductor International Inc., a fabricator of power management devices, since August 2013.

She previously served on the board of directors of the following public companies: ETEC Corporation, a producer of electron beam lithography tools, from 1991 through 1997; Uniphase Corporation (presently JDS Uniphase Corporation), a designer and manufacturer of components and modules for the fiber optic based telecommunications industry and laser-based semiconductor defect examination and analysis equipment, from 1994 until 1999, when it merged with JDS Fitel; Zitel Corporation, an information technology company, from 1995 to 2000; WJ Communications, Inc., a broadband communications company, from October 2004 to May 2008; and Micro Linear Corporation, a fabless analog semiconductor company. Ms. Lego also served as a member of the board of directors of other technology companies that are privately-held.

She received a B.A. degree in economics and biology from Williams College and an M.S. degree in accounting from the New York University Leonard N. Stern School of Business.

The board has concluded that Ms. Lego is qualified to serve as a director of the Company because of her experience on our board; her substantial accounting and finance expertise; her knowledge of the electronics and semiconductor industries and the perspective of companies that are customers of our customers; her experience with mergers and acquisitions; and her board and governance experience on other boards, including her current service as chairman of an audit committee and member of a nominating and governance committee.

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Lam Research Corporation 2015 Proxy Statement	49

Stephen G. Newberry

Chairman of the Board

Director since 2005

Age 61

Public company director-

ships in last five years:

• Splunk Inc.

• Nanometrics Incorporated (former)

• Amkor Technology, Inc. (former)

Stephen G. Newberry has served as the Chairman of the Company’s board since November 2012. He served as the Company’s Vice Chairman from December 2010 to November 2012, Chief Executive Officer from June 2005 to January 2012 and President from July 1998 to December 2010. Mr. Newberry joined the Company in August 1997 as Executive Vice President, a role in which he served until July 1998, and Chief Operating Officer, a role in which he served until June 2005. Prior to joining the Company, Mr. Newberry held various executive positions at Applied Materials, Inc. during his 17-year tenure there, including as Group Vice President of Global Operations and Planning.

Mr. Newberry has also served as a member of the board of directors of Splunk Inc., a software platform company for real-time operational intelligence, since January 2013, where he chairs the compensation committee.

Mr. Newberry served on the board of directors of Nanometrics Incorporated, a provider of process control metrology and inspection systems from May 2011 to May 2015, where he served as a chair of the compensation committee and member of the nominating and governance committee; Amkor Technology, Inc., a provider of outsourced semiconductor packaging assembly and test services, from March 2009 to May 2011, where he served as a member of the compensation committee; Nextest Systems Corporation, a developer of automated test equipment systems for the semiconductor industry, from 2000 to 2008, where he served as a member of the audit, compensation and nominating and corporate governance committees; and Semiconductor Equipment and Materials International, or “SEMI,” a global semiconductor equipment trade association, from July 2004 to July 2014.

Mr. Newberry received a B.S. degree in ocean engineering from the U.S. Naval Academy and graduated from the Program for Management Development at the Harvard Graduate School of Business.

The board has concluded that Mr. Newberry is qualified to serve as a director of the Company because of his 30 years’ experience in the semiconductor equipment industry; his comprehensive understanding of the Company and its products, markets, and strategies gained through his role as an executive of our Company, including as our former Chief Executive Officer; his marketing experience; his previous role, including as a director, at SEMI, our industry’s leading trade association; his public company board and governance experience, including on the audit committee, compensation committees and nominating and governance committees of other companies; and his strong business and operations leadership and expertise.

Krishna C. Saraswat Director since 2012 Age 68 Board Committees: • Nominating and Governance ° Member: 2012 – 2014 Public company directorships in last five years: • Novellus Systems, Inc. (former)

Krishna C. Saraswat has served as the Rickey/Nielsen Professor in the School of Engineering of Stanford University since 2004. He has also served as a Professor of Electrical Engineering and a Professor of Material Science and Engineering at Stanford University since 1983.

Dr. Saraswat previously served on the board of directors of Novellus Systems, Inc. from February 2011 until the company was acquired by Lam Research in June 2012.

Dr. Saraswat, an IEEE Life Fellow, received a B.E. degree in electronics from the Birla Institute of Technology and Science in Pilani, India, and M.S. and Ph.D. degrees in electrical engineering, respectively, from Stanford University. At Stanford University, he has been engaged in research on new and innovative materials, structures, and process technology of silicon, germanium and III-V devices and interconnects for VLSI, nanoelectronics and solar cells.

The board has concluded that Dr. Saraswat is qualified to serve as a director of the Company because of his diverse and extensive experience in semiconductor research and development and knowledge of materials, structures and process technology directly related to our industry; his experience as a professor studying and teaching electrical engineering in those areas; his strong academic credentials, including his recognition as a recipient of numerous awards and his publication of more than 650 technical papers; and his past experience as a director of Novellus.

Abhijit Y. Talwalkar

Lead Independent Director

Director since 2011

Age 51

Board Committees:

• Compensation

°    Chair: 2012 – recent appointment as chair of nominating and governance committee and lead independent director

°    Member since 2011

• Nominating and Governance

°    Recently appointed chair

Public company director-

ships in last five years:

• LSI Corporation (former)

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, the largest semiconductor manufacturer in the industry. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a VLSI bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.

Mr. Talwalkar previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association, a semiconductor industry trade association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.

He has a B.S. degree in electrical engineering from Oregon State University.

The board has concluded that Mr. Talwalkar is qualified to serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his business and operations leadership roles at other semiconductor companies that include a customer of ours; and his mergers and acquisitions and marketing experience.

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Lam Research Corporation 2015 Proxy Statement	51

Proposal No. 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers, or “Say on Pay”

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our board of directors, our compensation committee and, as appropriate, our board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.

We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2014 Say on Pay results and Company response, we encourage you to read the section of this proxy statement entitled “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.

We are asking for stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers, as disclosed in accordance with SEC rules (including section 14A of the Exchange Act) in the “Compensation Discussion and Analysis” section, the compensation tables and any related narrative disclosure included in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve the compensation of our named executive officers will be at the 2016 annual meeting.

Stockholder approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present and cast on the matter, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 3: Approval of the Lam 2004 Executive Incentive Plan, as Amended and Restated

The Lam 2004 Executive Incentive Plan, or the “EIP,” provides for performance-based incentive compensation which is payable to selected members of the Company’s senior management if the Company achieves specified corporate, financial or other business goals. We currently operate two incentive compensation programs, the Annual Incentive Program, or “AIP,” and the Long-Term Incentive Program, “LTIP,” under the EIP. The AIP and LTIP are described above under the “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis.”

Why We Believe You Should Vote for Proposal No. 3

We believe it is in the best interests of the Company and its stockholders for the Company to have a stockholder-approved bonus plan such as the EIP that allows the Company both to provide members of senior management with a strong incentive to meet or exceed specified financial and business goals and to potentially be able to deduct the full amounts paid under the plan for U.S. federal corporate income tax purposes. Without stockholder approval, however, Section 162(m) could limit the amount the Company may deduct as compensation paid to certain executive officers.

On November 5, 2014 and on August 25, 2015, the compensation committee amended and restated the Lam 2004 Executive Incentive Plan (as so amended and restated, or the “Revised EIP”). The compensation committee also recommended to the board and the board approved that the Revised EIP be resubmitted for approval by our stockholders at the 2015 stockholders’ meeting to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code.” One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code, or “Section 162(m),” is that the compensation be paid pursuant to a plan that has been approved by the company’s stockholders, and that the plan be re-approved by the company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which stockholders previously approved the material terms of the plan. We are consequently now requesting stockholder approval of the Revised EIP, the amended share grant limit and the amended and unrevised material terms of the performance goals as set forth in the Revised EIP for purposes of Section 162(m).

If the Revised EIP is approved by stockholders, the Revised EIP will be effective upon stockholder approval.

Background

General Information. The EIP was initially adopted by Lam’s stockholders in November 2003 and became effective for periods beginning on or after December 29, 2003. In accordance with Section 162(m), our stockholders have approved the terms of the EIP every five years, with the latest approval in November 2010.

When we operate more than one compensation program at a time under the Revised EIP, as we currently do with the AIP and the LTIP, the criteria and the aggregate cash payable to any individual in a given twelve-month period under all programs operated under the Revised EIP must not exceed the applicable plan limits.

Description of the Amendments

The compensation committee amended the EIP in 2014 and 2015. The amendments revised the business criteria that may be established as performance goals for participants in the Revised EIP and conformed the limit on the number of shares that can be granted under the Revised EIP to the limits in the 2015 Lam Stock Incentive Plan. Revising the business criteria was performed to provide the Company with additional flexibility in determining the criteria used for awards under the Revised EIP.

Summary of the 2004 Executive Incentive Plan, As Amended and Restated

The following is a summary of the Revised EIP and is qualified in its entirety by reference to the full text of the Revised EIP, which is attached to this proxy statement as Appendix A.

Administration. The compensation committee administers the Revised EIP. The compensation committee is composed solely of at least two “outside directors” as defined under Section 162(m).

Eligible Employees. All members of senior management of the Company and its affiliates are eligible to be selected for participation. For purposes of the Revised EIP, senior management is defined as any officers who are subject to Section 16(a) of the Securities Exchange Act or who are designated as eligible by the compensation committee. As of September 8, 2015, nine members of senior management are eligible to participate in the Revised EIP.

Maximum Potential Incentive Compensation Awards. Cash awards paid to any one participant under the Revised EIP in respect of performance goals for any twelve-month measurement period shall not exceed $15,000,000; provided however that (a) in the event a measurement period of longer or shorter duration than twelve-months, this limit will be increased or decreased, respectively, on a proportionate basis; and (b) receipt by a participant of payment until a later period of an award amount earned with respect to a measurement period, either through elective deferral by the participant or a deferral included as part of the award structure, shall not affect application of the above cash limit to the participant during the later period.

Stock awards or restricted stock unit awards granted to any one participant in any one fiscal year (which may vest over multiple years) under the Revised EIP shall not exceed 600,000 shares of the Company’s common stock. Any stock awards or restricted stock unit awards may be made from and with the terms permitted under any stock option, equity incentive or similar plan of the Company.

Performance Goals. Payment under the Revised EIP will be based on the Company’s attainment of performance goals based on one or more of the business criteria listed below. These goals may be designated either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, peer index or fund, in each case as specified by the compensation committee in the award and may include actual, growth, or performance-to-target for:

(i) cash flow, including free cash flow and operating cash flow; (ii) earnings (including revenue; gross margin; operating profit; earnings before interest, taxes and depreciation; earnings before interest and taxes; earnings before taxes; net earnings; and special or extraordinary items) or earnings per share; (iii) stock or market price; (iv) return on equity or average shareholders’ equity; (v) total stockholder value or return; (vi) return on capital; (vii) return on assets or net assets; (viii) return on investment or invested capital; (ix) return on sales; (x) income, net income, operating income, net operating income, net operating profit, controllable profits, pre-tax profit or operating margin (with or without regard to amortization/impairment of goodwill); (xi) market share or applications won; (xii) operational performance, including orders, backlog, deferred revenues, revenue per employee, overhead, days sales outstanding, inventory turns, or other expense levels; (xiii) minimum cash balances, (xiv) asset turns; (xv) product or technological developments; (xvi) customer satisfaction management by objectives; (xvii) individual management by objectives; (xviii) economic value added; and (xix) strategic plan development and implementation (including individually designed goals and objectives that are consistent with the

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Lam Research Corporation 2015 Proxy Statement	53

participant’s specific duties and responsibilities and that are designed to improve the organizational performance of the Company, an affiliate, or a specific business unit thereof and that are consistent with and derived from the strategic operating plan of the Company, an affiliate or any of their business units for the applicable performance period).

The compensation committee may measure, as applicable, any of the above on a pro forma, GAAP or non-GAAP basis and may, without limitation, appropriately adjust any evaluation of performance under the business criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in FASB Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

Establishment of Award. The compensation committee will establish the terms of the awards including (i) the length of the measurement period; (ii) the specific business criterion or criteria, or combination thereof, that will be used; (iii) the specific performance targets that will be used for the selected business criterion or criteria; (iv) any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items; (v) the formula for calculating compensation eligible for payment under the Revised EIP in relation to the performance targets; (vi) the eligible employees who will participate in the Revised EIP for that measurement period; and (vii) if applicable, the target amounts for each participant for the measurement period.

The compensation committee will establish these criteria in writing no later than 90 days after the start of each measurement period, on or before 25% of the measurement period has elapsed, and while the outcome is substantially uncertain.

Determination of Attainment of Performance Goals. The compensation committee will determine the amounts to be paid to each employee for each measurement period or the extent to which awards vest. The compensation committee will certify in writing before payments are made the extent to which the goals were met and the payment amounts. The compensation committee does not have discretion to increase the amount of an award or accelerate the vesting of an award if such action would cause the award or any part thereof to not be deductible under the Code. The compensation committee may exercise negative discretion in a manner consistent with Section 162(m).

All cash payments for awards will be made on or before March 15th of the year following the year in which the measurement period ends, unless a valid deferral election is made which complies with Section 409A of the Code.

Amendment and Termination. The compensation committee may amend or terminate the Revised EIP on a prospective basis at any time although it does not have the power to amend the Revised EIP in any fashion that would cause the Revised EIP to fail to qualify as performance-based compensation with respect to any “covered employee” under Section 162(m).

Non-Exclusivity. The Revised EIP is not the Company’s exclusive plan from which it may award performance-based compensation. In addition, the compensation committee may adopt other plans designed to award performance-based compensation, subject to the applicable provisions under Section 162(m) and applicable stockholder approval requirements.

New Plan Benefits. It is not possible to determine the specific amounts of awards that may be granted in the future under the Revised EIP because the grant of awards is discretionary and the actual payout of awards is subject to Company performance.

U.S. Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences with respect to operation of the Revised EIP. It does not purport to be complete and does not discuss the tax consequences arising in connection with a participant’s death or under any tax law other than U.S. federal income tax law.

All cash amounts paid pursuant to the Revised EIP constitute taxable income to the employee when received. If an employee elects to defer a portion of a Revised EIP bonus, he or she may be entitled to defer receipt of the bonus payment year in a manner that complies with Section 409A of the Code and the recognition of income to a later year.

If a participant receives unrestricted shares in payment of an award under the Revised EIP (pursuant to an equity award plan of the Company), the payment generally will be subject to tax at ordinary income rates on the fair market value of the shares at such time.

If a participant receives restricted stock units in payment of an award under the Revised EIP (pursuant to an equity award plan of the Company), no income generally will be recognized upon the award of such restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of common shares on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.

Generally, for amounts less than $1 million, we will receive a federal income tax deduction corresponding to the amount of income recognized by a participant in the Revised EIP. If the awards under the Revised EIP qualify as qualified performance-based compensation for purposes of Section 162(m), then we may be able to receive a federal income tax deduction for certain compensation paid to our chief executive officer and the other three most highly compensated executive officers (other than our Chief Financial Officer) in excess of $1 million for any taxable year.

VOTE REQUIRED TO APPROVE PROPOSAL NO. 3; BOARD RECOMMENDATION

Stockholder approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy on the matter at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LAM 2004 EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED.

Proposal No. 4: Approval of the Adoption of the Lam 2015 Stock Incentive Plan

On May 13, 2015, upon the recommendation of the compensation committee, our board of directors unanimously approved and adopted the Lam 2015 Stock Incentive Plan (which we refer to as the “2015 Plan”), subject to the approval of our stockholders at the annual meeting. If approved by our stockholders, the 2015 Plan will replace our 2007 Stock Incentive Plan (which we refer to as the “2007 Plan”).

Our stockholders previously approved our 2007 Plan, which currently allows us to grant stock options, stock appreciation rights, and stock awards (which include restricted stock, restricted stock units, deferred stock, performance shares, phantom stock and similar awards) to our executive officers, employees (and those of our affiliates), non-employee directors, and consultants. In the event that our stockholders approve the 2015 Plan, no future awards will be granted under the 2007 Plan (nor under the Company’s 2011 Stock Incentive Plan (as amended), or the “2011 Plan,” as described in further detail in “Why We Believe You Should Vote for Proposal No. 4” below) after the date of such approval. In the event that our stockholders do not approve the 2015 Plan, the 2015 Plan will not become effective, no awards will be granted under the 2015 Plan, and the 2007 Plan and 2011 Plan will continue in accordance with their terms.

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy on this proposal at the annual meeting is required to approve the 2015 Plan.

The following summary of the material provisions of the 2015 Plan which are highlighted in “Figure 5. 2015 Stock Incentive Plan Highlights” above is not intended to be exhaustive and is qualified in its entirety by the terms of the 2015 Plan, a copy of which is set forth as Appendix B to this proxy statement.

Why We Believe You Should Vote for Proposal No. 4

We believe our future success depends in part on our ability to attract and retain high quality employees and directors and that the ability to provide equity-based awards under the 2015 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock- based awards to recruit and compensate our officers, employees and non-employee directors.

The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates officers, employees, consultants and non-employee directors to create stockholder value because the value they realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our officers, employees, consultants and non-employee directors with the investment interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

The 2015 Plan authorizes the board, or any other board committee, to provide equity-based compensation in the form of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, and other awards (including, but not limited to, purchase rights for shares, bonus shares, deferred shares, performance shares, and phantom shares) for the purpose of providing our officers, employees, directors and consultants, incentives and rewards for performance while promoting the success of our business.

As of August 23, 2015, 1,293,296 shares remained available for issuance under the 2007 Plan. If the 2015 Plan is not approved, we may be compelled to increase significantly the cash component of our non-employee director and employee compensation, which may not necessarily align employee or director compensation interests with the investment interests of our stockholders as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and require

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Lam Research Corporation 2015 Proxy Statement	55

us to use cash that would be better utilized if reinvested in our businesses or returned to our stockholders.

The following includes aggregated information regarding the overhang and dilution associated with the 2007 Plan and the potential stockholder dilution that would result if our proposed share authorization under the 2015 Plan is approved. The information is as of August 23, 2015. As of that date, there were approximately 158,353,014 of our shares of common stock outstanding:

2007 Plan

•	Outstanding stock options: 391,223 shares (0.2% of our outstanding shares). Our outstanding stock options have a weighted-average exercise price of $37.57 and an average remaining term of 1.9 years;
•	Unvested RSU awards: 3,233,588 shares (2.0% of our outstanding shares);
•	Outstanding Market-Based PRSUs, assuming that the outstanding awards achieve maximum performance: 1,369,712 shares (0.9% of our outstanding shares);
•	Total shares subject to outstanding awards, as described above (stock options, unvested RSU awards, and outstanding Market-Based PRSUs): 4,994,523 shares (3.2% of our outstanding shares);
•	Total shares available for future awards under the 2007 Plan: 1,293,296 shares (0.8% of our outstanding shares);
•	The total number of shares subject to outstanding awards: 4,994,523 shares, plus the total number of shares available for future awards under the 2007 Plan (1,293,296 shares), represents a current overhang percentage of 3.8% (in other words, the dilution of our stockholders represented by the 2007 Plan);

2015 Plan

•	Proposed shares available for issuance under the 2015 Plan:

°	18,000,000 shares (10.2% of our outstanding shares – this percentage reflects the simple dilution of our stockholders that would occur if the 2015 Plan is approved), plus
°	the total shares available for future awards under the 2007 Plan as of August 23, 2015 (1,293,296 shares).

•	The total shares subject to outstanding 2007 Plan awards as of August 23, 2015 (4,994,523 shares), plus the total shares available for future awards under the 2007 Plan as of that date, as described above, plus the proposed shares available for issuance under the 2015 Plan (18,000,000 shares), represent an overhang of 24,287,819 shares (13.3%).

Based on the closing price on NASDAQ for our common stock on September 8, 2015 of $72.63 per share, the aggregate market value as of September 8, 2015 of the 18,000,000 shares requested for issuance under the 2015 Plan was

$1,307,340,000. In calendar years 2012, 2013 and 2014, we granted awards under the 2007 Plan covering 2,981,214 shares, 1,101,124 shares, and 2,088,485 shares, respectively.

In determining the number of shares to request for approval under the 2015 Plan, our compensation committee received advice from Compensia, the compensation committee’s independent compensation consultant, and from management relative to recent share usage and other criteria.

The Company’s 2011 Plan, which we assumed as a result of the Novellus Systems, Inc. transaction, allows the Company to make grants of awards in limited circumstances under the applicable NASDAQ rules. Under the terms of the 2015 Plan, no additional grants will be made under the 2011 Plan as of the effective date of the 2015 Plan. As of August 23, 2015, 611,116 shares were subject to outstanding awards under the 2011 Plan (assuming that the outstanding awards achieve maximum performance, where applicable) and 5,291,115 shares remained available for grant under the 2011 Plan, which will expire ungranted (and will not be available for grant under the 2015 Plan) as of the effective date of the 2015 Plan. In addition, no forfeitures under the 2011 Plan will be available for future issuance under the 2015 Plan. To the extent that the 2015 Plan is not approved by our stockholders, the 2011 Plan will remain in effect.

If the 2015 Plan is approved, we intend to utilize the shares authorized under the 2015 Plan to continue our practice of motivating key individuals through periodic equity grants. We anticipate that the shares requested in connection with the approval of the 2015 Plan will last for approximately two to three years, based on our historic grant rates and the approximate current stock price, but could last for a shorter period of time if actual practice does not match historic rates or our share price or employee headcount changes materially. As noted in “2015 Plan Highlights” below and elsewhere below, our compensation committee would retain full discretion under the 2015 Plan to determine the number and amount of awards to be granted under the 2015 Plan, subject to the terms of the 2015 Plan, and future benefits that may be received by participants under the 2015 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this Proposal No. 4, stockholders should consider the factors set forth under “2015 Plan Highlights” below, plus the remaining information in this Proposal.

2015 Plan Highlights

Administration. The 2015 Plan is administered, with respect to grants to officers, directors, employees and consultants, by the plan administrator, or the “Administrator,” defined as the board or one or more committees designated by the board. The compensation committee will act as the initial Administrator. With respect to grants to officers and directors, the compensation committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

Award Types. The 2015 Plan provides for the grant of options, restricted stock, restricted stock units, stock appreciation rights, and other awards. Summary descriptions of each award type are below:

•	Stock Options. A stock option (whether an incentive stock option or non-qualified stock option) entitles the grantee to purchase a specified number of shares of common stock at a price not less than market value per share on the date of grant.
•	Restricted Stock. A grant of restricted stock involves the immediate transfer by the Company to a grantee of ownership of a specific number of shares of common stock in consideration of the performance of services.
•	Restricted Stock Units, or RSUs. A grant of RSUs constitutes an agreement by the Company to deliver shares of common stock or cash, or a combination of both, to the grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Administrator may specify.
•	Stock Appreciation Rights, or SARs. A SAR is a right to receive from the Company an amount equal to 100%, or such lesser percentage as the Administrator may determine, of the spread between the base price and the value of the Company’s shares of common stock on the date of exercise.
•	Other Awards. Other awards under the 2015 Plan are awards denominated or payable shares or cash, including, but not limited to, purchase rights for shares, the grant of shares as a bonus, deferred shares, performance shares, phantom shares, and other similar types of awards, each with the terms and conditions as determined by the Administrator pursuant to an award agreement.

Eligibility. The 2015 Plan authorizes the Administrator to select the employees, directors and consultants of the Company or a related entity to whom awards may be granted. Options granted under the 2015 Plan may be either Incentive Stock Options under the provisions of Section 422 of the Code, or Nonstatutory Stock Options. Awards other than Incentive Stock Options may be granted to employees, directors and consultants of the Company and its subsidiaries and affiliates. Incentive Stock Options may be granted only to employees of the Company, its parent or any of its subsidiaries. The aggregate fair market value of the common stock with respect to any Incentive Stock Options that become exercisable by an eligible employee in any calendar year may not exceed $100,000 or the remaining options shall be treated as Nonstatutory Stock Options. Under the 2015 Plan, awards may be granted to employees who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

Terms and Conditions of Awards. Each award shall be designated in an award agreement. Awards may be granted subject to an exercise or conversion privilege related to the passage of time or the grantee’s provision of service to the Company, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions as determined by the Administrator. The Administrator may provide for the payment of dividends or dividend equivalent rights in the terms of an award, as evidenced in the award agreement. Such amounts may be paid in cash or additional shares and may be subject to the same vesting restrictions as the underlying award.

Subject to the terms of the 2015 Plan, the Administrator shall determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash or shares) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria.

The term of each award under the 2015 Plan shall be the term stated in the related award agreement; provided, however, that the term of any award may not be more than ten years, or five years in the case of Incentive Stock Options awarded to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company.

The 2015 Plan authorizes the Administrator to grant options and SARs at an exercise price that is not less than 100% of the fair market value of the common stock on the date the option is granted; however, the price must not be less than 110%, in the case of Incentive Stock Options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company. In the case of restricted stock and restricted stock units, the purchase price, if any, will be determined by the Administrator. Any options and SARs intended to qualify as performance-based awards will have an exercise price or purchase price, as applicable, that is not less than 100% of the fair market value of the common stock on the date the award is granted. The exercise price or purchase price, as applicable, is generally payable in cash, check, shares of common stock or, with respect to options, through a broker-dealer sale and remittance procedure.

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Lam Research Corporation 2015 Proxy Statement	57

2015 Plan Reserve. Under the terms of the 2015 Plan, the maximum aggregate number of shares which may be issued pursuant to all awards is 18,000,000 shares plus the number of shares that remain available for grants under the 2007 Plan as of the date of the 2015 annual meeting of stockholders. As of August 23, 2015, the number of shares that remained available for grants under the 2007 Plan was 1,293,296. In addition, any shares that would return to the 2007 Plan shall also be available for grant under the 2015 Plan (ignoring for this purpose the expiration of the 2007 Plan). The shares issued pursuant to awards may be authorized, but unissued, or reacquired shares of common stock. Although the maximum aggregate number of shares that may be issued pursuant to all awards is as set forth above, the maximum aggregate number of shares which may be issued pursuant to all awards of Incentive Stock Options is 18,000,000 shares.

As of September 8, 2015, approximately five officers (as defined in Rule 16a-1(f) under the Exchange Act), 10 non-employee directors, and 7,300 employees of the Company would have been eligible to receive grants under the 2015 Plan had the 2015 Plan been effective as of such date. The Company generally does not grant equity awards to consultants. As of September 8, 2015, the fair market value of a share of common stock as reported on the NASDAQ Global Select Market was $72.63. As of August 23, 2015, other than the 1,293,296 shares that remained available for grants under the 2007 Plan and 5,291,115 shares that remained available for grants under the 2011 Plan (in limited circumstances, where permitted under NASDAQ rules), no other Company equity plans had shares available for the grant of awards.

2015 Plan Grant Limits. The maximum number of shares with respect to which options and SARs may be granted to a grantee during a fiscal year of the Company is 1,000,000 shares. In addition, the maximum number of shares with respect to which options and SARs may be granted to a grantee during a fiscal year of the Company in which such grantee commences employment with the Company is 2,000,000 shares. The maximum number of shares with respect to which restricted stock, restricted stock units and other awards intended to be performance-based compensation may be granted to a grantee during a fiscal year of the Company is 600,000 shares. The foregoing limitations are subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.

Share Counting Mechanics & Fungible Share Limits. Options and SARs shall be counted against the 2015 Plan share limit as one share subject to such an option or SAR (and shall be counted as one share returned to the 2015 Plan in connection with options and SARs).

In order to manage the dilution impact of awards granted under the 2015 Plan, shares subject to awards other than options and SARs granted under the 2015 Plan (e.g., restricted stock, restricted stock units and other awards) shall count against the 2015 Plan share limit at a greater than a 1:1 rate. Any shares subject to awards granted under the 2015 Plan other than options and SARs shall be counted against the 2015 Plan share limit as two shares for every one share subject to such award (and shall be counted as two shares for every one share returned to the 2015 Plan in connection with awards other than options and SARs).

Limitations on Non-Employee Director Awards. The maximum number of shares with respect to which awards may be granted to a non-employee director during a fiscal year of the Company is 80,000 shares (whether options, restricted stock, RSUs, SARs, other awards, or a combination thereof). The maximum number of shares that may be granted to a non-employee director was determined by our compensation committee in consultation with Compensia, its independent compensation consultant, and designed to provide a suitable limit for the life of the 2015 Plan, including if the Company were to switch entirely to issuing stock options. The foregoing limitation is subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company. No option shall have a term which exceeds ten years and the exercise price shall not be less than 100% of the fair market value of a share on the date of grant.

Allowances for Acquisitions or Similar Transactions. The Administrator may issue awards under the 2015 Plan in the assumption, conversion, or in substitution, of outstanding awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity by merger, stock purchase, asset purchase or another form of transaction. Any shares that are issued in such circumstances will not reduce the number of shares available for issuance under the 2015 Plan or otherwise count against the other 2015 Plan limits described above.

Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the 2015 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a fiscal year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, and its determination shall be final, binding and conclusive.

Shares Available for Awards. Any shares covered by an award which is forfeited, canceled or expires, shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2015 Plan. Shares that have been issued under the 2015 Plan (e.g., restricted stock) pursuant to an award shall not be returned to the 2015 Plan and shall not become available for future grant under the 2015 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an option or SAR exercise price or withheld by the Company to pay any option or SAR tax withholding obligation shall not be returned to the 2015 Plan and shall not become available for future issuances under the 2015 Plan. Shares tendered or withheld in payment of any tax withholding obligation for an award other than for an option or SAR shall be returned to the 2015 Plan and shall become available for future issuance under the 2015 Plan for purposes of attracting and retaining key talent.

Minimum Vesting Periods. No award may vest sooner than the one-year anniversary of the date of grant (except with respect to 5% of the maximum aggregate number of shares that may be issued pursuant to the 2015 Plan or as otherwise described below). An award may provide for earlier vesting in specific circumstances, including (i) in the event of the death or disability of a grantee, or (ii) in the event of a Corporate Transaction (as defined in “Corporate Transactions” below) where either (A) within a specified period the grantee is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards as evidenced in the applicable award agreement. Moreover, special vesting limitations apply to awards granted to a non-employee director, as discussed above.

No Repricing without Stockholder Approval. The Company shall obtain stockholder approval prior to (a) the reduction of the exercise price of any option or SAR awarded under the 2015 Plan or (b) the cancellation of an option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares, in exchange for cash, another award, or an option or SAR with a lower exercise price (unless the cancellation and exchange occurs in connection with an acquisition by the Company, a change in the Company’s capitalization, or a Corporate Transaction).

Corporate Transactions. Unless otherwise set forth in an award agreement, a Corporate Transaction for purposes of the 2015 Plan is (i) a merger or consolidation in which the Company is not the surviving entity or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Company’s common stock in substantially the same proportions as immediately prior to such transaction, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or (iii) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction.

In the event of a Corporate Transaction, any or all outstanding awards shall be subject to the definitive agreement governing the Corporate Transaction. Such transaction agreement may provide, without limitation, for (A) the assumption, substitution or replacement with equivalent awards of outstanding awards (but in each case adjusted to reflect the transaction terms) by the surviving corporation or its parent, (B) continuation of outstanding awards (but again adjusted to reflect the transaction terms) by the Company if the Company is a surviving corporation, (C) accelerated vesting, or lapse of repurchase rights or forfeiture conditions applicable to, and accelerated expiration or termination of, the outstanding awards, or (D) settlement of outstanding awards (including termination thereof) in cash. Except for adjustments to reflect the transaction terms as referenced above or, to the extent any award or shares are subject to accelerated vesting or lapse of restrictions approved by the board or compensation committee upon specific events or conditions (and then only to the extent such acceleration benefits are reflected in the transaction agreement, the applicable award agreement or another written agreement between the participant and the Company), any outstanding awards that are assumed, substituted, replaced with equivalent awards or continued shall continue following the transaction to be subject to the same vesting or other restrictions that applied to the original award. The Administrator need not adopt the same rules or apply the same treatment for each award or grantee. In the event of a dissolution or liquidation of the Company, to the extent an award has not been exercised or the shares subject thereto have not been issued in full prior to the earlier of the completion of the transaction or the applicable expiration date of the award, then outstanding awards shall terminate immediately prior to the transaction.

Amendment, Suspension or Termination of the 2015 Plan. The 2015 Plan will terminate ten years from its effective date, unless earlier terminated by the board. The board may at any time amend, suspend or terminate the 2015 Plan; provided, however, that the Company shall obtain stockholder approval of any such amendment in such a manner and to such a degree as required by applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction.

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Lam Research Corporation 2015 Proxy Statement	59

Recoupment/Clawback Provisions. Awards issued under the 2015 Plan shall be subject to any applicable recoupment or clawback policy adopted by the Company.

Section 162(m) of the Code

The Code limits to $1 million per taxable year the deduction allowed for federal income tax purposes for compensation paid to the chief executive officer and the next three most highly compensated executive officers (other than the chief financial officer) of public companies (we refer to this limit as the “Deduction Limit”). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for “qualified performance-based compensation.”

The 2015 Plan performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) stock or market price; (ii) earnings per share; (iii) total shareholder value or return; (iv) operating margin (with or without regard to amortization/impairment of goodwill); (v) gross margin; (vi) return on equity or average shareholder’s equity; (vii) return on assets or net assets; (viii) return on investment; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) pre-tax profit; (xiv) cash flow (including free cash flow); (xv) revenue; (xvi) expenses; (xvii) earnings (including special or extraordinary items); (xviii) earnings before taxes; (xix) earnings before interest and taxes; (xx) net earnings; (xxi) earnings before interest, taxes and depreciation; (xxii) economic value added; (xxiii) market share; (xxiv) applications won; (xxv) controllable profits; (xxvi) customer satisfaction management by objectives; (xxvii) individual management by objectives; (xxviii) product or technological developments; (xxix) net income; (xxx) orders (whether new or not); (xxxi) pro forma net income; (xxxii) asset turnover; (xxxiii) minimum cash balances; (xxxiv) return on sales; (xxxv) return on capital or invested capital; (xxxvi) operational performance; (xxxvii) backlog; (xxxviii) deferred revenue; (xxxix) revenue per employee; (xxxx) overhead; (xxxxi) days sales outstanding; (xxxxii) inventory turns; (xxxxiii) operating cash flow; and (xxxxiv) strategic plan development and implementation (including individually designed goals and objectives that are consistent with the grantee’s specific duties and responsibilities and that are designed to improve the organizational performance of the Company, an affiliate, or a specific business unit thereof and that are consistent with and derived from the strategic operating plan of the Company, an affiliate or any of their business units for the applicable performance period). For awards that are not intended to qualify as “performance-based compensation,” the performance criteria established by the Administrator may be based on personal management objectives, or other measures of performance selected by the Administrator. The level or levels of performance specified with respect to a performance goal may be GAAP or non-GAAP measures (and may, without limitation, appropriately adjust any evaluation of performance under the business criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in FASB Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year) as determined by the Administrator and may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. The performance criteria may be applicable to the Company, related entities and/or any individual business units of the Company or any related entity including on a pro forma basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the award agreement.

U.S. Federal Income Tax Consequences

The following is a brief summary of some of the U.S. federal income tax consequences of certain transactions under the 2015 Plan based on federal income tax laws in effect as of the date of this proxy statement. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2015 Plan participants, is not intended to be complete and does not describe U.S. federal taxes other than income taxes (such as Medicare and Social Security taxes), state local or foreign tax consequences.

Tax Consequences to Participants

•	Non-Qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares of common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held.

•	Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares of common stock is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of common stock to the optionee, then upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares of common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•	Stock Appreciation Rights, or SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.
•	Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares of common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (which we refer to as the “Restrictions”). However, a recipient may instead elect under Section 83(b) of the Code within 30 days of the date of transfer of the shares of common stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of common stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
•	RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs, if any), and the capital gains/loss holding period for such shares will also commence on such date.

•	Other Awards. No income generally will be recognized upon the grant of other awards under the 2015 Plan, such as performance shares. Upon payment in respect of other awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the 2015 Plan, such as time-vested restricted stock and RSUs, cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.

New 2015 Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2015 Plan because the grant and actual pay-out of awards under the 2015 Plan are subject to the discretion of the Administrator.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2015 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2015 Plan by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2015 STOCK INCENTIVE PLAN.

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Lam Research Corporation 2015 Proxy Statement	61

Proposal No. 5: Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2016

Stockholders are being asked to ratify the appointment of Ernst & Young LLP, or “EY,” as the Company’s independent registered public accounting firm for fiscal year 2016. Although the audit committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the board submits its selection to our stockholders for ratification. If the stockholders should not ratify the appointment of EY, the audit committee will contemplate whether to reconsider the appointment. EY has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

Approval of Proposal No. 5 will require the affirmative vote of a majority of the outstanding shares of common stock present or represented and voting on the proposal at the annual meeting. Each proxy received by the Proxy Holders will be voted “FOR” the ratification of the appointment of EY, unless the stockholder provides other instructions.

Our audit committee meets periodically with EY to review both audit and non-audit services performed by EY, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by EY, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see “Audit Matters – Audit Committee Report” and “Audit Matters – Relationship with Independent Registered Public Accounting Firm” above.

A representative of EY is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Stockholder approval of Proposal No. 5 requires the affirmative vote of a majority of the shares present and cast on the matter, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

Other Voting Matters

We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the board of directors may recommend or, if the board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment.

It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.

Voting and Meeting Information

Information Concerning Solicitation and Voting

Our board of directors solicits your proxy for the 2015 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2015 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.

Record Date

Only stockholders of record at the close of business on September 8, 2015, the “Record Date,” are entitled to receive notice of and to vote at the annual meeting.

Shares Outstanding

158,498,813 shares of common stock were outstanding as of the Record Date.

Quorum

A majority of shares outstanding on the Record Date constitutes a quorum. A quorum is required to transact business at the annual meeting.

Inspector of Elections

The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast by proxy or at the annual meeting.

Effect of Abstentions and Broker Non-Votes

Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will not be counted with respect to the election of directors but will have the effect of “no” votes with respect to other proposals, and broker non-votes will not be counted with respect to any proposal.

Voting by Proxy

Stockholders may vote by internet, phone, or mail, per the instructions on the accompanying proxy card.

Voting at the Meeting

Stockholders can vote in person during the meeting. Stockholders of record will be on a list held by the inspector of elections. Each beneficial owner (an owner who is not the record holder of their shares) must obtain a proxy from the beneficial owner’s brokerage firm, bank, or the stockholder of record holding such shares for the beneficial owner, and present it to the inspector of elections with a ballot. Voting in person by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.

Changing Your Vote

Stockholders of record may change their votes by revoking their proxies. This may be done at any time before the polls close by (i) submitting a later-dated proxy by the internet, telephone or mail, or (ii) submitting a vote in person at the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to: Lam Research Corporation, Attention: Secretary, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.

Voting Instructions

If a stockholder completes and submits proxy voting instructions, the people named on the proxy card as proxy holders, the “Proxy Holders,” will follow the stockholder’s instructions. If a stockholder submits proxy voting instructions but does not include voting instructions for each item, the Proxy Holders will vote as the board recommends on each item for which the stockholder did not include an instruction. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Voting Results

We will announce preliminary results at the annual meeting. We will report final voting results at http://investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.

Availability of Proxy Materials

Beginning on September 21, 2015, this proxy statement and the accompanying proxy card and 2015 Annual Report to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.

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Lam Research Corporation 2015 Proxy Statement	63

We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at http://investor.lamresearch.com and at www.proxyvote.com. We will furnish, without charge, a printed copy of these materials and our 2015 Annual Report (including exhibits) on request by phone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).

A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 21, 2015 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Proxy Solicitation Costs

The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. In addition, we have retained D.F. King & Co., Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the annual meeting. The estimated cost of such services is $12,000 plus out-of-pocket expenses. D.F. King & Co, Inc. may be contacted at 48 Wall Street, New York, 10005. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

Other Meeting Information

Annual Meeting Admission

All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting. Admission of stockholders will begin at 9:30 a.m. Pacific Standard Time on November 4, 2015. Any stockholders interested in attending the annual meeting should be prepared to present government-issued photo identification, such as a valid driver’s license or passport, and verification of ownership of Company common stock or proxy status as of the Record Date for admittance. For stockholders of record as of the Record Date, proof of ownership as of the Record Date will be verified prior to admittance into the annual meeting. For stockholders who were not stockholders as of the Record Date but hold shares through a bank, broker or other nominee holder, proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, will be verified prior to admittance into the annual meeting. For proxy holders, proof of valid proxy status will also be verified prior to admittance into the annual meeting. Stockholders and proxy holders will be admitted to the annual meeting if they comply with these procedures. Information on how to obtain directions to attend the annual meeting and vote in person is available on our website at http://investor.lamresearch.com.

Voting on Proposals

Pursuant to Proposal No. 1, board members will be elected at the annual meeting to fill nine seats on the board to serve for the ensuing year, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are nine nominees for the nine board seats, a nominee will be elected only if he or she receives an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, his or her previously submitted resignation will be promptly considered by the board. Each stockholder may cast one vote (“for” or “withhold”), per share held, for each of the nine nominees. Stockholders may not cumulate votes in the election of directors.

Each share is entitled to one vote on Proposals No. 2, 3, 4 and 5. Votes may be cast “for,” “against” or “abstain” on those Proposals.

If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: “FOR” all individuals nominated by the board; “FOR” approval, on an advisory basis, of the compensation of our named executive officers; “FOR” the approval of the Lam 2004 Executive Incentive Plan, as amended and restated; “FOR” the approval of the adoption of the Lam 2015 Stock Incentive Plan; and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for fiscal year 2016.

If you choose to vote in person, you will have an opportunity to do so at the annual meeting. You may either bring your proxy card to the annual meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date. As noted above, if you are a beneficial owner (an owner who is not the record holder of their shares), you will need to obtain a proxy from your brokerage firm, bank, or the stockholder of record holding shares on your behalf.

Voting by 401(k) Plan Participants

Employee participants in Lam’s Savings Plus Plan, Lam Research 401(k) and the Novellus Systems, Inc. (“Novellus”) 401(k) Plan, or the “401(k) Plans,” who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date will receive this proxy statement, so that each participant may vote, by proxy, his or her interest in Lam’s common stock as held by the 401(k) Plans. The 401(k) Plan trustees, or the Company’s Savings Plus Plan, Lam Research 401(k) committee as the administrator of the 401(k) Plans, will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that they receive.

Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at http://investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by phone.

Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by phone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by phone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.

Stockholder-Initiated Proposals and Nominations for 2016 Annual Meeting

Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2016 annual meeting (in accordance with SEC Rule 14a-8) and for consideration at the 2016 annual meeting. The Company must receive a stockholder proposal no later than May 24, 2016 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.

Proposals and nominations under Company bylaws. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the annual meeting by following certain requirements set forth in our bylaws. The current applicable provisions of our bylaws are described below. Proposals will not be eligible for inclusion in the Company’s proxy statement for the 2016 annual meeting unless they are submitted in compliance with then applicable SEC rules; however, they will be presented for discussion at the annual meeting if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied. Under current SEC rules, stockholder nominations for directors are not eligible for inclusion in the Company’s proxy materials.

Our bylaws establish requirements for stockholder proposals and nominations not included in our proxy statement to be discussed at the annual meeting. Assuming that the 2016 annual meeting takes place at roughly the same date next year as the 2015 annual meeting (and subject to any change in our bylaws – which would be publicly disclosed by the Company – and to any provisions of then-applicable SEC rules), the principal requirements for the 2016 annual meeting would be as follows:

For proposals and for nominations:

•	A stockholder of record, or “Stockholder,” must submit the proposal or nomination in writing; it must be received by the secretary of the Company no earlier than July 8, 2016, and no later than August 7, 2016;
•	For each Stockholder and beneficial owner of Company common stock, or “Beneficial Owner,” if any, on behalf of whom the proposal or nomination is being made the Stockholder’s notice to the secretary of a proposal or nomination must state:

°	the name and record address of the Stockholder and the Beneficial Owner;
°	the class, series and number of shares of capital stock of the Company that are owned, directly or indirectly, beneficially and of record by the Stockholder and the Beneficial Owner and any affiliates of such parties;
°	the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by the Stockholder and the Beneficial Owner and any affiliates of such parties;

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Lam Research Corporation 2015 Proxy Statement	65

°	a description of any options, warrants, convertible securities, or similar rights held by the Stockholder, the Beneficial Owner, or any affiliates of such parties with respect to the Company’s stock, and any other direct or indirect opportunities to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, including through a general or limited partnership or ownership interest in a general partner (“Derivative Instruments”);
°	whether and the extent to which any other transaction agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of the Company, has been made by or on behalf of the Stockholder, the Beneficial Owner or any affiliates of such parties, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such Stockholder, Beneficial Owner or any affiliates of such parties, or to increase or decrease the voting power or pecuniary or economic interest of such Stockholder, Beneficial Owner or any affiliates of such parties, with respect to stock of the Company;
°	a description of any proxies, contracts, or other voting arrangements to which the Stockholder or the Beneficial Owner is a party concerning the Company’s stock;
°	a description of any rights to dividends separated or separable from the underlying shares of the Company to which the Stockholder or the Beneficial Owner are entitled;
°	any performance-related fees (other than an asset-based fee) that the Stockholder or the Beneficial Owner is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting)
°	a representation that the Stockholder giving notice intends to appear in person or by proxy at the annual or special meeting to bring before the meeting such business or to nominate the persons named in the notice; and
°	any other information relating to the Stockholder or the Beneficial Owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations pursuant thereto.

Additionally, for proposals, the notice must set forth a brief description of such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made.

Additionally, for nominations, the notice must:

•	set forth, as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act;
•	set forth the reasons for conducting such nomination at the meeting and any material interest in such nomination of such Stockholder and the Beneficial Owner, if any, on whose behalf the nomination is made (including any anticipated benefit from the nomination of directors to such Stockholder and the Beneficial Owner or any affiliates of such persons);
•	set forth, as to each person whom the Stockholder proposes to nominate for election or reelection as a director, the following information:

°	the class, series and number of shares of capital stock of the Company that are owned, directly or indirectly, beneficially and of record by such person or any affiliates of such person;
°	the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person and any affiliates of such person;
°	a description of any options, warrants, convertible securities, or similar rights held by such person or any affiliates of such person with respect to the Company’s stock, and any other direct or indirect opportunities to profit or share in any profit derived from any increase or decrease in the value of shares of the Company , including through a general or limited partnership or ownership interest in a general partner (“Derivative Instruments”);
°	whether and the extent to which any other transaction agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of the Company, has been made by or on behalf of such person or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates of such person, with respect to stock of the Company;
°	a description of (i) all agreements, arrangements, or understandings (whether written or oral) between such

Stockholder or any affiliates of such party, and any proposed nominee or any affiliates of such proposed nominee and (ii) all agreements, arrangements, or understandings (whether written or oral) between such Stockholder or any affiliates of such party, and any other party or parties (including their names) pursuant to which the nomination(s) are being made by such party, or otherwise relating to the Company or their ownership of capital stock of the Company; and

°	a representation that the Stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring before the meeting such business or to nominate the persons named in the notice;

•	be accompanied by a written representation and agreement that such proposed nominee:

°	is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question,
°	has disclosed, and will disclose, to the Company any agreement, arrangement or understanding that such proposed nominee has with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company,
°	in such person’s individual capacity, would be in compliance with, if elected as a director of the Company, and will comply with and, upon election, execute any requisite documentation pertaining to all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of ethics, and stock ownership and trading policies and guidelines of the
Company, such documentation to include a confidentiality agreement between the Company and such proposed nominee, and
°	consents to being named in any proxy statement of the Company, or other filings required to be made by the Company in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and to serve as a director if elected;

•	be accompanied by a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable conditional resignation effective upon such person’s failure to receive the required vote for reelection or to be renominated by the board at the next meeting at which such person would face reelection and upon acceptance of such resignation by the board, in accordance with our corporate governance guidelines.

For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

By Order of the Board of Directors,

Sarah A. O’Dowd

Secretary

Fremont, California

Dated: September 21, 2015

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Lam Research Corporation 2015 Proxy Statement	67

Appendices

Appendix A – Lam 2004 Executive Incentive Plan, as Amended and Restated

LAM RESEARCH CORPORATION

2004 EXECUTIVE INCENTIVE PLAN

Amended and Restated

Effective as of November [4], 2015

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Lam Research Corporation (“Company”) hereby adopts this amended and restated version of the 2004 Executive Incentive Plan (“Plan”), effective as of November [4], 2015.

1.	Purpose.

The purpose of the Plan is to provide performance-based incentive compensation in the form of cash payments or stock awards to executive officers and senior management of the Company and any affiliates which might subsequently adopt the Plan. The Plan is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

2.	Administration.

The Plan has been established by, and shall be administered by, the Compensation Committee. The Compensation Committee is composed solely of 2 or more outside directors as defined in Section 162(m) and, therefore, qualifies as an independent compensation committee under Section 162(m).

3.	Stockholder Approval.

The Plan shall initially be effective if, and only if, the Company’s stockholders, by a majority of the votes considered present or represented and entitled to vote with respect to this matter, approve the material terms of the Plan, specifically, the employees eligible to receive compensation under the Plan; the business criteria on which the performance goals may be based; and the maximum amount of compensation that may be paid to any employee under the Plan in any year. No compensation or award will be paid and vested under the Plan until after this approval is obtained. To the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m) or its successor under then applicable law, these material terms of the Plan shall be disclosed to and reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the material terms of the Plan.

4.	Participants.

For each measurement period (which may but need not be a fiscal year), the Compensation Committee will choose, in its sole discretion, those eligible employees who will participate in the Plan during that measurement period and will be eligible to receive payment under the Plan for that measurement period.

a)	Eligible Employees. Persons who are eligible to participate in the Plan are all members of senior management of the Company and its affiliates. For purposes of the Plan, senior management is defined as any officer who is subject to the reporting rules of Section 16(a) of the Securities Exchange Act of 1934, or who is designated as eligible for the Plan by the Compensation Committee in its discretion.

b)

Employment Criteria. In general, to participate in the Plan an eligible employee must be continuously employed by the Company or an affiliate for the entire measurement period. The foregoing notwithstanding: (i) if an otherwise eligible employee joins the Company or an affiliate during the measurement period, the Compensation Committee may, in its discretion, add the employee to the Plan for the partial measurement period, and (ii) if the employment of an otherwise eligible employee ends before the end of the measurement period because of death, disability or termination of employment (as determined in the discretion of the Compensation Committee), the employee shall be paid a pro-rata portion of the compensation, if any, that otherwise would have been payable under the Plan based upon the actual achievement of the performance goals applicable during the

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Lam Research Corporation 2015 Proxy Statement	A-1

measurement period in which termination of employment occurs, unless the Committee determines in its sole discretion that payment is not appropriate. If a participant is on unpaid leave status for any portion of the measurement period, the Compensation Committee, in its discretion, may reduce the participant’s payment on a pro-rata basis.

All determinations under the Plan, including those related to interpretation of the Plan, eligibility, or the payment or pro-ration of any payment shall be made by the Compensation Committee pursuant to the above terms, and those determinations shall be final and binding on all employees.

5.	Awards.

The Compensation Committee shall determine the size and terms of an individual award that can be made in cash or stock. Stock awards may be made from and in such forms permitted under any stock option, equity incentive or similar plan adopted by the Company’s Board of Directors and approved by its stockholders. The stock awards shall be granted and/or vested based upon the attainment of performance goals as set forth in Section 6.

6.	Business Criteria on Which Performance Goals Shall be Based.

Payment under the Plan shall be based on the Company’s attainment of performance goals based on one or more of the following business criteria: Either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results, or to a designated comparison group, peer index or fund, in each case as specified by the Compensation Committee in the award, and may include actual, growth, or performance-to-target for: (i) cash flow, including free cash flow and operating cash flow; (ii) earnings (including revenue; gross margin; operating profit; earnings before interest, taxes and depreciation; earnings before interest and taxes; earnings before taxes; net earnings; and special or extraordinary items) or earnings per share; (iii) stock or market price; (iv) return on equity or average shareholders’ equity; (v) total stockholder value or return; (vi) return on capital; (vii) return on assets or net assets; (viii) return on investment or invested capital; (ix) return on sales; (x) income, net income, operating income, net operating income, net operating profit, controllable profits, pre-tax profit or operating margin (with or without regard to amortization/impairment of goodwill); (xi) market share or applications won; (xii) operational performance, including orders, backlog, deferred revenues, revenue per employee, overhead, days sales outstanding, inventory turns, or other expense levels; (xiii) minimum cash balances; (xiv) asset turns; (xv) product or technological developments; (xvi) customer satisfaction management by objectives; (xvii) individual management by objectives; (xviii) economic value added; and (xix) strategic plan development and implementation (including individually designed goals and objectives that are consistent with the participant’s specific duties and responsibilities and that are designed to improve the organizational performance of the Company, an affiliate, or a specific business unit thereof and that are consistent with and derived from the strategic operating plan of the Company, an affiliate or any of their business units for the applicable performance period). The Compensation Committee may measure, as applicable, any of the above on a pro forma, GAAP or non-GAAP basis and may, without limitation, appropriately adjust any evaluation of performance under the business criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in FASB Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

7.	Establishing Performance Goals.

The Compensation Committee shall establish, for each measurement period:

a)	the length of the measurement period;

b)	the specific business criterion or criteria, or combination thereof, that will be used;

c)	the specific performance targets that will be used for the selected business criterion or criteria;

d)	any special adjustments that will be applied in calculating whether the performance targets have been met to factor out extraordinary items;

e)	the formula for calculating compensation eligible for payment under the Plan in relation to the performance targets;

f)	the eligible employees who will participate in the Plan for that measurement period; and

g)	if applicable, the target amounts for each participant for the measurement period.

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The Compensation Committee shall make these determinations in writing no later than 90 days after the start of each measurement period, on or before 25% of the measurement period has elapsed, and while the outcome is substantially uncertain. Cash awards paid to any one participant under the Plan in respect of performance goals for any twelve-month measurement period shall not exceed $15,000,000; provided however that (a) in the event a measurement period of longer or shorter duration than twelve-months, this limit will be increased or decreased, respectively, on a proportionate basis; and (b) deferral of receipt by a participant of payment until a later period of an award amount earned with respect to a measurement period, either through elective deferral by the participant or a deferral included as part of the award structure, shall not affect application of the above cash limit to the participant during the later period. Stock awards or restricted stock unit awards granted to any one participant in any one fiscal year (which may vest over multiple years) under the Plan shall not exceed 600,000 shares of the Company’s common stock. The 600,000 shares shall be adjusted in the discretion of the Compensation Committee in the event of stock dividend, stock split, extraordinary cash dividend, or similar recapitalization of the Company.

If an employee joins the Company or an affiliate during the measurement period and becomes an eligible employee pursuant to Paragraph 4(b), and if the employee is a “covered employee” within the meaning of Section 162(m), then to the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m) or its successor under then applicable law, all relevant elements of the performance goals established pursuant to paragraph 6 of this Plan for that employee must be established on or before the date on which 25% of the time from the commencement of employment to the end of the measurement period has elapsed, and the outcome under the performance goals for the measurement period must be substantially uncertain at the time those elements are established.

8.	Determination of Attainment of Performance Goals.

The Compensation Committee shall determine, pursuant to the performance goals and other elements established pursuant to section 6 of the Plan, the amounts to be paid to each employee for each measurement period or the extent to which awards have vested. The Compensation Committee’s determinations shall be final and binding on all participants. However, with respect to the Chief Executive Officer and Executive Chairman, the Company’s outside directors shall be entitled (but are not required) to review and approve (by majority vote) the Compensation Committee’s determination. These determinations must be certified in writing before payments are made, which requirement may be satisfied by approved minutes of the Compensation Committee meeting setting out the determinations made. The Compensation Committee shall not have discretion to increase the amount of an award or accelerate the vesting of an award to any employee who is a “covered employee” within the meaning of Section 162(m) if such action would cause the award or any part thereof to not be deductible under the Internal Revenue Code. The Compensation Committee may exercise negative discretion in a manner consistent with Section 162(m).

9.	Amendments.

The Compensation Committee may not amend or terminate the Plan so as to increase, reduce or eliminate awards under the Plan for any given measurement period retroactively, that is, on any date later than 90 days after the start of the measurement period (although, for the avoidance of doubt, this provision shall not impact the Compensation Committee’s ability to use negative discretion). The Compensation Committee may amend or terminate the Plan at any time on a prospective basis and/or in any fashion that does not increase, reduce or eliminate awards retroactively. The foregoing notwithstanding, except as required by applicable law, the Compensation Committee shall not have the power to amend the Plan in any fashion that would cause the Plan to fail to qualify as performance-based compensation with respect to any “covered employee” as defined under Section 162(m) or its successor. Without limiting the generality of the foregoing, to the extent it would cause the Plan to fail to qualify as performance-based compensation with respect to any “covered employee” as defined under Section 162(m) or its successor under then applicable law, the Compensation Committee shall not have the power to change the material terms of the performance goals unless (i) the modified performance goals are established by the Compensation Committee no later than 90 days after the start of the applicable measurement period, on or before 25 percent of the measurement period has elapsed, and while the outcome is substantially uncertain; and (ii) no payments are made under the modified performance goals until after the material terms of the modified performance goals are disclosed to and approved by the Company’s stockholders.

10.	Time and Form of Payment.

All payments in respect of awards granted under this Plan shall be made in cash on or before March 15th of the year following the year in which the measurement period ends. The Committee may also provide for payment in the form of shares or share awards as provided in Section 5.

11.	Section 409A of the Code.

Awards under the Plan are intended to comply with Section 409A of the Code and all awards shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued

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Lam Research Corporation 2015 Proxy Statement	A-3

thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award to the contrary, in the event that the Committee determines that any Award may or does not comply with Section 409A of the Code, the Company may adopt such amendments to the Plan and the affected Award (without employee consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Compensation Committee determines are necessary or appropriate to (i) exempt the Plan and any award from the application of Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Section 409A of the Code.

Notwithstanding any provisions of this Plan to the contrary, if an employee is a “specified employee” (within the meaning of Section 409A of the Code and determined pursuant to policies adopted by the Company) on his or her date of separation from service and if any portion of an award to be received by the employee upon his or her separation from service would be considered deferred compensation under Section 409A of the Code, amounts of deferred compensation that would otherwise be payable pursuant to this Plan during the six-month period immediately following the employee’s separation from service will instead be paid or made available on the earlier of (i) the first day of the seventh month following the date of the Participant’s separation from service and (ii) the employee’s death. In the event that payments are delayed pursuant to this section, then such payments shall be paid at the time specified in this section without interest. The Company shall consult with the employee in good faith regarding the implementation of the provisions of this section, provided that neither the Company nor any of its employees or representatives shall have any liability to the employee with respect thereto. Any amount under this program that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute a deferred payment for purposes of this Plan. Any amounts scheduled for payment hereunder when they are ordinarily paid, will nonetheless be paid to employee on or before March 15th of the year following the year when the payment is no longer subject to a substantial risk of forfeiture. For purposes of Section 409A of the Code, the right to a series of installment payments shall be treated as a right to a series of separate payments, and references herein to the employee’s termination of employment shall refer to employee’s separation of services with the Company within the meaning of Section 409A of the Code.

12.	Rule 10b5-1 Trading Plans; Stock Withholding.

It is expected that participants under the Plan will establish or modify stock trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to provide for the sale of Company shares and remit to the Company the proceeds to meet the Company’s withholding obligations in connection with stock awards hereunder. To the extent participants fail to establish or modify 10b5-1 plans in accordance with the foregoing, the Company at its election shall either require the participant to pay cash sufficient to meet the withholding obligation or the Company shall withhold the number of shares under a stock award sufficient (based on the fair market value of the Shares) to meet such withholding obligation.

13.	Effect on Employment/Right to Receive.

Employment with the Company and its affiliates is on an at-will basis. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant’s employment or service at any time, with or without cause or notice. Furthermore, the Company expressly reserves the right, which may be exercised at any time and without regard to any measurement period, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a participant under this Plan. For purposes of this Plan, transfers of employment between the Company and/or its affiliates shall not be deemed a termination of employment. No person shall have the right to be selected to receive a Stock Award under the Plan, or, having been so selected, have the right to receive a future award.

14.	Successors.

All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business or assets of the Company.

15.	Nontransferability of Awards.

No award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the extent permitted by the Company’s 1997 Stock Incentive Plan, 1999 Stock Incentive Plan or other equity plan, to the extent an award is payable from such plans. All rights with respect to an award granted under this Plan shall be available during his or her lifetime only to the participant to whom the award under this Plan is granted.

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Appendix B – Lam 2015 Stock Incentive Plan

LAM RESEARCH CORPORATION

2015 STOCK INCENTIVE PLAN

1.     Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.     Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)   “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)   “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)   “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d)   “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e)   “Award” means the grant of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or Other Award under the Plan.

(f)   “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g)   “Board” means the Board of Directors of the Company.

(h)   “Code” means the Internal Revenue Code of 1986, as amended.

(i)   “Committee” means any committee appointed by the Board or Compensation Committee to administer the Plan or any aspect of the Plan, and may include a committee of Officers or employees of the Company where permitted under Applicable Laws.

(j)   “Common Stock” means the common stock of the Company.

(k)   “Company” means Lam Research Corporation, a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l)   “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)   “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered

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Lam Research Corporation 2015 Proxy Statement	B-1

interrupted in the case of (i) any approved leave of absence, unless otherwise provided in the applicable Award Agreement, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(n)   “Corporate Transaction” means, except as otherwise set forth in an Award Agreement, any of the following transactions:

(i)     a merger or consolidation in which the Company is not the surviving entity or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction (which transaction shall not include a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants);

(ii)     the sale, transfer or other disposition of all or substantially all of the assets of the Company, including a liquidation or dissolution of the Company; or

(iii)     the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction.

(o)   “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(p)   “Director” means a member of the Board or the board of directors of any Related Entity.

(q)   “Disability” shall be defined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options.

(r)   “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)   “Fair Market Value” means, that as of any date, the value of Common Stock determined as follows:

(i)   If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)   If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)   In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(u)   “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

(v)   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)   “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)   “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)   “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(z)   “Other Award” means an Award that may be denominated or payable in Shares or cash, including, but not limited to, purchase rights for Shares, the grant of Shares as a bonus, deferred Shares, performance Shares, phantom Shares, and other similar types of Awards, each with the terms and conditions as determined by the Committee pursuant to an Award Agreement.

(aa)   “Outside Director” means a Director who is not an Employee.

(bb)   “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)   “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(dd)   “Plan” means this 2015 Stock Incentive Plan, as adopted by the Company.

(ee)   “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ff)   “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(gg)   “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(hh)   “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ii)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(jj) “Share” means a share of the Common Stock.

(kk)   “Stock Appreciation Right” means an Award to receive the appreciation in value of a Share from the date of grant until the time of exercise.

(ll)   “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.     Stock Subject to the Plan.

(a)   Subject to the provisions as set forth in Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 18,000,000 Shares, plus [            ] Shares (the number of Shares that remained available for grants under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) on November 4, 2015. In addition, any Shares that would otherwise return to the 2007 Stock Incentive Plan as a result of the forfeiture, termination or expiration of awards previously granted under the 2007 Plan as of November 4, 2015 (ignoring for this purpose the expiration of the 2007 Plan) shall become available under the Plan. The maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 18,000,000 Shares. Any Shares subject to Awards granted under the Plan other than Options and Stock Appreciation Rights shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share subject to such

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Lam Research Corporation 2015 Proxy Statement	B-3

Award (and shall be counted as two (2) Shares for every one (1) Share returned to the Plan pursuant to Section 3(b), below). Options and Stock Appreciation Rights shall be counted against the limit set forth herein as one (1) Share subject to such Award (and shall be counted as one (1) Share returned to the Plan pursuant to Section 3(b), below). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)   Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan (e.g., Restricted Stock) pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option or Stock Appreciation Right exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (ii) Shares withheld by the Company to satisfy any Option or Stock Appreciation Right tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares withheld by the Company to satisfy any tax withholding obligation for an Award other than for an Option or Stock Appreciation Right shall be returned to the Plan and shall become available for future issuance under the Plan.

4.     Administration of the Plan.

(a)   Plan Administrator.

(i)   Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)   Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee that shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the delegating authority.

(iii)   Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv)   Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)   Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board or the Compensation Committee, the Administrator shall have the authority, in its discretion:

(i)   to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)   to determine whether and to what extent Awards are granted hereunder;

(iii)   to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)   to approve forms of Award Agreements for use under the Plan;

(v)   to determine the terms and conditions of any Award granted hereunder;

(vi)   to amend the terms of any outstanding Award granted under the Plan, provided that (A) no modification of any Award, even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Grantee unless (1) the affected Grantee consents to the amendment, suspension, termination, or modification or (2) no consent is required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Laws, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any Corporate Transaction, is in the best interests of the Company or its stockholders; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option or Stock Appreciation Right awarded under the Plan shall be subject to stockholder approval, except in connection with an adjustment described in Sections 6(d), 10 or 11, and (C) canceling an Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with an adjustment described in Sections 6(d), 10 or 11;

(vii)   to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii)   to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix)   to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

5.     Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants of the Company and its Subsidiaries and Affiliates. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.     Terms and Conditions of Awards.

(a)   Types of Awards. The Administrator is authorized under the Plan to award Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Other Awards with an exercise or conversion privilege related to the passage of time or Continuous Service, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions as determined by the Administrator. The Administrator may provide for the payment of dividends or dividend equivalent rights in the terms of an Award, as evidenced in an Award Agreement. Such amounts may be paid in cash or additional Shares and may be subject to the same vesting restrictions as the underlying Award.

(b)   Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of the Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

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Lam Research Corporation 2015 Proxy Statement	B-5

(c)   Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) stock or market price; (ii) earnings per share; (iii) total shareholder value or return; (iv) operating margin (with or without regard to amortization/impairment of goodwill); (v) gross margin; (vi) return on equity or average shareholder’s equity; (vii) return on assets or net assets; (viii) return on investment; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) pre-tax profit; (xiv) cash flow (including free cash flow); (xv) revenue; (xvi) expenses; (xvii) earnings (including special or extraordinary items); (xviii) earnings before taxes; (xix) earnings before interest and taxes; (xx) net earnings; (xxi) earnings before interest, taxes and depreciation; (xxii) economic value added; (xxiii) market share; (xxiv) applications won; (xxv) controllable profits; (xxvi) customer satisfaction management by objectives; (xxvii) individual management by objectives; (xxviii) product or technological developments; (xxix) net income; (xxx) orders (whether new or not); (xxxi) pro forma net income; (xxxii) asset turnover; (xxxiii) minimum cash balances; (xxxiv) return on sales; (xxxv) return on capital or invested capital; (xxxvi) operational performance; (xxxvii) backlog; (xxxviii) deferred revenue; (xxxix) revenue per employee; (xxxx) overhead; (xxxxi) days sales outstanding; (xxxxii) inventory turns; (xxxxiii) operating cash flow; and (xxxxiv) strategic plan development and implementation (including individually designed goals and objectives that are consistent with the Grantee’s specific duties and responsibilities and that are designed to improve the organizational performance of the Company, an affiliate, or a specific business unit thereof and that are consistent with and derived from the strategic operating plan of the Company, an affiliate or any of their business units for the applicable performance period). For Awards that are not intended to qualify as Performance-Based Compensation, the performance criteria established by the Administrator may be based on personal management objectives, or other measures of performance selected by the Administrator. The level or levels of performance specified with respect to a performance goal may be GAAP or non-GAAP measures (and may, without limitation, appropriately adjust any evaluation of performance under the business criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in FASB Accounting Standards Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year) as determined by the Administrator and may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity, including on a pro forma basis. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)   Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in the assumption, conversion, or in substitution, of outstanding awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares that are issued in such circumstances will not reduce the number of Shares available for issuance under the Plan or otherwise count against the limits contained in Sections 6(g) or 6(m).

(e)   Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)   Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)   Limitations on Awards. The following limitations apply to Awards.

(i)   Individual Limit for Options. The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Grantee in any fiscal year of the Company shall be 1,000,000 Shares. Notwithstanding anything herein to the contrary, the maximum number of Shares with respect to which Options and Stock Appreciation

Rights may be granted to any Grantee which a new Employee in the fiscal year in which he or she commences employment shall be 2,000,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or Stock Appreciation Right is canceled, the canceled Option or Stock Appreciation Right shall continue to count against the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to the Grantee.

(ii)   Individual Limit for Restricted Stock, Restricted Stock Units, and Other Awards. For awards of Restricted Stock, Restricted Stock Units, and Other Awards intended to be Performance-Based Compensation under Section 162(m) of the Code, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 600,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(h)   Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)   Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(j)   Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(k)   Vesting. The Award Agreement will specify the period or periods of Continuous Service necessary before the Award will vest, provided that no Award may vest sooner than the one year anniversary of the date of grant except with respect to five percent (5%) of the maximum aggregate number of Shares that may be issued pursuant to the Plan or as otherwise described in this subsection. An Award may provide for the earlier vesting of such an Award in specific circumstances, including (i) in the event of the death or Disability of a Grantee, or (ii) in the event of a Corporate Transaction or Related Entity Disposition where either (A) within a specified period the Grantee is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such Awards are not assumed or converted into replacement awards as evidenced in the applicable Award Agreement.

(l)   Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Awards other than Incentive Stock Options shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(m)   Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

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Lam Research Corporation 2015 Proxy Statement	B-7

(n)   Limitations on Outside Director Awards. The following limitations apply to Awards made to Outside Directors.

(i)   Individual Limit for Awards. The maximum number of Shares with respect to which Awards (whether Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or Other Awards, or any combination therof) that may be granted to any Outside Director in any fiscal year of the Company shall be 80,000 Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(ii)   Additional Option Limitations. For Options granted to any Outside Director, the term of any Option shall not exceed ten (10) years from the date of grant and the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

7.     Award Exercise or Purchase Price, Consideration and Taxes.

(a)   Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)   In the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii)   In cases other than the case described in the preceding paragraph, the per Share exercise price of an Option or Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)   In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)   In the case of a Restricted Stock, Restricted Stock Unit, or Other Award grant, such price, if any, shall be determined by the Administrator.

(v)   Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)   Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)	cash;

(ii)	check;

(iii)   surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(iv)   with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written (or electronic) instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)   with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)   any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)   Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8.     Exercise of Award.

(a)   Procedure for Exercise; Rights as a Stockholder.

(i)   Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)   An Award shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or Company designated brokerage firm in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(iii)   Exercise of Award Following Termination of Continuous Service.

(A)   An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(B)   Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(C)   Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Nonstatutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9.     Conditions Upon Issuance of Shares.

(a)   If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal, state or applicable non-U.S. laws.

(b)   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

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Lam Research Corporation 2015 Proxy Statement	B-9

10.   Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.   Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:

(a)   In the event of a Corporate Transaction, any or all outstanding Awards shall be subject to the definitive agreement governing the Corporate Transaction. Such transaction agreement may provide, without limitation and in a manner that is binding on all parties, for (A) the assumption, substitution or replacement with equivalent awards of outstanding Awards (but in each case adjusted to reflect the transaction terms) by the surviving corporation or its parent, (B) continuation of outstanding Awards (but again adjusted to reflect the transaction terms) by the Company if the Company is a surviving corporation, (C) accelerated vesting, or lapse of repurchase rights or forfeiture conditions applicable to, and accelerated expiration or termination of, the outstanding Awards, or (D) settlement of outstanding Awards (including termination thereof) in cash. Except for adjustments to reflect the transaction terms as referenced above or, to the extent any Award or Shares are subject to accelerated vesting or lapse of restrictions approved by the Board or Committee upon specific events or conditions (and then only to the extent such acceleration benefits are reflected in the transaction agreement, the applicable Award Agreement or another written agreement between the participant and the Company), any outstanding Awards that are assumed, substituted, replaced with equivalent awards or continued shall continue following the transaction to be subject to the same vesting or other restrictions that applied to the original Award. The Administrator need not adopt the same rules or apply the same treatment for each Award or Grantee.

(b)   Notwithstanding anything herein to the contrary, in the event of a dissolution or liquidation of the Company, to the extent an Award has not been exercised or the Shares subject thereto have not been issued in full prior to the earlier of the completion of the transaction or the applicable expiration date of the Award, then outstanding Awards shall terminate immediately prior to the transaction.

(c)   Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Nonstatutory Stock Option.

12.   Effective Date and Term of Plan. The Plan shall become effective on November [4], 2015. It shall continue in effect for a term of ten (10) years from its effective date unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.   Amendment, Suspension or Termination of the Plan.

(a)   The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would:

(i)   lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a), which, except in connection with the adjustments described in Sections 6(d), 10 or 11, are intended to prevent (A) the repricing of “underwater”

Options and Stock Appreciation Rights by reducing the exercise price of an Option or Stock Appreciation Right and (B) the cancellation of an Option or Stock Appreciation Right in exchange for cash, another Award, or an Option or Stock Appreciation Right with a lower exercise price;

(ii)   increase the benefits accrued to participants under the Plan;

(iii)   increase the number of securities which may be issued under the Plan; or

(iv)   modify the requirements for participation in the Plan.

(b)   No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)   No suspension or termination of the Plan (including termination of the Plan under Section 11 above) shall adversely affect any rights under Awards already granted to a Grantee which, regardless of any suspension or termination, shall continue to be subject to the terms of the Plan.

14.   Reservation of Shares.

(a)   The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.   No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause.

16.   No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.   Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

18.   Plan History. On May 14, 2015, the Board adopted, and on August 26, 2015, the Board amended, the Plan, effective as of the date of stockholder approval, which occurred on November [4], 2015 (the “Effective Date”). No grants will be made on or after the Effective Date under the 2007 Plan or the Company’s 2011 Stock Incentive Plan (as amended), except that outstanding awards under these predecessor plans will continue unaffected following the Effective Date and will continue to be subject to the terms of the applicable predecessor plan regardless of the termination of such predecessor plan with regard to new grants.

19.   Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

Continues on next page  ▶

Lam Research Corporation 2015 Proxy Statement	B-11

20.   Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21.   Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board or the Compensation Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.   Non-U.S. Grantees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Grantees who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

23.   Recoupment/Clawback Provisions. Awards issued under the Plan shall be subject to any applicable recoupment or clawback policy adopted by the Company.

24.   Compliance with Section 409A of the Code.

(a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantees. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)   Neither a Grantee nor any of a Grantee’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for a Grantee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Grantee to the Company or any of its Subsidiaries.

(c)   If, at the time of a Grantee’s separation from service (within the meaning of Section 409A of the Code), (i) the Grantee will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)   Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Grantee will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries or Affiliates will have any obligation to indemnify or otherwise hold a Grantee harmless from any or all of such taxes or penalties.

LAM RESEARCH CORPORATION ATTN: INVESTOR RELATIONS 4650 CUSHING PARKWAY FREMONT, CA 94538
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M96323-P69523 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
LAM RESEARCH CORPORATION For Withhold For All To withhold authority to vote for any individual
The Board of Directors recommends you vote All All Except nominee(s), mark “For All Except” and write the
FOR all nine of the nominees listed in proposal 1: number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
01) Martin B. Anstice 06) Catherine P. Lego
02) Eric K. Brandt 07) Stephen G. Newberry
03) Michael R. Cannon 08) Krishna C. Saraswat
04) Youssef A. El-Mansy 09) Abhijit Y. Talwalkar
05) Christine A. Heckart
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain
2. Advisory vote to approve the compensation of the named executive of?cers of Lam Research, or “Say on Pay.”
3. Approval of the Lam 2004 Executive Incentive Plan, as amended and restated.
4. Approval of the adoption of the Lam 2015 Stock Incentive Plan.
5. Ratification of the appointment of the independent registered public accounting firm for fiscal year 2016.
NOTE: Other business that may properly come before the annual meeting (including any adjournment or postponement thereof) will be voted as the proxy holders deem advisable.
For address change/comments, mark here.
(see reverse for instructions)
Please indicate if you plan to attend this meeting.
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Please sign exactly as your name(s) appear(s) in this card. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. For a Corporation, an authorized of?cer must sign. For a partnership, an authorized person must sign.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com.
M96324-P69523
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION
IN CONJUNCTION WITH THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 2015
The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 21, 2015, and the 2015 Annual Report to Stockholders; (b) appoints Martin B. Anstice and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponemeagnt(s)
of the Meeting) to be held on November 4, 2015 at 9:30 a.m., Pacific Standard Time, in the Building CA1 Auditorium
at the principal executive offices of the Company located at 4650 Cushing Parkway, Fremont, California 94538, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.
This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all nine of the director nominees listed in proposal 1, FOR the advisory vote to approve the compensation of the named executive officers of Lam Research, or “Say on Pay,” FOR the approval of the 2004 Executive Incentive Plan, as amended and restated, FOR the approval of the adoption of the Lam 2015 Stock Incentive Plan and FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2016, and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.
Address change/comments: (If you noted any address change/comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side